Prospectus Supplement No. 5	Filed pursuant to Rule 424(b)(3)
(To Prospectus dated May 10, 2023)	Registration Statement No. 333-271396

SharpLink Gaming Ltd.

This prospectus supplement updates, amends and supplements the prospectus dated May 10, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-271396). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our (1) current report on Form 8-K, filed with the SEC on August 9, 2023, (2) quarterly report on form 10-Q, filed with the SEC on August 14, 2023, (3) current report on Form 8-K, filed with the SEC on September 8, 2023 , and (4) definitive proxy statement on Schedule 14A, filed with the SEC on September 26, 2023 , which are set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “SBET.” On September 26, 2023, the last reported sale price of our Ordinary Shares was $2.05 per share.

Investing in shares of our Ordinary Shares involves risks that are described in the “Risk Factors” section beginning on page 10 of the Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 27, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 3, 2023

SHARPLINK GAMING LTD.

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on May 23, 2023, SharpLink Gaming Ltd. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with the equity standard for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requires listed companies to maintain stockholders’ equity of at least $2,500,000 under the equity standard. Because the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 reported stockholders’ equity of $1,489,034, and as of May 22, 2023 the Company does not meet the alternative standards for market value of listed securities or net income from continuing operations, the Company no longer complies with Nasdaq’s Listing Rule.

Nasdaq provided the Company with 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. The Company timely submitted its plan and relevant materials to Nasdaq (the “Submission”) and requested an extension through November 20, 2023 to evidence compliance with the Rule.

On August 3, 2023, the Company received a determination letter (the “Letter”) from Nasdaq advising it that Nasdaq determined to grant the Company an extension to regain compliance with the Rule on or before November 20, 2023. The terms of the extension are as follows: on or before November 20, 2023, the Company must take the actions set forth in the plan and opt for one of the two following alternatives to evidence compliance with the Rule:

Alternative 1: The Company must furnish to the SEC and Nasdaq a publicly available report including:

1.	A disclosure of Staff’s deficiency letter and the specific deficiency(ies) cited;
2.	A description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing;
3.	An affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in Step 2; and
4.	A disclosure stating that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Alternative 2: The Company must furnish to the SEC and Nasdaq a publicly available report including:

1.	Steps 1 & 2 set forth above;
2.	A balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date. The pro forma balance sheet must evidence compliance with the stockholders’ equity requirement; and
3.	A disclosure that the Company believes it also satisfies the stockholders’ equity requirement as of the report date and that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its periodic report for the year ended December 31, 2023, with the SEC and Nasdaq, the Company may receive a written notification from Staff that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel.

The Letter has no effect on the listing of the Company’s ordinary shares, and the ordinary shares will continue to trade uninterrupted under the symbol “SBET.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer

Dated: August 9, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2023

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to ________

Commission file number: 000-28950

SHARPLINK GAMING LTD.

(Exact name of registrant as specified in its charter)

Israel	98-1657258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Washington Avenue North, Suite 104, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares	SBET	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “emerging growth company” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of August 14, 2023, there were 2,833,734 Ordinary Shares, nominal value NIS 0.60 per share, issued and outstanding.

2

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements.

SHARPLINK GAMING LTD.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current Assets
Cash	$31,874,620	$39,324,529
Restricted cash	10,785,568	11,132,957
Accounts receivable, net of allowance for credit losses of $0 and $0, respectively	1,360,528	776,530
Unbilled receivables	195,234	47,000
Contract assets	68,602	219,116
Deferred Prize Expense	2,655,276	356,158
Prepaid expenses and other current assets	1,183,250	744,275
Current assets from discontinued operations	537,000	1,310,000
Total current assets	48,660,078	53,910,565

Investment, cost	200,000	200,000
Equipment, net	55,782	60,218
Right-of-use asset - operating lease	280,532	230,680
Intangibles
Intangible assets, net	3,804,864	3,727,933
Goodwill	6,916,095	6,916,095
Total assets	$59,917,351	$65,045,491

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$2,365,789	$2,125,707
Contract liabilities	5,633,004	2,166,451
Prize liability	5,843,661	6,061,434
Customer deposits	34,455,925	42,171,589
Line of credit	4,994,090	4,120,651
Current portion of long-term debt	1,042,436	1,018,918
Current portion of convertible debt, net of discount of $350,001 and $0, respectively, warrant discount of $1,027,450 and $0, respectively, accrued interest of $130,192 and $0, respectively	3,830,778	-
Current portion of lease liability	57,441	31,070
Current liabilities from discontinued operations	821,497	1,215,213
Total current liabilities	59,044,621	58,911,033

Long-Term Liabilities
Deferred tax liability	24,689	6,206
Debt, less current portion	2,408,735	2,931,698
Lease liability, less current portion	223,800	210,037
Total liabilities	61,701,845	62,058,974

Commitments and Contingencies
Stockholders’ Equity
Ordinary shares, $0.20 par value; authorized shares 9,290,000 issued and outstanding shares: 2,688,541	537,731	537,731
Series A-1 preferred stock, $0.20 par value; authorized shares: 260,000; issued and outstanding shares: 7,130 and 6,630, respectively; liquidation preference: $115,834 and $138,414, respectively	1,426	1,326
Series B preferred stock, $0.20 par value; authorized shares: 370,000; issued and outstanding shares: 12,481 liquidation preference: $528,908 and $595,245	2,496	2,496
Treasury stock, nine ordinary shares at cost	(29,000)	(29,000)
Additional paid-in capital	77,582,031	76,039,604
Accumulated deficit	(79,879,178)	(73,565,641)
Total stockholders’ equity (deficit)	(1,784,494)	2,986,517
Total liabilities and stockholders’ equity	$59,917,351	$65,045,491

See accompanying notes to these condensed consolidated financial statements.

3

SHARPLINK GAMING LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended,		For the Six Months Ended,
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Revenues	$3,257,357	$1,751,255	$6,647,748	$3,647,590
Cost of revenues	2,292,045	1,661,241	4,338,795	2,930,143
Gross profit	965,312	90,014	2,308,953	717,447

Operating expenses
Selling, general, and administrative expenses	3,748,509	3,729,746	7,419,926	6,559,638
Goodwill and intangible asset impairment expenses	-	-	-	4,726,000
Total operating expenses	3,748,509	3,729,746	7,419,926	11,285,638
Operating loss	(2,783,197)	(3,639,732)	(5,110,973)	(10,568,191)

Other income and expense
Interest income	376,842	11,188	649,263	23,502
Interest expense	(379,943)	(34,034)	(717,364)	(54,418)
Other expense	(76,644)		(76,644)
Change in fair value of convertible debenture	(422,808)	-	(678,037)	-
Total other income and expense	(502,553)	(22,846)	(822,782)	(30,916)

Net loss before income taxes	(3,285,750)	(3,662,578)	(5,933,755)	(10,599,107)
Provision for income tax expenses	6,408	700	37,149	700
Net loss from continuing operations	(3,292,158)	(3,663,278)	(5,970,904)	(10,599,807)
Net loss from discontinued operations, net of tax	(149,000)	(1,147,654)	(294,000)	(1,255,654)

Net loss	$(3,441,158)	$(4,810,932)	$(6,264,904)	$(11,855,461)

Numerator for basic and diluted net loss per share:
Net loss from continuing operations available to ordinary shareholders	$(3,341,490)	$(3,665,525)	$(6,021,185)	$(10,605,648)
Net loss from discontinued operations available to ordinary shareholders	(149,000)	(1,147,654)	(294,000)	(1,255,654)
	(3,490,490)	(4,813,179)	(6,315,185)	(11,861,302)

Denominator for basic and diluted net loss per share:
Weighted average shares outstanding	2,813,900	2,361,974	2,813,900	2,361,974

Net loss per share - Basic and diluted
Net loss from continuing operations per share	$(1.19)	$(1.55)	$(2.14)	$(4.49)
Net loss from discontinued operations per share	(0.05)	(0.49)	(0.10)	(0.53)
Net loss per share	$(1.24)	$(2.04)	$(2.24)	$(5.02)

See accompanying notes to these condensed consolidated financial statements.

4

SHARPLINK GAMING LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

	Ordinary shares		Series A-1 preferred stock		Series B preferred stock		Additional Paid-In	Treasury	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	stock	deficit	equity

Balance, December 31, 2021	2,236,615	$447,346	5,474	$1,094	12,481	$2,496	$72,101,783	$(29,000)	$(58,332,263)	$14,191,456

Net loss	-	-	-	-	-	-	-	-	(7,044,529)	(7,044,529)
Stock-based compensation expense	-	-	-	-	-	-	380,685	-	-	380,685
Dividends on Series B preferred stock in Series A-1 preferred stock	-	-	-	-			-
Balance, March 31, 2022	2,236,615	447,346	5,474	1,094	12,481	2,496	72,482,468	(29,000)	(65,376,792)	7,527,612
Net loss	-	-	-	-	-	-	-	-	(4,810,932)	(4,810,932)
Stock-based compensation expense	-	-	-	-	-	-	1,864,841	-	-	1,864,841
Dividends on Series B preferred stock in Series A-1 preferred stock	-	-	407	82			(82)
Balance, June 30, 2022	2,236,615	$447,346	5,881	$1,176	12,481	$2,496	$74,347,227	$(29,000)	$(70,187,724)	$4,581,521

Balance, December 31, 2022	2,688,541	$537,731	6,630	$1,326	12,481	$2,496	$76,039,605	$(29,000)	$(73,565,641)	$2,986,517
Net loss	-	-	-	-	-	-	-	-	(2,823,746)	(2,823,746)
Stock-based compensation expense	-	-	-	-	-	-	152,034	-	-	152,034
Warrants issued in conjunction with convertible debenture	-	-	-	-	-	-	1,174,229	-	-	1,174,229
Dividends on Series B preferred stock in Series A-1 preferred stock	-	-	250	50	-	-	(50)	-	-	-
Balance, March 31, 2023	2,688,541	537,731	6,880	1,376	12,481	2,496	77,365,818	(29,000)	(76,389,387)	1,489,034
Net loss	-	-	-	-	-	-	-	-	(3,441,158)	(3,441,158)
Stock-based compensation expense	-	-	-	-	-	-	167,630	-	-	167,630
Deemed dividend on Series B preferred stock anti-dilutive provision	-	-	-	-	-	-	48,633	-	(48,633)	-
Dividends on Series B preferred stock in Series A-1 preferred stock	-	-	250	50	-	-	(50)	-	-	-
Balance, June 30, 2023	2,688,541	$537,731	7,130	$1,426	12,481	2,496	$77,582,031	$(29,000)	$(79,879,178)	$(1,784,494)

See accompanying notes to these condensed consolidated financial statements.

5

SHARPLINK GAMING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
Includes cash flow activities from both continuing and discontinued operations	2023	2022

Operating activities
Net loss from continuing operations	$(5,970,904)	$(10,599,807)
Net loss from discontinued operations, net of tax	$(294,000)	$(1,255,654)
Net loss	$(6,264,904)	$(11,855,461)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	395,849	586,750
Amortization of loan costs	5,438	-
Amortization of warrant and debt discount	196,778	-
Amortization of prepaid stock issued for services	86,000	-
Change in fair value of convertible debenture	678,037	-
Accrued interest on convertible debenture	130,192	-
Deferred tax expense	18,483	698
Stock-based compensation expense	319,664	2,245,526
Non-cash lease expense	(9,718)
Write-off of amounts related to acquisition of FourCubed	-	4,726,000
Gain on disposal of equipment	-	(480)
Changes in assets and liabilities
Accounts receivable	(583,998)	(21,873)
Unbilled receivable	(148,234)	(20,375)
Contract assets	150,514	72,509
Deferred prize expense	(2,299,118)	-
Prepaid expenses and other current assets	(524,975)	(122,329)
Accounts payable and accrued expenses	240,082	(107,475)
Contract liabilities	3,466,553	(256,313)
Customer deposits and other current liabilities	(7,848,153)	-

Net cash (used for) operating activities – continuing operations	(11,991,510)	(4,752,823)
Net cash provided by (used for) operating activities - discontinued operations	(53,000)	818,355
Net cash (used for) operating activities	(12,044,510)	(3,934,468)

Investing activities
Proceeds from sale of equipment	-	4,993
Payments relating to the acquisition of FourCubed	-	(441,523)
Capital expenditures for equipment	(10,978)	(7,919)
Capital expenditures for internally developed software	(457,366)	(69,116)

Net cash used for investing activities	(468,344)	(513,565)
Net cash used for investing activities – discontinued operations	-	(10,443)
Net cash used for investing activities - continuing operations	(468,344)	(524,008)

Financing activities
Proceeds from convertible debenture	4,000,000	-
Proceeds from debt	-	3,250,000
Proceeds from line of credit	879,349	-
Repayments of debt	(503,293)	(248,598)
Payments of debt issue costs	(7,500)	(25,431)
Net cash generated by financing activities - continuing operations	4,368,556	2,975,971

Net change in cash and restricted cash	(8,144,298)	(1,482,505)

Cash and restricted cash, beginning of period	51,105,486	7,780,671
Less cash from discontinued operations	301,000	1,276,129
Cash and restricted cash, end of period	42,660,188	$5,022,037

Reconciliation of Cash and Restricted Cash
Cash	$31,874,620	$5,022,037
Restricted cash	10,785,568	-
Total cash and restricted cash	$42,660,188	$5,022,037

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	286,898	50,671
Cash paid for taxes	63,934	19,916
Extension of maturity of operating lease liability	77,742	-

Non-cash financing activities
Deemed dividend on Series B preferred stock	48,633	-
Discount on convertible debenture and purchase warrant	1,574,229	-
Dividends on Series B preferred stock in Series A-1 preferred stock	1,648	7,784

See accompanying notes to these condensed consolidated financial statements.

6

SHARPLINK GAMING LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

Note 1 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by SharpLink Gaming Ltd. (the “Company,” “SharpLink,” formerly Mer Telemanagement Services or “MTS”, “we,” or “our”), pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of the Company, the foregoing statements contain all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company as of June 30, 2023 and December 31, 2022, its results of operations and cash flows for the six months ended June 30, 2023 and 2022. The condensed consolidated balance sheet as of December 31, 2022, has been derived from the audited consolidated financial statements as of that date. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts therein. Due to the inherent uncertainty involved in making estimates, actual results in future periods may differ from the estimates.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to rules and regulations of the SEC. Accordingly, the condensed consolidated financial statements do not include all information and footnotes required by GAAP for complete financial statement presentation. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2022, which are included the Company’s Annual Report on Form 10-K filed with the SEC on April 5, 2023 and the Form 10-K/A filed with the SEC on July 14, 2023.

Nature of Business

The Company is an Israeli-based corporation. SharpLink is a leading online technology company that connects sports fans, leagues and sports websites to relevant and timely sports betting and iGaming content. SharpLink uses proprietary, intelligent, online conversion technology and direct-to-player (“D2P”) performance marketing strategies to convert sports fans into sports bettors and online casino game players for licensed, online sportsbook and casino operators. Further, SharpLink, through its SportsHub Gaming Network (“SportsHub”) reporting unit, owns and operates an online gaming business that primarily facilitates daily and seasonal peer-to-peer fantasy contests for its end users. The Company also operates a website that provides a variety of services to private fantasy league commissioners, including secure online payment options, transparent tracking and reporting of transactions, payment reminders, in-season security of league funds, and facilitation of prize payouts. SportsHub was acquired by the Company on December 22, 2022.

On July 26, 2021, SharpLink, Inc. completed its merger with Mer Telemanagement Solutions Ltd. (the “MTS Merger”), which changed its name to SharpLink Gaming Ltd. and commenced trading on NASDAQ under the ticker symbol “SBET.” As a result of the MTS Merger, SharpLink, Inc. shareholders owned 86% of the Company, on a fully diluted and as-converted basis, which represented a majority of the voting shares. Additionally, immediately following the closing of the MTS Merger, legacy MTS directors and officers agreed to resign, pursuant to an Agreement and Plan of Merger, dated as of July 26, 2021 (“MTS Merger Agreement”). SharpLink, Inc.’s executives became officers of the Company and new members were appointed to the board of directors. The MTS Merger represented a reverse acquisition in which SharpLink, Inc. was the accounting acquirer and legacy MTS was the accounting acquiree. The Company applied the acquisition method of accounting to the identifiable assets and liabilities of legacy MTS, which were measured at estimated fair value as of the date of the business combination.

7

Reverse Share Split

On April 23, 2023, the Company effected a one-for-ten (1:10) reverse share split of all the Company’s share capital and adopted amendments to its Memorandum of Association and Second Amended and Restated Articles of Association (“M&AA”) whereby the Company (i) decreased the number of issued and outstanding ordinary shares, nominal value NIS 0.60 per share, from 26,881,244 to 2,688,541; (ii) reduced the total number of the Company’s authorized shares under its M&AA from 92,900,000 ordinary shares, nominal value NIS 0.06 per share, to 9,290,000 ordinary shares, nominal value NIS 0.60 per share; and (ii) decreased by a ratio of one-for-ten (1:10) the number of retrospectively issued and outstanding ordinary shares. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retrospectively adjusted as of the earliest period presented in the financial statements to reflect the reverse stock split.

Reclassifications

Certain reclassifications were made to the balance sheet as of December 31, 2022 to conform to the June 30, 2023 method of presentation. Certain reclassifications were made to the consolidated statements of operations for the six months ended June 30, 2022 to conform to the June 30, 2023 method of presentation. These reclassifications had no effect on reported total current assets, total assets, total current liabilities, total liabilities, total stockholder’s equity, or revenues.

Note 2 - Going Concern

In the pursuit of SharpLink’s long-term growth strategy and the development of its fan activation and conversion software and related businesses, the Company has sustained continued operating losses. During the six months ended June 30, 2023 and June 30, 2022, the Company had a net loss from continuing operations of $5,970,904 and $10,599,807 respectively; and cash used in operating activities from continuing operations of $11,991,510 and $4,752,823, respectively. To fund anticipated future planned losses from operations, on February 13, 2023, the Company entered into a Securities Purchase Agreement (the “SPA”) with Alpha Capital Anstalt (“Alpha”), a current shareholder of the Company, on February 14, 2023, pursuant to which the Company issued to Alpha an 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture (the “Debenture”) in the aggregate principal amount of $4,400,000 for a purchase price of $4,000,000. In addition, on February 13, 2023, SharpLink, Inc., a Minnesota corporation and wholly owned subsidiary of the Company, entered into a Revolving Credit Agreement with Platinum Bank, a Minnesota banking corporation and executed a revolving promissory note of $7,000,000.

The Company is continually evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, equity financing, issuing, or restructuring debt, entering into other financing arrangements, and restructuring operations to grow revenues and decrease expenses. The Company may be unable to access further equity or debt financing when needed or obtain additional liquidity under acceptable terms, if at all. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The unaudited condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

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Note 3 - New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. In addition, the amendments in the ASU also simplify the guidance in ASC 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied in order to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The Company adopted ASU 2020-06 on January 1, 2023 and was applied to the Company’s accounting for its convertible debenture and warrants (see Note 8).

In June 2016 and subsequently amended in March 2022, the FASB issued ASC 326, Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments (“ASC 326”), which replaces the existing incurred loss model with a current expected credit loss (“CECL”) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company would be required to use a forward-looking CECL model for accounts receivables, guarantees and other financial instruments. The Company adopted ASC 326 on January 1, 2023 and ASC 326 did not have a material impact on its consolidated financial statements as the Company has not had any historical credit losses.

Note 4 - Additional Balance Sheet Information

Equipment, net

Equipment consists of computers, furniture and fixtures and is presented net of accumulated depreciation of $116,148 and $100,733 as of June 30, 2023 and December 31, 2022, respectively. Depreciation expense for the three months ended June 30, 2023 and 2022 was $5,387 and $6,119 respectively and $15,414 and $12,790 for the six months ended June 30, 2023 and 2022, respectively.

Intangible assets, net

Intangible assets, net of accumulated amortization as of June 30, 2023 and December 31, 2022 consisted of the following:

	Weighted-average
	amortization period	Cost, Net of	Accumulated
	(years)	Impairment	Amortization	Net
Balance, June 30, 2023
Customer relationships	5 - 10	$2,643,000	$486,273	$2,156,727
Acquired technology	3 - 5	1,438,700	1,239,766	198,934
Tradenames	6	640,000	56,740	583,260
Internally developed software	5	973,283	371,966	601,317
Software in development	N/A	264,626	-	264,626
		$5,959,609	$2,154,745	$3,804,864

Balance, December 31, 2022
Customer relationships	5 – 10	$2,643,000	$280,636	$2,362,364
Acquired technology	3 - 5	1,437,050	1,201,739	235,311
Tradenames	6	640,000	3,405	636,595
Internally developed software	5	749,147	288,530	460,617
Software in development	N/A	33,046	-	33,046
		$5,502,243	$1,774,310	$3,727,933

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Amortization expense on intangible assets was $192,316 and $271,771 for the three months ended June 30, 2023 and 2022, respectively, and $380,435 and $570,213 for the six months ended June 30, 2023 and 2022, respectively.

Goodwill

Goodwill as of June 30, 2023 and December 31, 2022 consisted of the following:

	Sports Gaming Client Services	Sports Hub Gaming	Affiliate Marketing Services - International	Total
Balance as of December 31, 2022	$381,000	$4,919,928	$1,615,167	$6,916,095
Goodwill	-	-	-	-
Less: Impairment charges	-	-	-	-
Balance as of June 30, 2023	$381,000	$4,919,928	$1,615,167	$6,916,095

Note 5 - Acquisitions

SportsHub Games Network, Inc. (“SportsHub”)

Description of the Transaction

On December 22, 2022, SharpLink, through its wholly owned subsidiary, SHGN Acquisition Corp (“Acquirer” or the “Merger Subsidiary”) acquired all of the outstanding capital stock of SportsHub (the “SportsHub Acquisition”), via an Agreement and Plan of Merger, dated as of September 6, 2022 (the “SportsHub Merger Agreement”). In accordance with the terms of the SportsHub Merger Agreement between the Acquirer, SportsHub and an individual acting as the SportsHub stockholders’ representative (the “Stockholder Representative”):

●	SharpLink issued an aggregate of 431,926 ordinary shares to the equity holders of SportsHub, on a fully diluted basis, including 377,985 ordinary shares actually issued on December 22, 2022 and an additional aggregate of 53,941 shares being held in escrow as well as shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the Stockholder Representative in performing his duties pursuant to the SportsHub Merger Agreement. An additional aggregate of 40,585 ordinary shares were reserved for future issuance, including 23,714 ordinary shares reserved for SportsHub shareholders who had yet to provide the applicable documentation required in connection with the SportsHub Acquisition and were issued in June 2023 when the documentation was available. 13,975 ordinary shares underlying the options and 2,896 ordinary shares underlying the warrants have not been issued.

●	SportsHub merged with and into the Merger Subsidiary, with the Merger Subsidiary remaining as the surviving corporation and wholly owned subsidiary of SharpLink.

●	SportsHub, which owned 889,380 ordinary shares of SharpLink prior to the merger, distributed those shares to its stockholders immediately prior to the consummation of the Merger. These shares were not part of the purchase consideration.

●	SharpLink assumed $5,387,850 of SportsHub’s debt as purchase consideration.

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Identification of Accounting Acquirer

The transaction was accomplished through a direct acquisition, whereby SHGN Acquisition Corp effectively acquired all of the outstanding capital stock of SportsHub, as a result of which SHGN Acquisition Corp obtained control over SportsHub. Therefore, SHGN Acquisition Corp has been determined to be the acquirer in the transaction, and SportsHub the acquiree.

Determining the Acquisition Date

The Acquirer obtained control of SportsHub following the exchange of consideration on December 22, 2022. Thus, the closing date of December 22, 2022 was the acquisition date.

Purchase Price

The purchase price is based on SharpLink’s closing share price of $2.90 on December 22, 2022 and 472,513 of ordinary shares as well as the fair value of Seller’s term loan of $1,267,199 and line of credit of $4,120,651. The following table represents the purchase consideration paid in the SportsHub Acquisition:

Description	Amount
Fair Value of Equity Consideration	$1,370,287
Fair Value of Seller Platinum Line of Credit and Loan	5,387,850
Total Purchase Price	$6,758,137

Purchase Price Allocation

The SportsHub Acquisition assets and liabilities were measured at fair values as of December 22, 2022, primarily based on the valuation determined by an independent valuation, which were based on income-based method and relief from royalty method. Estimates of fair value represent management’s best estimate of assumptions about future events and uncertainties, including significant judgments related to future cash flows, discount rates, competitive trends, margin and revenue growth assumptions, including royalty rates and customer attrition rates and others. Inputs used were generally obtained from historical data supplemented by current and anticipated market conditions and growth rates expected as of the acquisition date.

The fair value of the assets acquired and liabilities assumed as of December 22, 2022 were as follows:

Assets:
Cash	$38,255,266
Restricted cash	10,604,004
Accounts receivable	186,712
Prepaid expenses and other current assets	1,916,932
Equipment	11,953
Other long-term assets	95,793
Intangible assets	2,390,000
Total Assets	$53,460,660

Liabilities:
Accrued expenses	$284,345
Deferred tax liabilities	48,775
Deferred revenue	3,574,285
Other current liabilities	47,657,117
Other long-term liabilities	106,705
Total liabilities	$51,671,227

Net assets acquired, excluding goodwill	$1,789,433

Goodwill	4,968,703

Purchase consideration for accounting acquiree	$6,758,137

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The fair value, as determined by assumptions that market participants would use in pricing the assets, and weighted average useful life of the identifiable intangible assets are as follows:

		Weighted Average
	Fair Value	Useful Life (Years)
Customer relationships	$1,550,000	5
Trade names	640,000	6
Acquired technology	200,000	5
	$2,390,000

The excess of consideration for the acquisition over the fair value of net assets acquired was recorded as goodwill and derived from the market price of the shares at the time of the SportsHub Acquisition. The goodwill created in the acquisition is not expected to be deductible for tax purposes.

As of June 30, 2023, the calculation and allocation of the purchase price to tangible and intangible assets and liabilities is preliminary, as the Company is still in the process of accumulating all of the required information to finalize the opening balance sheet and calculations of intangible assets.

Transaction Costs

SharpLink’s transaction costs incurred in connection with the SportsHub Acquisition were $83,866 for the year ended December 31, 2022. These costs were primarily comprised of professional fees, recorded in selling, general and administrative expenses in the consolidated statement of operations. The transaction costs are not expected to be deductible for tax purposes.

Unaudited Pro Forma Information

The following unaudited supplemental pro forma financial information presents the financial results for the six months ended June 30, 2022 as if the SportsHub Acquisition had occurred on January 1, 2022. The pro forma financial information includes, where applicable, adjustments for: (i) additional amortization expense of $220,889 would have been recognized related to the acquired intangible assets in 2022 and (ii) transaction costs and other one-time non-recurring costs which reduced expenses by $83,866 in 2022.

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The pro forma financial information excludes adjustments for estimated cost synergies or other effects of the integration of SportsHub:

June 30, 2022

Revenues	$5,699,941

Loss from continuing operations	(11,617,505)
Less: dividends accrued on series B preferred stock	(5,841)
Net loss from continuing operations available to ordinary shareholders	(11,623,346)

Net income (loss) from discontinued operations, net of tax, available to ordinary shareholders	(1,255,654)
Net loss available to ordinary shareholders	(12,879,000)

Basic and diluted:
Net loss from continuing operations per share	$(4.92)
Net loss from discontinued operations per share	(0.53)
Net loss per share	$(5.45)

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the SportsHub Acquisition been completed as of the date indicated or the results that may be obtained in the future.

Note 6 – Line of Credit

The Company, through the SportsHub Acquisition, has available a variable rate (8.75% as of June 30, 2023) bank line of credit for $5,000,000, expiring June 15, 2025. There was $5,000,000 outstanding as of June 30, 2023.

On February 13, 2023, the Company entered into a Revolving Credit Agreement with Platinum Bank (the “Lender”) and executed a variable rate (8.75% as of June 30, 2023) revolving promissory note of $7,000,000, expiring January 26, 2025. As collateral, the Company granted a security interest in and to all of the Company’s right, title and interest in certain assets on account at Platinum Bank, together with all financial assets, security entitlements with respect to such financial assets, investment property, securities and other property, to secure the payment and performance of the revolving credit agreement. The Company incurred $7,500 in debt issuance costs to be amortized over the term of the revolving note. There were no borrowings under the line of credit as of June 30, 2023.

Note 7 - Debt

On January 31, 2022, FourCubed Acquisition Company, LLC (“FCAC”), a wholly owned subsidiary of the Company, entered into a $3,250,000 term loan agreement with Platinum Bank. The agreement bears annual interest at a rate of 4% and requires a fixed monthly payment of $59,854, consisting of principal and interest, through the term loan’s maturity, which is January 31, 2027. The Company capitalized $25,431 of loan initiation fees associated with the agreement which are presented net within debt on the consolidated balance sheet and amortized on a method which approximates the effective interest method to interest expense on the consolidated statement of operations.

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The remaining principal balance outstanding on the term loan is $2,393,691 as of June 30, 2023, of which $632,599 is due within the next year. In addition to customary non-financial covenants, the term loan requires FCAC to maintain a minimum quarterly debt service coverage ratio, defined as adjusted EBITDA divided by debt service (interest expense and mandatory debt principal repayment) of 1.20. The Company was in compliance with the debt service coverage ratio as of June 30, 2023.

Included in the SportsHub Acquisition was a $2,000,000 term loan agreement with a financial institution. The agreement bears annual interest at a rate of 5.50% percent and requires a fixed monthly payment of $38,202, consisting of principal and interest, through the term loan’s maturity, which is December 9, 2025. Included in the term loan liability is $29,975 of loan initiation fees associated with the agreement which are presented net within debt on the consolidated balance sheet and amortized on a method which approximates the effective interest method to interest expense on the consolidated statement of operations. The remaining principal balance outstanding on the term loan is $1,071,007 as of June 30, 2023, of which $409,745 is due within the next year.

A summary of the debt agreements is noted below:

June 30, 2023

Note Payable – Bank, $2,000,000 principle, secured by assets of SportsHub	$1,071,007
Note Payable – Bank, $3,250,000 principle, secured by assets of FCAC	2,393,691
3,464,698
Less unamortized debt issuance costs	13,527
Less current portion	1,042,436
Long-term debt	$2,408,735

The outstanding amount of debt as of June 30, 2023, matures by year as follows:

Year	Amount
For the remaining six months ended December 31, 2023	515,152
2024	1,066,714
2025	1,120,272
2026	700,256
2027	62,304
3,464,698

The term loan contains a parent company guaranty, which states that the Company will enter into a guaranty agreement in favor of FCAC, pursuant to which the Company will guarantee the repayment of the loan, not later than 30 days following the Company’s anticipated redomicile to the United States.

Note 8 - Convertible Debenture and Warrant

Convertible Debenture, at Fair Value

The Company accounts for convertible debentures using an amortized cost model. The discount for warrants, the Original Issuance Discount (“OID”) and the initial allocation of fair value of compound derivatives reduce the initial carrying amount of the convertible notes. The carrying value is accreted to the stated principal amount at contractual maturity using the effective-interest method with a corresponding charge to interest expense. Debt discounts are presented on the consolidated balance sheets as a direct deduction from the carrying amount of that related debt.

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The Company made an irrevocable election at the time of issuance of the Debenture to record the Debenture at its fair value (the “Fair Value Option”) with changes in fair value recorded through the Company’s consolidated statements of operations within other income (expense) at each reporting period. The Fair Value Option provides the Company a measurement basis election for financial instruments on an instrument-by-instrument basis.

On February 14, 2023, the Company entered into the SPA with Alpha, a current shareholder of the Company, pursuant to which the Company issued to Alpha, an 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture (the “Debenture”) in the aggregate principal amount of $4,400,000 for a purchase price of $4,000,000 on February 15, 2023. The Debenture is convertible, at any time, and from time to time, at Alpha’s option, into ordinary shares of the Company (the “Conversion Shares”), at an initial conversion price equal to $7.00 per share, subject to adjustment as described below and in the Debenture (the “Conversion Price”). In addition, the Conversion Price of the Debenture was subject to an initial reset immediately prior to the Company’s filing of a registration statement covering the resale of the underlying shares to the lower of $7.00 and the average of the five Nasdaq Official Closing Prices immediately preceding such date (the “Reset Price”). The registration statement on Form S-1 (file No.: 333-271396) was filed on April 21, 2023, and as a result, the Reset Price is now $4.1772. The initial adjustment of the Conversion Price to the Reset Price had a floor price of $3.00 (the “Floor Price”).

Commencing November 1, 2023 and continuing on the first day of each month thereafter until the earlier of (i) February 15, 2026 (the “Maturity Date”) and (ii) the full redemption of the Debenture (each such date, a “Monthly Redemption Date”), the Company will redeem $209,524 plus accrued but unpaid interest, and any amounts then owing under the Debenture (the “Monthly Redemption Amount”). The Monthly Redemption Amount will be paid in cash; provided, that the Company may elect to pay all or a portion of a Monthly Redemption Amount in ordinary shares of the Company, based on a conversion price equal to the lesser of (i) the then Conversion Price of the Debenture and (ii) 80% of the average of the VWAPs (as defined in the Debenture) for the five consecutive trading days ending on the trading day that is immediately prior to the applicable Monthly Redemption Date. The Company may also redeem some or all of the then outstanding principal amount of the Debenture at any time for cash in an amount equal to the then outstanding principal amount of the Debenture being redeemed plus accrued but unpaid interest, liquidated damages and any amounts then owing under the Debenture. These monthly redemption and optional redemptions are subject to the satisfaction of the Equity Conditions (as defined in the Debenture).

The Debenture initially accrues interest at the rate of 8% per annum for the first 12 months from the February 15, 2023, at the rate of 10% per annum for the ensuing 12 months, and thereafter until Maturity, at the rate of 12%, Interest may be paid in cash or ordinary shares of the Company or a combination thereof at the option of the Company; provided that interest may only be paid in shares if the Equity Conditions (as defined in the Debenture) have been satisfied, including Shareholder Approval. The Debenture includes a beneficial ownership blocker of 9.99%. The Debenture provides for adjustments to the Conversion Price in connection with stock dividends and splits, subsequent equity sales and rights offerings, pro rata distributions, and certain Fundamental Transactions. In the event the Company, at any time while the Debentures is outstanding, issues or grants any right to re-price, ordinary shares or any type of securities giving rights to obtain ordinary shares at a price below the Conversion Price, Alpha shall be extended full-ratchet anti-dilution protection (subject to customary Exempt Transaction issuances), and such reset shall not be limited by the Floor Price.

At the time of execution, on February 14, 2023, the Company recorded an initial debt discount of $383,333 based on the allocation of fair value for the Debenture, which will be amortized into interest expense over term of the Debenture. For the period from February 14 through June 30, 2023, the Company recognized ($678,037) change in fair value of the convertible Debenture which is reflected in Other income and expense in the condensed consolidated statement of operations and $50,000 for the amortization of the OID, which is included in interest expense on the condensed consolidated statement of operations.

The following provides a summary of the Convertible Debenture recorded at fair value as of June 30, 2023:

Principle amount of convertible debenture at issuance:	$4,400,000
Less:
Unamortized discount for warrants	1,027,450
Unamortized discount for OID	350,001
Accrued interest expense	(130,192)
Change in fair value	(678,037)
Balance of convertible debenture as of June 30, 2023:	3,830,778

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Purchase Warrant

On February 15, 2023, the Company also issued to Alpha a warrant (the “Warrant”) to purchase 880,000 ordinary shares of the Company at an initial exercise price of $8.75 (the “Warrant Shares,” and, together with the Conversion Shares, and any other ordinary shares of the Company that may otherwise become issuable pursuant to the terms of the Debenture and Warrant, the “Underlying Shares”). The Warrant is exercisable in whole or in part, at any time on or after February 15, 2023 and before February 15, 2028. The exercise price of the Warrant was subject to an initial reset immediately prior to the Company’s filing of a proxy statement that included a shareholder proposal to approve the issuance of Underlying Share in excess of 19.99% of the issued and outstanding ordinary shares on the Closing Date (the “Shareholder Proposal”) to the lower of $8.75 and the average of the five Nasdaq Official Closing Prices immediately preceding such date the. As a result, the exercise price has been reset to $4.0704, the average of the five Nasdaq Official Closing Prices immediately preceding April 14, 2023, the date the Company filed its preliminary proxy statement which included the Shareholder Proposal. The Warrant includes a beneficial ownership blocker of 9.99%. The Warrant provides for adjustments to the exercise price, in connection with stock dividends and splits, subsequent equity sales and rights offerings, pro rata distributions, and certain fundamental transactions.

In the event the Company, at any time while the Warrant is still outstanding, issues or grants any right to re-price, ordinary shares or any type of securities giving rights to obtain ordinary shares at a price below exercise price, Alpha shall be extended full-ratchet anti-dilution protection on the Warrant (reduction in price, only, no increase in number of Warrant Shares, and subject to customary Exempt Transaction issuances), and such reset shall not be limited by the Floor Price.

At the time of execution, the Company classified the Warrant as an equity contract and performed an initial fair value measurement. As the Warrant was issued with the sale of the Debenture, the value assigned to the Warrant was based on an allocation of proceeds, subject to the allocation to the Debenture. The Company recorded a debt discount for the Warrant of $1,174,229, based on the Black Scholes option-pricing model which was calculated independently of the fair value of the Debenture, and recorded the Warrant as additional paid in capital in the condensed consolidated balance sheet as of June 30, 2023. Amortization of the debt discount amounted to $146,778 for the period ended June 30, 2023 and is included in interest expense on the condensed consolidated statements of operations.

Note 9 - Fair Value

In accordance with fair value accounting guidance, the Company determines fair value based on the exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The inputs used to measure fair value are classified into the following hierarchy:

Level 1: Unadjusted quoted prices in active markets for identical instruments that are accessible as of the measurement date

Level 2: Other significant pricing inputs that are either directly or indirectly observable

Level 3: Significant unobservable pricing inputs, which result in the use of management’s own assumptions

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As disclosed in Note 8, the Debenture and the Warrant were reported at fair value, with changes in fair value of the Debenture recorded through the Company’s condensed consolidated statements of operations as other income (expense) for the six months ended June 30, 2023.

The following table sets forth the Company’s consolidated financial assets and liabilities measured at fair value by level within the fair value hierarchy at June 30, 2023:

	Convertible Debenture	Purchase Warrant
Level I	$-	$-
Level II	$-	$-
Level III	$3,830,778	$1,174,229
Total	$3,830,778	$1,174,229

The following table presents a reconciliation of the beginning and ending balances of the Debenture measured at fair value on a recurring basis that uses significant unobservable inputs (Level 3) and the related expenses and losses recorded in the consolidated statement of operations during the six months ended June 30, 2023.

Fair Value, December 31, 2022	$-
Issuance of convertible debenture	2,825,771
Accretion for discount for warrants	146,778
Accretion for discount for OID	50,000
Interest expense	130,192
Change in fair value	678,037
Fair Value, June 30, 2023	$3,830,778

The fair value of the Debenture was determined using a Monte Carlo Simulation (“MCS”) which incorporates the probability and timing of the consummation of a Fundamental Transaction event and conversion of the Debenture as of the valuation date.

The MCS implied a discount rate at issuance that resulted in a total value to the debenture and warrants that equated to the transaction proceeds. This discount rate was 75.28% at issuance, and was calibrated to the June 30, 2023 valuation date by comparing the B rated commercial paper credit spread at both dates. B spreads as follows:

Issuance February 14, 2023	4.13%
Fair Value June 30, 2023	2.21%

At June 30, 2023, the Company valued the Debenture using a Monte Carlo Simulation model using the value of the underlying stock price of $2.98, exercise price of $8.75, expected dividend rate of 0%, risk-free interest rate of 4.53% and volatility of 53.0%. The Company estimated the term of the warrant to be 2.63 years.

Note 10 - Convertible Preferred Stock

On December 23, 2020, the SharpLink, Inc. board authorized the establishment and designation of 900 shares of 8% convertible preferred stock (“Series A preferred stock”) at $0.10 par value. Additionally, the SharpLink, Inc. board reserved 415,000 shares of common stock issuable upon the conversion of the shares of Series A preferred stock. On December 23, 2020, SharpLink, Inc. entered into a securities purchase agreement with an investor to issue 200 shares of Series A preferred stock for $2,000,000 (“First Tranche”).

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Terms of the Series A Preferred Stock are as follows:

Voting – Series A preferred stock has equal rights to vote on all matters submitted to a vote of the Ordinary Shares (on an as-converted basis, but only up to the number of votes equal to the number of Ordinary Shares into which the Preferred Shares would be convertible pursuant to the Beneficial Ownership Limitation), however, without the affirmative vote of the majority of the outstanding shares of Series A preferred stock, SharpLink, Inc. cannot (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A preferred stock, or (e) enter into any agreement with respect to any of the above.

Dividends – Holders of each share of Series A preferred stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of such share of Series A preferred stock and on each conversion date in cash, or at SharpLink, Inc.’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof.

Liquidation – Upon any liquidation, dissolution or winding-up of SharpLink, Inc., whether voluntary or involuntary, Series A preferred stock holders shall be entitled to receive out of the assets an amount equal to the stated value of $100 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series A preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series A preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series A preferred stock by the conversion price, $22.80 per share. The conversion price would be reduced if SharpLink, Inc. issues common stock at a price lower than the conversion price or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. As defined in the certificate of designations of the Series A preferred stock and upon the date the SharpLink common stock is listed or quoted on any trading market (the “Going Public Transaction,”), all outstanding shares of Series A preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series A preferred stock by the conversion price.

Second Tranche – Immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder not less than $5,000,000 of preferred stock.

Commitment Fee – Immediately following the Second Tranche, SharpLink, Inc. shall issue preferred stock equal to the greater of either 15% of the aggregate of the First and Second Tranche or 3% of the Company’s issued and outstanding capital.

Redemption – SharpLink, Inc. shall redeem all of the outstanding shares of Series A preferred stock if SharpLink, Inc. has not completed the Going Public Transaction by December 23, 2021. SharpLink, Inc. would be required to redeem at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrue at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full. SharpLink, Inc. accretes the carrying value of the Series A preferred stock to the full redemption value ratably until December 23, 2021.

On June 15, 2021, the Company entered into the first amendment to the securities purchase agreement, which amended the following terms:

Second Tranche – Amended to provide that immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder Series B preferred stock for $6,000,000.

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Commitment Fee – Amended to provide that immediately following the Second Tranche, SharpLink, Inc. shall issue Series A-1 Preferred Stock equal to 3% of the issued and outstanding capital of the Company.

On July 23, 2021, the Company entered into the second amendment to the securities purchase agreement, which amended the following terms:

Second Tranche – Amended to provide that immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder 276,582 shares of Series B preferred stock for $6,000,000.

On July 26, 2021, the Company’s board authorized the establishment and designation of 52,502 shares of Series A-1 Preferred Stock at $0.10 par value.

Terms of the Series A-1 Preferred Stock are as follows:

Voting – Series A-1 Preferred Stock has equal rights to vote on all matters submitted to a vote of the Ordinary Shares (on an as-converted basis, but only up to the number of votes equal to the number of Ordinary Shares into which the Preferred Shares would be convertible pursuant to the Beneficial Ownership Limitation), however, without the affirmative vote of the majority of the outstanding shares of Series A-1 Preferred Stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred Stock, authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A-1 Preferred Stock, or (e) enter into any agreement with respect to any of the above.

Liquidation – Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, Series A-1 Preferred Stock holders shall be entitled to receive out of the assets an amount equal to the stated value of $16.246 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series A-1 Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series A-1 Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series A-1 Preferred Stock by the conversion price, $16.246 per share. The conversion price would be reduced if the Company issues common stock at a price lower than the conversion price or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series A-1 preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series A-1 Preferred Stock by the conversion price.

Redemption – The Company shall redeem all of the outstanding shares of Series A-1 Preferred Stock if the Company has not completed the Going Public Transaction by July 26, 2022. The Company would be required to redeem at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrue at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full.

On July 26, 2021, the Company’s board authorized the establishment and designation of 276,582 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at $0.10 par value.

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Terms of the Series B Preferred Stock are as follows:

Voting – Series B Preferred Stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series B Preferred Stock, the Company cannot (a) alter or change adversely the powers, preferences or rights given to the Series B preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series B Preferred Stock, or (e) enter into any agreement with respect to any of the above.

Dividends – Holders of each share of Series B Preferred Stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of such share of Series B Preferred Stock and on each conversion date in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof. In accordance with the Series B preferred stock terms, dividends of Series A-1 preferred stock are accrued on a quarterly basis, within additional paid in capital. A total of 7,129 shares at a value of $326,142 have been accrued in additional paid in capital as of the year ended June 30, 2023.

Liquidation – Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, Series B Preferred Stock holders shall be entitled to receive out of the assets an amount equal to the stated value of $16.246 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series B Preferred Stock by the conversion price, $16.246 per share. The conversion price would be reduced if the Company issues common stock at a price lower than the conversion price or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series B Preferred Stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series B Preferred Stock by the conversion price.

Redemption – The Company shall redeem all of the outstanding shares of Series B Preferred Stock if the Company has not completed the Going Public Transaction by July 26, 2022. The Company would be required to redeem at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrue at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full.

Anti-Dilution Adjustment – If and whenever the Company issues of sells ordinary shares for a consideration price that is less than the Series B Preferred Shares Conversion Price, then immediately after such Dilutive Issuance, the Conversion Price of the Series B Preferred Shares shall be reduced to equal the Discounted Per Share Ordinary Share Purchase Price and the holders are entitled to receive a number of conversion shares, but in no event shall the Conversion Price become lower than the greater of (i) $2.00 or (ii) 20% of the closing price on the Trading Day immediately prior to the Effective Date.

On July 26, 2021, SharpLink, Inc. completed the MTS Merger, changed its name to SharpLink Gaming Ltd. and commenced trading on NASDAQ under the ticker symbol “SBET.” The MTS Merger was effectuated by a share exchange in which MTS issued shares to SharpLink, Inc. stockholders, resulting in SharpLink, Inc. stockholders owning approximately 86% of the capital stock of SharpLink on a fully diluted, as-converted basis. The exchange ratio used to determine the number of shares issued to SharpLink, Inc. shareholders was 13.352, which was calculated pursuant to the terms of the MTS Merger Agreement.

At the Company’s Extraordinary General Meeting of Shareholders held on July 21, 2021, the Company’s shareholders approved an Amended and Restated Articles of Association, which was effective upon consummation of the MTS Merger reflecting the reverse stock split at a ratio of one-to-two (1:2), which became effective on July 26, 2021 immediately prior to the effectiveness of the MTS Merger.

20

The MTS Merger represented a Going Public Transaction. Immediately prior to the MTS Merger, the outstanding shares of SharpLink, Inc. Series A Preferred Stock were exchanged for 123,096 shares of SharpLink, Inc. Series A-1 Preferred Stock. Additionally, the holder of the Series A Preferred Stock received 70,099 shares of SharpLink, Inc. Series A-1 Preferred Stock to settle the commitment fee and 369,286 shares of SharpLink, Inc. Series B Preferred Stock in exchange for $6,000,000 to settle the second tranche commitment.

Subsequent to the MTS Merger, the holder of the Series A-1 Preferred Stock and Series B Preferred Stock converted 193,195 and 356,805 shares, respectively, to ordinary shares of the Company, each at a 1:1 ratio. The Company had total shares outstanding of 7,130 and 6,630 Preferred Series A-1 and 12,481 and 12,481 shares of Series B Preferred Stock as of June 30, 2023 and December 31 2022, respectively.

Deemed Dividend – On February 14, 2023, the Company executed an SPA with a current shareholder of the Company (see Note 8) which triggered the anti-dilution adjustment for Series B Preferred Shares. As such, the Company recognized a deemed dividend of $48,633 for an additional 16,486 shares in incremental share value as an adjustment to accumulated deficit and additional paid in capital for the period ended June 30, 2023.

Note 11 - Warrants

In conjunction with the Convertible Debenture and Warrant issuance on February 14, 2023, warrants that were previously issued to Alpha on November 19, 2021 were revalued on February 14, 2023, reducing the exercise price from $45.00 per warrant share to $0.60 per warrant share. The Company performed a Black Scholes model for the re-pricing of the warrants using the value of the underlying stock price of $5.10 stock price, exercise price of $0.60, expected dividend rate of 0%, risk-free interest rate of 4.04% and volatility of 52.57% and remaining term of 2.9 years. These same assumptions were applied to the Warrant as discussed in Note 9. The value allocated to the warrants on November 19, 2021 was $11,435 and recorded in Additional Paid-In Capital. The fair value of the re-priced warrants on February 15, 2023 was $1,218,205, an increase of $1,206,771. The revaluation of the warrants is also recorded in Additional Paid-In Capital as of June 30, 2023 as a deemed dividend.

On June 14, 2023, the Company filed a registration statement on Form S-1 with the SEC to register 266,667 issuable upon exercise of the purchase warrants issued to Alpha in November 2021. The registration statement on Form S-1 is currently undergoing the SEC review and comment process.

Following is a summary of the Company’s warrant activity for the six-month period ended June 30, 2023:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding as of December 31, 2022	455,713	$0.39	2.98
Previously issued regular warrants	(266,667)	(8.93)	0.48
Revalued regular warrants	266,667	0.12	0.48
Issued and vested	880,000	2.68	3.05
Outstanding as of June 30, 2023	1,335,713	$2.84	3.90

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Note 12 - Stock Compensation

Option awards are generally granted with an exercise price equal to the market price of the Company’s ordinary shares at the date of grant; those options generally vest based on three years of continuous service and have ten-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the plans.

The fair value of each option award is estimated on the date of grant using a Black Scholes option-pricing model. The Company uses historical option exercise and termination data to estimate the term the options are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is calculated using historical dividend amounts and the stock price at the option issue date. The expected volatility is determined using the volatility of peer companies. The Company’s underlying stock has been publicly traded since the date of the MTS Merger. Subsequent to the MTS Merger, option grants made under the SharpLink Inc. 2021 Plan utilized the publicly traded stock price of the Company on the day of the option award. All option grants made under the SharpLink, Inc. 2020 Stock Incentive Plan were prior to the MTS Merger. The underlying SharpLink, Inc. stock under that plan was not publicly traded but was estimated on the date of the grants using valuation methods that consider valuations from recent equity financings as well as future planned transactions. All option grants made under the SportsHub Games Network Inc. 2018 Incentive Plan were prior to the SportsHub Acquisition. The underlying SportsHub stock under that plan was not publicly traded but was estimated on the date of the grants using valuation methods that consider valuations from recent equity financings as well as future planned transactions.

The fair value of each stock option grant is estimated on the date of grant using the Black Scholes option pricing model with the following assumptions:

June 30, 2023

Expected volatility	53.6-54.6%
Expected dividends	0.0%
Expected term (years)	5.6 – 5.9
Risk-free rate	3.4 - 4.1%
Fair value of ordinary shares on grant date	$1.70 – $3.44

The summary of activity under the plans as of June 30, 2023, and change during the six months ended June 30, 2023 is as follows:

		Weighted	Weighted average
		average	remaining	Aggregate
Options	Shares	exercise price	contractual term	intrinsic value
Outstanding as of December 31, 2022	288,912	1.14		7,750
Granted	169,309	5.23
Exercised	—	—
Forfeited	(7,111)	5.70
Expired	(889)	5.70
Outstanding as of June 30, 2023	450,221	4.97	9.1	7,450
Exercisable as of June 30, 2023	174,650	7.17	8.6	7,450

Unamortized stock compensation expense of $945,153 as of June 30, 2023, will be amortized through 2026 and has a weighted average recognition period of three years.

Note 13 - Operating Segments

The Company has four operating segments: Affiliate Marketing Services – United States, Affiliate Marketing Services – International, Sports Gaming Client Services and SportsHub Games Network. Each operating segment is also a reportable segment. The Enterprise Telecom Expense Management (“Enterprise TEM”) business unit is reflected in discontinued operations (see Note 16). The Enterprise TEM and Affiliate Marketing Services – International segments are a result of the MTS Merger and FourCubed acquisition, respectively, in 2021. The Enterprise TEM segment will not be presented going forward due to its sale on December 31, 2022.

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The Affiliate Marketing Services – United States segment operates a performance marketing platform which owns and operates state-specific web domains designed to attract, acquire and drive local sports betting and casino traffic directly to the Company’s sportsbook and casino partners which are licensed to operate in each respective state. The Company earns a commission from sportsbooks and casino operators on new depositors directed to them via our proprietary D2P websites in America. In addition, this segment provides sports betting data (e.g., betting lines) to sports media publishers in exchange for a fixed fee.

The Affiliate Marketing Services – International segment is an iGaming and affiliate marketing network, focused on delivering quality traffic and player acquisitions, retention and conversions to global iGaming operator partners worldwide in exchange for a commission (cost per acquisition or portion of net gaming revenues) paid to the Company by the partners for the new players referred to them.

The Sports Gaming Client Services segment provides its clients with development, hosting, operations, maintenance, and service of free-to-play games and contests. These relationships can be either software-as-service (“SaaS”) arrangements that are hosted by SharpLink and accessed through its clients’ websites or other electronic media; or software licenses that allow the client to take the software on premise.

The SportsHub Games Network segment owns and operates a variety of real-money fantasy sports and sports simulation games and mobile apps on its platform; and is licensed or authorized to operate in every state in the United States where fantasy sports play is legal and in which SportsHub has elected to operate based on the financial viability of operating there.

The Enterprise TEM segment is a global provider of solutions for telecommunications expense management, enterprise mobility management, call usage and accounting software. The segment’s TEM solutions allow enterprises and organizations to make smarter choices with their telecommunications spending at each stage of the service lifecycle, including allocation of cost, proactive budget control, fraud detection, processing of payments and spending forecasting. The Enterprise TEM segment is reflected as discontinued operations in 2023 and 2022 and was sold in December 31, 2022. See Note 16.

Any intercompany revenues or expenses are eliminated in consolidation.

A measure of segment assets and liabilities has not been currently provided to the Company’s chief operating decision maker and is therefore not presented below.

Summarized financial information for the Company’s reportable segments for the three and six months ended June 30, 2023 and 2022 are shown below:

For the three months ended June 30, 2023:

	Affiliate Marketing Services - United States	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Enterprise TEM	Total

Revenue	$305,571	$1,124,887	$698,529	$1,128,370	$-	$3,257,357
Cost of revenues	192,275	791,869	929,732	378,169	-	2,292,045
Loss from operations	(2,072,433)	(108,458)	(301,345)	(300,961)	-	(2,783,197)
Loss from discontinued operations	-	-	-	-	(149,000)	(149,000)
Net income (loss)	$(2,715,488)	$(135,848)	$(301,345)	$(139,477)	$(149,000)	$(3,441,158)

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For the three months ended June 30, 2022:

	Affiliate Marketing Services - United States	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Enterprise TEM	Total

Revenue	$108,509	$840,212	$802,534	$-	$-	$1,751,255
Cost of revenues	23,374	514,153	1,123,714	-	-	1,661,241
Income (loss) from operations	(3,149,607)	(104,459)	(385,666)	-	-	(3,639,732)
Loss from discontinued operations	-	-	-	-	(1,147,654)	(1,147,654)
Net income (loss)	$(3,139,119)	$(138,493)	$(385,666)	$-	$(1,147,645)	$(4,810,932)

For the six months ended June 30, 2023:

	Affiliate Marketing Services - United States	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Enterprise TEM	Total

Revenue	$585,347	$2,133,164	$1,763,544	$2,165,693	$-	$6,647,748
Cost of revenues	407,731	1,459,775	1,696,610	774,679	-	4,338,795
Loss from operations	(4,093,441)	(197,858)	(91,834)	(727,840)	-	(5,110,973)
Loss from discontinued operations	-	-	-	-	(294,000)	(294,000)
Net income (loss)	$(5,209,944)	$(253,728)	$(91,834)	$(415,398)	$(294,000)	$(6,264,904)

For the six months ended June 30, 2022:

	Affiliate Marketing Services - United States	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Enterprise TEM	Total

Revenue	$170,031	$1,763,962	$1,713,597	$-	$-	$3,647,590
Cost of revenues	45,287	1,043,565	1,841,291	-	-	2,930,143
Income (loss) from operations	(5,372,255)	(4,907,160)	(288,776)	-	-	(10,568,191)
Loss from discontinued operations	-	-	-	-	(1,255,654)	(1,255,654)
Net income (loss)	$(5,349,453)	$(4,961,578)	$(288,776)	$-	$(1,255,654)	$(11,855,461)

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Summarized revenues by country in which the Company operated for the three and six months ended June 30, 2023 and 2022 are shown below:

Three Months Ended June 30, 2023	Affiliate Marketing Services - United States	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Enterprise TEM	Total

United States	$305,571	$-	$698,529	$1,128,370	$-	$2,132,470
Rest of World	-	1,124,887	-	-	-	1,124,887
Revenues	$305,571	$1,124,887	$698,529	$1,128,370	$-	$3,257,357

Three Months Ended June 30, 2022

United States	$108,509	$-	$802,534	$-	$-	$911,043
Rest of World	-	840,212	-	-	-	840,212
Revenues	$108,509	$840,212	$802,534	$-	$-	$1,751,255

Six Months Ended June 30, 2023	Affiliate Marketing Services - United States	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Enterprise TEM	Total

United States	$585,347	$-	$1,763,544	$2,165,693	$-	$4,514,584
Rest of World	-	2,133,164	-	-	-	2,133,164
Revenues	$585,347	$2,133,164	$1,763,544	$2,165,693	$-	$6,647,748

Six Months Ended June 30, 2022

United States	$170,031	$-	$1,713,597	$-	$-	$1,883,628
Rest of World	-	1,763,962	-	-	-	1,763,962
Revenues	$170,031	$1,763,962	$1,713,597	$-	$-	$3,647,590

The Company does not have material tangible long-lived assets in foreign jurisdictions.

The Company’s Sports Gaming Client Services and Affiliate Marketing Services – International segments derive a significant portion of their revenues from several large customers. The table below presents the percentage of consolidated revenues derived from large customers:

	June 30, 2023	June 30, 2022

Customer A	15%	2%
Customer B	13%	41%
Customer C	10%	21%

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Note 14 - Revenue Recognition

The Company combines its revenue into the following categories:

For the three months ended June 30, 2023	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Software-as-a-service	$86,933	$-	$698,529	$-	$785,462
Fee revenue	-	-	-	1,128,370	1,128,370
Services and other	218,638	1,124,887	-	-	1,343,525
Total	$305,571	$1,124,887	$698,529	$1,128,370	$3,257,357

For the three months ended June 30, 2022	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Software-as-a-service	$108,509	$-	$802,534	$-	$911,043
Fee revenue	-	-	-	-	-
Services and other	-	840,212	-	-	840,212
Total	$108,509	$840,212	$802,534	$-	$1,751,255

For the six months ended June 30, 2023	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Software-as-a-service	$142,224	$-	$1,763,544	$-	$1,905,768
Fee revenue	-	-	-	2,165,693	2,165,693
Services and other	443,123	2,133,164	-	-	2,576,287
Total	$585,347	$2,133,164	$1,763,544	$2,165,693	$6,647,748

For the six months ended June 30, 2022	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Software-as-a-service	$170,031	$-	$1,713,597	$-	$1,883,628
Fee revenue	-	-	-	-	-
Services and other	-	1,763,962	-	-	1,763,962
Total	$170,031	$1,763,962	$1,713,597	$-	$3,647,590

The Company’s license contracts contain promises to transfer multiple products to the customer. Judgment is required to determine whether each product is considered to be a distinct performance obligation that should be accounted for separately under the contract. We have elected to utilize the “right to invoice” practical expedient under ASC 606 which allows us to recognize revenue for our performance under the contract for the value which we have provided to the customer during a period of time in our contract with them.

Determining whether licenses are distinct performance obligations that should be accounted for separately, or not distinct and thus accounted for together, requires significant judgment. In some arrangements, such as the Company’s license arrangements, the Company has concluded that the individual licenses are distinct from each other. In others, like the Company’s SaaS arrangements, the software development and final product are not distinct from each other because they are highly integrated and therefore the Company has concluded that these promised goods are a single, combined performance obligation.

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The Company is required to estimate the total consideration expected to be received from contracts with customers. In certain circumstances, the consideration expected to be received is fixed based on the specific terms of the contract or based on the Company’s expectations of the term of the contract. The Company has not experienced significant returns from or refunds to customers. These estimates require significant judgment and the change in these estimates could have an effect on its results of operations during the periods involved.

The Company follows a five-step model to assess each sale to a customer; identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time. Revenue recognized point in time and over time is presented by period below:

For the three months ended June 30, 2023:

	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Point in time	$218,638	$1,124,887	$-	$239,488	$1,583,013
Over time	86,933	-	698,529	888,882	1,674,344
Total	$305,571	$1,124,887	$698,529	$1,128,370	$3,257,357

For the three months ended June 30, 2022:

	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Point in time	$-	$840,212	$-	$-	$840,212
Over time	108,509	-	802,534	-	$911,043
Total	$108,509	$840,212	$802,534	$-	$1,751,255

For the six months ended June 30, 2023:

	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Point in time	$443,123	$2,133,164	$-	$671,026	$3,247,313
Over time	142,224	-	1,763,544	1,494,667	3,400,435
Total	$585,347	$2,133,164	$1,763,544	$2,165,693	$6,647,748

For the six months ended June 30, 2022:

	Affiliate Marketing Services - U.S.	Affiliate Marketing Services - International	Sports Gaming Client Services	SportsHub Gaming Network	Total
Point in time	$-	$1,763,961	$-	$-	$1,763,961
Over time	170,032	-	1,713,597	-	$1,883,629
Total	$170,032	$1,763,961	$1,713,597	$-	$3,647,590

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The Company’s assets and liabilities related to its contracts with customers were as follows:

	June 30, 2023	December 31, 2022

Accounts receivable	$1,360,528	$776,530
Unbilled revenue	195,234	47,000
Contract assets	68,602	219,116
Contract liabilities	(5,633,004)	(2,166,451)

The timing of revenue recognition may differ from the timing of invoicing to customers and these timing differences result in contract advanced billings on the Company’s consolidated balance sheet. The Company has an enforceable right to payment upon invoicing and records contract liabilities when revenue is recognized subsequent to invoicing. The Company recognized unbilled revenue when revenue is recognized prior to invoicing.

The Company recognized contract assets related to direct costs incurred to fulfill the contracts. These costs are primarily labor costs associated with the development of the software. The Company defers these costs and amortizes them into cost of revenues over the period revenues are recognized.

The activity in the contract assets for the six months ended June 30, 2023 is as follows:

Amount
Balance as of December 31, 2022	$219,116
Labor costs expensed	(493,871)
Labor costs deferred	343,357
Balance as of June 30, 2023	$68,602

The Company recognizes contract liabilities for cash received from its users prior to recognition of revenue to fulfill its contracts. The payments received are primarily from the Company’s operation of its own online gaming business. The Company defers the revenue and recognizes it throughout the online game’s respective season.

The activity in the contract liabilities for the six months ended June 30, 2023 is as follows:

Amount
Balance as of December 31, 2022	$(2,166,451)
Revenue recognized or reclassified	5,098,540
Deferred revenue	(8,565,093)
Balance as of June 30, 2023	$(5,633,004)

All contract liabilities at June 30, 2023 and December 31, 2022 were recognized as revenue or expected to be recognized within the next fiscal year. All other activity in contract liabilities is due to the timing of invoices in relation to the timing of revenue as described above.

Contracted but unsatisfied performance obligations were approximately $643,564 and $850,000 as of June 30, 2023 and December 31, 2022, respectively, of which the Company expects to recognize the entire amount in revenue over the next year.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 days. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that its contracts generally do not include a significant financing component. The primary purpose of invoicing terms is to provide customers with simplified and predictable ways of purchasing the Company’s products and services, and not to facilitate financing arrangements.

28

The Company had three customers that accounted for approximately 39% of revenue for the six months ended June 30, 2023. There was $780,637 due from these customers at June 30, 2023.

The Company had three customers that accounted for approximately 60% of revenue for the six months ended June 30, 2022. There was $621,161 due from these customers at June 30, 2022.

Note 15 – Income Taxes

On a quarterly basis, we estimate our annual effective tax rate and record a quarterly income tax provision based on the anticipated rate. As the year progresses, we refine our estimate based on the facts and circumstances, including discrete events, by each tax jurisdiction. The effective tax rate for the six-month period ended June 30, 2023 was (0.31%); and for the six-month period ended June 30, 2022, it was (0.0)%.

Note 16 – Discontinued Operations

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meets the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major assets, other assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

In June 2022, the Company’s board of directors authorized management to enter into negotiations to sell MTS. The Company negotiated a Share and Asset Purchase Agreement which was closed on December 31, 2022. The majority of the assets of the primary reporting unit within MTS were sold. The assets and liabilities remaining post transaction are in the process of winding down subsequent to the year ended December 31, 2022. Accordingly, the assets and liabilities of the MTS business are separately reported as assets and liabilities from discontinued operations as of June 30, 2023 and December 31, 2022. The results of operations and cash flows of MTS for all periods are separately reported as discontinued operations.

Prior to the sale of MTS on December 31, 2022, the Enterprise TEM operating segment’s performance obligations are satisfied either overtime (managed services and maintenance) or at a point in time (software licenses). Professional services rendered after implementation are recognized as performed. Software license revenue is recognized when the customer has access to the license and the right to use and benefit from the license. Many of the Enterprise TEM operating segment’s agreements include software license bundled with maintenance and supports. The Company allocates the transaction price for each contract to each performance obligation identified in the contract based on the relative standalone selling price (SSP). The Company determines SSP for the purposes of allocating the transaction price to each performance obligation by considering several external and internal factors including, but not limited to, transactions where the specific element sold separately, historical actual pricing practices in accordance with ASC 606, Revenues from Contracts with Customers. The determination of SSP requires the exercise of judgement. For maintenance and support, the Company determines the SSP based on the price at which the Company sells a renewal contract.

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A reconciliation of the major classes of line items constituting the loss from discontinued operations, net of income taxes as presented in the condensed consolidated statements of operations for the six months ended June 30, 2023 (unaudited) is summarized in the table below.

Summary Reconciliation of Discontinued Operations

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022

Revenues	$-	$936,830	$-	$1,869,830

Cost of Revenues	(1,000)	509,175	7,000	1,044,175

Gross (Loss) Profit	(1,000)	427,655	(7,000)	825,655

Operating Expenses
Selling, general, and administrative expenses	149,000	345,293	278,000	843,293
Goodwill and intangible asset impairment expense	-	1,224,671	-	1,224,671
Total operating expenses	149,000	1,569,964	278,000	2,067,964

Operating Loss	(148,000)	(1,142,309)	(285,000)	(1,242,309)

Other Income and Expense	-	(5,345)	(7,000)	(12,345)
Total other income and expense	-	(5,345)	(7,000)	(12,345)

Loss Before Income Taxes	(148,000)	(1,147,654)	(292,000)	(1,254,654)

Provision for income tax expenses	1,000	-	2,000	1,000

Loss from discontinued operations	$(149,000)	$(1,147,654)	$(294,000)	(1,255,654)

The following table presents a reconciliation of the carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations as of June 30, 2023 (unaudited) and December 31, 2022:

	June 30, 2023 (Unaudited)	December 31, 2022
Carrying amounts of major classes of assets included as part of discontinued operations:

Current Assets
Cash	$301,000	$648,000
Accounts receivable, net of allowance	69,000	191,000
Prepaid expenses and other current assets	164,000	187,000
Equipment, net	3,000	5,000
Other Assets	-	279,000
Total current assets	$537,000	$1,310,000

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	June 30, 2023 (Unaudited)	December 31, 2022
Carrying amounts of major classes of liability included as part of discontinued operations:

Current Liabilities
Accrued expenses	$82,100	$374,879
Contract liabilities	3,000	2,000
Other current liabilities	736,397	838,274
Total current liabilities	$821,497	$1,215,153

Note 17 – Net Loss Per Share

The calculation of loss per share and weighted-average shares of the Company’s ordinary shares outstanding for the periods presented are as follows:

	Three months ended June 30		Six months ended June 30
	2023	2022	2023	2022
Net loss from continuing operations	$(3,292,158)	$(3,663,278)	$(5,970,904)	$(10,599,807)
Less: deemed dividends on Series B preferred stock	(48,633)	-	(48,633)	-
Less: dividends on series B preferred stock	(699)	(2,247)	(1,648)	(5,841)
Net loss from continuing operations available to ordinary shareholders	(3,341,490)	(3,665,525)	(6,021,185)	(10,605,648)

Net income (loss) from discontinued operations, net of tax, available to ordinary shareholders	(149,000)	(1,147,654)	(294,000)	(1,255,654)
Net loss available to ordinary shareholders	$(3,490,490)	$(4,813,179)	$(6,315,185)	$(11,861,302)

Basic and diluted weighted-average shares outstanding	2,813,900	2,361,974	2,813,900	2,361,974

Basic and diluted:
Net loss from continuing operations per share	$(1.19)	$(1.55)	$(2.14)	$(4.49)
Net income (loss) from discontinued operations per share	(0.05)	(0.49)	(0.10)	(0.53)
Net loss per share	$(1.24)	$(2.04)	$(2.24)	$(5.02)

The redeemable convertible preferred stock is a participating security, whereby if a dividend is declared to the holders of ordinary shares, the holders of preferred stock would participate to the same extent as if they had converted the preferred stock to ordinary shares.

For the periods presented, the following securities were not required to be included in the computation of diluted shares outstanding:

Schedule of computation of diluted shares outstanding

	June 30, 2023	June 30, 2022
Stock options	450,221	175,005
Series A-1 preferred stock	7,130	5,881
Series B preferred stock	12,481	12,481
Advisory	63,687	-
Prefunded warrants	125,359	-
MTS warrants	-	8,333
Purchase warrants	880,000	-
Regular warrants	266,667	266,667
Total	1,805,545	468,367

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Note 18 – Related Party Transactions

The Company uses Brown & Brown (“Brown”) as an insurance broker. Brown is considered a related party as an executive of Brown serves on the board of directors for the Company. The Company paid $486,111 and $514,764 for the six months ending June 30, 2023 and 2022, respectively for insurance coverage brokered by Brown. The Company’s director earned no commissions for the placement of these policies.

The Company leases office space in Canton, Connecticut from CJEM, LLC, which is owned by an officer and director of the Company. The Company paid rent expense of $19,200 for the six months ended June 30, 2023 and 2022 related to this lease.

Note 19 – Subsequent Events

The Company performed an evaluation of subsequent events for potential recognition and disclosure through the date of the financial statements’ issuance.

Nasdaq Notice

On May 23, 2023, SharpLink received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that SharpLink is no longer in compliance with the equity standard for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 under the net equity standard. Because SharpLink Quarterly Report on Form 10-Q for the three-month period ended June 30, 2023 and March 31, 2023 reported an accumulated stockholders’ deficit of $1,784,494 and a stockholders’ equity $1,489,034, respectively, SharpLink does not meet the alternative standards for market value of listed securities or net income from continuing operations, thus SharpLink no longer complies with Nasdaq’s Listing Rule.

Nasdaq provided the Company with 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. The Company timely submitted its plan and relevant materials to Nasdaq and requested an extension through November 20, 2023 to evidence compliance with the Rule. On August 3, 2023, the Company received a determination letter (the “Letter”) from Nasdaq advising it that Nasdaq determined to grant the Company an extension to regain compliance with the Rule on or before November 20, 2023. The terms of the extension are as follows: on or before November 20, 2023, the Company must take the actions set forth in the plan and opt for one of the two alternatives to evidence compliance with the Rule.

Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its periodic report for the year ended December 31, 2023, with the SEC and Nasdaq, the Company may receive a written notification from Staff that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of SharpLink Gaming Ltd., an Israel corporation, and its wholly owned subsidiaries (collectively, “SharpLink Gaming,” “SharpLink,” “our Company,” the “Company,” “we,” “our,” and “us”), highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our consolidated financial statements and the related notes included in this Quarterly Report on Form 10-Q and with our audited consolidated financial statements included in our 2022 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on April 5, 2023 and the related Annual Report, as amended, filed with the SEC on July 14, 2023. As discussed in the section titled “Note Regarding Forward-Looking Statements,” the following discussion and analysis contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Overview

Founded in 2019 and headquartered in Minneapolis, Minnesota, SharpLink Gaming Ltd. is a leading business-to-business provider of performance marketing and advanced technology-enabled fan engagement and conversion solutions for the fast emerging U.S. sports betting and iGaming industries. Our base of marquis customers and trusted business partners comprise many of the nation’s leading sports media publishers, leagues, teams, sportsbook operators, casinos and sports technology companies, including Turner Sports, NASCAR, PGA TOUR, National Basketball Association (“NBA”), National Collegiate Athletic Association (“NCAA”), NBC Sports, BetMGM, Party Poker, World Poker Tour and Tipico, among numerous others.

We continue to make deliberate and substantial investments in support of our long-term growth objectives. Our primary growth strategy is centered on cost effectively monetizing our own and our customers’ respective online audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors. We are endeavoring to achieve this through deployment of our proprietary conversion technologies, branded as our “C4” solutions, which are seamlessly integrated with fun, highly engaging fan experiences. Purpose-built from the ground-up specifically for the U.S. market, SharpLink’s C4 innovations are designed to help unlock the lifetime value of sports bettors and online casino players. More specifically, C4:

●	COLLECTS, analyzes and leverages deep learning of behavioral data relating to individual fans;
●	CONNECTS and controls fan engagement with real-time, personalized betting offers sourced from U.S. sportsbooks and casinos in states where online betting has been legalized;
●	CONVERTS passive fantasy sports and casual sports fans into sports bettors on a fully automated basis; and
●	readily enables gaming operators and publishers to CAPITALIZE on acquiring and scaling sports betting and iGaming depositors, resulting in higher revenue generation and greatly enhanced user experiences.

We reach fans and cultivate audience growth and activation through our four primary operating segments: 1) Sports Gaming Client Services; 2) SportsHub Games Network/Fantasy Sports; 3) Affiliate Marketing Services – International; and 4) Affiliate Marketing Services – United States.

The Company previously owned and operated an enterprise telecom expense management business (“Enterprise TEM”) acquired in July 2021 in connection with SharpLink’s go-public merger with Mer Telemanagement Solutions. Beginning in 2022, we discontinued operations for this business unit and sought a buyer for the business. On December 31, 2022, we completed the sale of this business to Israel-based Entrypoint South Ltd.

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SharpLink is guided by an accomplished, entrepreneurial leadership team of industry veterans and pioneers encompassing decades of experience in delivering innovative sports solutions to partners that have included Turner Sports, Google, Facebook, the National Football League (“NFL”), NCAA and NBA, among many other iconic organizations, with executive experience at companies which include ESPN, NBC, Sportradar, AOL, Betfair and others.

As of June 30, 2023, the Company’s state regulatory initiatives have resulted in SharpLink being licensed and/or authorized to operate in 24 U.S. states, the District of Columbia, Puerto Rico and Ontario, Canada, which represents most of the legal online betting market in North America.

By leveraging our technology and building on our current client and industry relationships, SharpLink believes we are well positioned to earn a leadership position in the rapidly evolving sports betting and iGaming markets by driving down customer acquisition costs, materially increasing and enhancing player engagement and delivering users with high lifetime value to our proprietary web properties and to those of our gaming partners.

Pending Domestication Merger

On June 14, 2023, SharpLink Israel, SharpLink Gaming, Inc., a Delaware corporation and a wholly owned subsidiary of SharpLink Israel (“SharpLink US”), and SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (as amended July 24, 2023, the “Domestication Merger Agreement”), pursuant to which Domestication Merger Sub will be merged with and into SharpLink Israel, with SharpLink Israel being the surviving entity and continuing a wholly owned subsidiary of SharpLink US (the “Domestication Merger”).

Under the Domestication Merger Agreement, SharpLink Israel will become a wholly owned subsidiary of a Delaware corporation by the Domestication Merger Sub merging with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. In connection with the Domestication Merger, all SharpLink Israel ordinary shares, par value NIS 0.60 per share (the “SharpLink Israel Shares”), outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into the right to receive, and become exchangeable for, shares of common stock of SharpLink US, par value $0.0001 per share (the “SharpLink US Common Stock”), and all preferred shares, options and warrants of SharpLink Israel outstanding immediately prior to the Domestication Merger will be converted into or exchanged for equivalent securities of SharpLink US. The 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture in the aggregate principal amount of $4,400,000 (as amended, the “Debenture”) issued to Alpha Capital Anstalt (“Alpha”) on February 15, 2023, convertible into SharpLink Israel Shares, will be convertible into shares of SharpLink US Common Stock at the same price and on the same other terms and any interest paid thereunder in shares will be paid in SharpLink US Common Stock. By virtue of the Merger, all of the SharpLink Israel Shares and SharpLink Israel Preferred Shares shall represent the right to receive the applicable SharpLink US Common Stock and Preferred Stock, shall be deemed to have been transferred to SharpLink US in exchange for the right to receive such applicable SharpLink US Common Stock and Preferred Stock, and each holder of a certificate or of evidence of shares in book-entry account, representing any certificated or non-certificated SharpLink Israel Shares or SharpLink Israel Preferred Shares, shall cease to have any rights with respect thereto, except the right to receive the applicable SharpLink US Common Stock and Preferred Stock.

The registration statement on Form S-4, filed with the SEC by SharpLink Israel and SharpLink US on June 15, 2023, is currently undergoing review by SEC Staff. Once the S-4 is cleared and deemed effective by the SEC, the Board of Directors of SharpLink Israel will set a record date and a meeting date for an Extraordinary General Meeting of Shareholders to vote on approving and adopting the Domestication Merger Agreement and the transactions contemplated therein.

Nasdaq Notice

On May 23, 2023, SharpLink received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that SharpLink is no longer in compliance with the equity standard for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 under the net equity standard. Because SharpLink Quarterly Report on Form 10-Q for the three-month period ended June 30, 2023 and March 31, 2023 reported an accumulated stockholders’ deficit of $1,784,494 and a stockholders’ equity $1,489,034, respectively, SharpLink does not meet the alternative standards for market value of listed securities or net income from continuing operations, thus SharpLink no longer complies with Nasdaq’s Listing Rule.

Nasdaq provided the Company with 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. The Company timely submitted its plan and relevant materials to Nasdaq and requested an extension through November 20, 2023 to evidence compliance with the Rule. On August 3, 2023, the Company received a determination letter (the “Letter”) from Nasdaq advising it that Nasdaq determined to grant the Company an extension to regain compliance with the Rule on or before November 20, 2023. The terms of the extension are as follows: on or before November 20, 2023, the Company must take the actions set forth in the plan and opt for one of the two alternatives to evidence compliance with the Rule.

Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its periodic report for the year ended December 31, 2023, with the SEC and Nasdaq, the Company may receive a written notification from Staff that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel.

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Three and Six Months Ended June 30, 2023 as Compared to Three and Six Months Ended June 30, 2022

Revenues

For the three months ended June 30, 2023, revenues increased 86%, rising to $3,257,357 as compared to revenues of $1,751,255 reported for the same three-month period in 2022. The improvement was largely attributed to additional revenue resulting from the Company’s merger and acquisition activities, namely the merger with SportsHub Gaming Network, Inc. (“SportsHub”), which closed on December 22, 2022, coupled with sales increases in SharpLink’s Affiliate Market Services groups for both U.S. and International.

On a segmented basis, sales in the Company’s Affiliate Marketing Services – United States group rose 182% to $305,571 from $108,509 for the three months ended June 30, 2023 and 2022, respectively. The Affiliate Marketing Services – International division posted revenues of $1,124,887 for the three months ended June 30, 2023, which is up 34% over revenues of $840,212 for the three months ended June 30, 2022. Revenues contributed by the Company’s Sports Gaming Client Services division totaled $698,529, a 13% decline when compared to revenues of $802,534 for the same three-month period in the prior year. Due to the timing of the SportsHub Acquisition on December 22, 2023, revenues totaled $1,128,370 for the three months ended June 30, 2023, compared to $0 for the three months ended June 30, 2022.

Total revenues for the six months ended June 30, 2023 were $6,647,748, representing an 82% increase from revenues of $3,647,590 reported for the comparable six months in the previous year. The notable improvement was due primarily to revenues generated by SportsHub, which was acquired by SharpLink in December 2022, as well as revenue growth in all of SharpLink’s operating divisions.

For the six-month period ended June 30, 2023, revenues from Affiliate Marketing Services – United States increased 244% to $585,347 compared to $170,031 for the same six-month reporting period in 2022. Affiliate Marketing Services – International climbed 21% to $2,133,164 compared to $1,763,962 for the six months ended June 30, 2023 and 2022, respectively. Revenues from SharpLink’s Sports Gaming Client Services division improved 3%, rising to $1,763,544 from $1,713,597 for the comparable six-month reporting periods in 2023 and 2022, respectively. Revenue contribution from SportsHub totaled $2,165,693 for the six months ended June 30, 2023, which compared to $0 for the same six months in 2022.

Gross Profit

Gross profit climbed 972% to $965,312 for the three months ended June 30, 2023, which compared to $90,014 for the same three months in the prior year. Gross profit margin also improved, rising to 30% from 5%. For the six months ended June 30, 2023, gross profit increased 222% to $2,308,953 – up from $717,447 reported for the six months ended June 30, 2022. Six month gross profit margin also improved, rising to 35% from 20%. The increases were due primarily to the Company offering a broader mix of higher margin products and services, resulting from the Company’s merger with SportsHub and its Affiliate Marketing expansion initiatives, which began in late 2022.

Operating Expenses

For the three months ended June 30, 2023, total operating expenses remained relatively flat at $3,748,509 compared to total operating expenses of $3,729,746 for the three months ended June 30, 2022. For the first six months of 2023, total operating expenses declined 34% to $7,419,926 from $11,285,638 reported for the same six months in 2022. The reduction in total operating expenses for the comparable six month period was due largely to a $4,726,000 non-cash expenses associated with goodwill and intangible asset impairment offset by lower selling, general and administrative costs reported for the six-month period in 2022.

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Operating Loss from Continuing Operations

Operating loss decreased 24% to $2,783,197 for the three months ended June 30, 2023 compared to an operating loss of $3,639,732 for the three-month period ended June 30, 2022. For the six months ended June 30, 2023 and 2022, operating losses declined 52% to $5,110,973 from $10,568,191, respectively. The improvement in operating losses was attributable to a combination of higher revenues and lower operating expenses recorded during the three- and six-month periods.

Net Loss from Continuing Operations

For the reasons detailed above and after factoring total other income and expense of $502,533 and provision for income taxes of $6,408 net loss from continuing operations for the three months ended June 30, 2023 totaled $3,292,158, a 10% decrease from $3,663,278 reported for the same three months in the prior year after factoring total other income and expense of $22,846 and provision for income taxes of $700.

For the six months ended June 30, 2023, the Company’s net loss from continuing operations decreased 44% to $5,970,904 after factoring $822,782 in total other income and expense and provision for income taxes of $37,149. This compared to a net loss from continuing operations of $10,599,807 for the six months ended June 30, 2022 after factoring $30,916 in total other income and expense and provision for income taxes of $700.

During the three- and six-month reporting periods in 2023, total other income and expense was largely attributable to interest and other expenses associated with the Company’s bank lines of credit, coupled with accounting for the change in fair value of its convertible debenture offset by higher interest income earned on its cash on hand.

Net Income (Loss) from Discontinued Operations

Net loss from discontinued operations of SharpLink’s legacy MTS business declined 87% to $149,000 for the three months ended June 30, 2023, which compared to a net loss from discontinued operations of $1,147,654 for the three months ended June 30, 2023. For the six months ended June 30, 2023, net loss from discontinued operations of the legacy MTS business totaled $294,000, down 77% from $1,255,654 reported for the same six months in 2022.

Net Loss Available to Ordinary Shareholders

For all of the aforementioned reasons, net loss available to ordinary shareholders declined 28% to $3,490,490, or $1.24 loss per basic and diluted share, compared to a net loss of $4,813,179, or $2.04 loss per basic and diluted share, for the three months ended June 30, 2023 and 2022, respectively. For the six months ended June 30, 2023, net loss dropped 47% to $6,315,185, or $2.24 loss per basic and diluted share, which compared to a net loss of $11,861,302, or $5.02 loss per basic and diluted share for the six months ended June 30, 2022.

Cash Flows

As of June 30, 2023, the Company had $31,874,620 in cash and $10,785,568 in restricted cash, as compared to cash of $39,324,529 and restricted cash of $11,132,957 as of December 31, 2022. For the six months ended June 30, 2023, cash used in operations was $11,991,510, which compared to cash used in operating activities of $4,752,823 for the first six months ended June 30, 2022. The increase in cash and the decline in restricted cash was primarily attributable to payouts for fantasy sports prizes following the end of the 2022-2023 NFL season that occurred in January offset by payments received for the beginning of the 2023 Major League Baseball season, as well as other normal working capital spend.

For the six months ended June 30, 2023, cash used in investing activities was $468,344, which compared to $524,008 for the six months ended June 30, 2022. The decrease in cash used in investing activities was largely attributable to an increase in capital expenditures associated with ongoing development of our C4 sports betting conversion technology and new generative Artificial Intelligence solution, Betsense, in 2023, offset by payments related to the acquisition of FourCubed in 2022.

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For the six months ended June 30, 2023, cash provided by financing activities was $4,368,556, as compared to cash provided by financing activities of $2,975,971 recorded for the six months ended June 30, 2022. In February 2023, a securities purchase agreement entered into with a current shareholder of the Company, pursuant to which the Company issued the investor the Debenture in the aggregate principal amount of $4,400,000 for a purchase price of $4,000,000. The Company also drew down $879,349 from its line of credit with Platinum Bank in the first six months of 2023. The overall increase was offset by repayments of debt totaling $503,293 and payments of debt issue costs totaling $7,500 in the 2023 six-month reporting period.

Liquidity and Capital Resources

We will require additional capital to support our growth plans and such capital may not be available on reasonable terms or at all. There is substantial doubt about our ability to continue as a going concern.

As of June 30, 2023, we had negative working capital of $10,384,544. For the six months ended June 30, 2023, we incurred a net loss from continuing operations of $5,970,904 representing a 43% decrease from a loss from continuing operations of $10,599,807 for the six months ended June 30, 2022. In the pursuit of SharpLink’s long-term growth strategy and the development of its fan activation and conversion software and related businesses, the Company has sustained continued operating losses. To fund anticipated future losses from operations, the Company secured additional financing through a $3,250,000 term loan in January 2022, as described in Note 7 - Debt. In addition, as described in Note 6, on February 13, 2023, the Company entered into a Revolving Credit Agreement with Platinum Bank and executed a revolving promissory note of $7,000,000. Moreover, on February 14, 2023, the Company entered into the SPA with Alpha, a current shareholder of the Company, pursuant to which the Company issued to Alpha and the Debenture in the aggregate principal amount of $4,400,000 for a purchase price of $4,000,000.

Until we can generate a sufficient amount of revenue to finance our capital needs, which we may never achieve, we expect to finance our cash needs primarily through public or private equity financings or conventional debt financings. We cannot be certain that additional funding will be available on acceptable terms or at all. If we are not able to secure additional funding when needed to support our business growth and to respond to business challenges, track and comply with applicable laws and regulations, develop new technology and services or enhance our existing offering, improve our operating infrastructure, enhance our information security systems to combat changing cyber threats and expand personnel to support our business, we may have to delay or reduce the scope of planned strategic growth initiatives. Moreover, any additional equity financing that we obtain may dilute the ownership held by our existing shareholders. The economic dilution to our shareholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular shareholder. Any debt financing could involve substantial restrictions on activities and creditors could seek additional pledges of some or all of our assets. If we fail to obtain additional funding as needed, we may be forced to cease or scale back operations, and our results, financial conditions and stock price would be adversely affected. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

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Off-Balance Sheet Arrangements

On June 30, 2023, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. Since our inception, except for standard operating leases accounted for prior to January 1, 2022, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Inflation

Our opinion is that inflation did not have a material effect on our operations for the six months ended June 30, 2023.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

New Accounting Pronouncements

There were certain updates recently issued by the Financial Accounting Standards Board (“FASB”), most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure and Control Procedures

The Company’s Chief Executive Officer and the Company’s Chief Financial Officer evaluated the effectiveness of the Company’s disclosure controls and procedures as of June 30, 2023 and concluded that the Company’s disclosure controls and procedures are effective. The term disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is accumulated, recorded, processed, summarized and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure to be reported within the time periods specified in the SEC’s rules and forms.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting, as defined in Rules 13a-15(t) and 15d-15(f) under the Exchange Act, during the three and six months ended June 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II.	OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

Legal Proceedings

None.

ITEM 1A.	RISK FACTORS

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

ITEM 2.	RECENT SALES OF UNREGISTERED EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

Exhibit No.	Description

31.1	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal executive officer

31.2	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal financial officer

32.1	Section 1350 Certification of principal executive officer

32.2	Section 1350 Certification of principal financial officer and principal accounting officer

101.INS	Inline XBRL INSTANCE DOCUMENT
101.SCH	Inline XBRL TAXONOMY EXTENSION SCHEMA
101.CAL	Inline XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF	Inline XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB	Inline XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE	Inline XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

39

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SharpLink Gaming Ltd.

Dated: August 14, 2023	By:	/s/ Rob Phythian
Rob Phythian
Chief Executive Officer

Dated: August 14, 2023	By:	/s/ Jason Lee
Jason Lee
Corporate Controller
(Interim Principal Financial and Accounting Officer)

40

Exhibit 31.1

CERTIFICATION

I, Rob Phythian, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 of SharpLink Gaming Ltd. (the “registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2023	/s/ Rob Phythian
Rob Phythian
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Jason Lee, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 of SharpLink Gaming Ltd. (the “registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2023	/s/ Jason Lee
Jason Lee
Corporate Controller (Interim Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SharpLink Gaming Ltd. (the “Company”) on Form 10-Q for the three and six months ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rob Phythian, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2023

/s Rob Phythian
Rob Phythian
Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SharpLink Gaming Ltd. (the “Company”) on Form 10-Q for the three and six months ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jason lee, Corporate Controller (Interim Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2023

/s/ Jason Lee
Jason Lee
Corporate Controller (Interim Principal Financial Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 8, 2023

SHARPLINK GAMING LTD.

(formerly Mer Telemanagement Solutions Ltd.

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 8, 2022, SharpLink Gaming Ltd. (“SharpLink” or the “Company”) furnished a Current Report on Form 6-K in connection with its notice of extraordinary general meeting of shareholders (the “Meeting”) and related proxy statement (the “Proxy Statement”) to solicit the shareholders’ votes on the consummation of the Company’s acquisition of SportsHub Games Network, Inc. (“SportsHub”). The Proxy Statement included SportsHub’s unaudited interim financial statements and pro forma information for the six months ended June 30, 2022 and 2021, which at the time of the filing were the latest interim reports that were available and required for inclusion in the Proxy Statement at the time of mailing. The acquisition was approved by SharpLink’s shareholders at the Meeting held on December 14, 2022 and the acquisition was subsequently completed on December 22, 2022, as reported in the Company’s Current Report on Form 6-K furnished to the SEC on December 29, 2022.

In connection with the filing by the Company of (i) the Registration Statement on Form S-4 (Reg. No. 333-272655-01), which includes among other things, a proposal to approve the Company’s plan to domesticate from Israel to Delaware, and (ii) the Registration Statement on Form S-1 (Reg. No. 333-272652) for the resale of certain securities of the Company by an existing shareholder, the Company must include the latest interim financial statements and pro formas of SportsHub that would have been available at the time immediately prior to the acquisition. Accordingly, the Company is filing this Current Report on Form 8-K to provide SportsHub’s unaudited interim financial statements for the nine months ended September 30, 2022 and 2021 and corresponding pro forma information.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses or funds acquired.

The following financial statements of SportsHub are being filed as an exhibit to this Current Report on Form 8-K and are incorporated by reference herein:

99.1 – SportsHub’s unaudited condensed financial statements as of and for the nine months ended September 30, 2022 and 2021.

(b) Unaudited pro forma financial information.

The following pro forma financial information is being filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein:

99.2 – Unaudited pro forma condensed combined financial statements for SportsHub for the nine months ended September 30, 2022

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	SportsHub Games Network, Inc.’s unaudited condensed financial statements as of and for the nine months ended September 30, 2022 and 2021.

99.2	Unaudited pro forma condensed combined financial statements for SportsHub Games Network, Inc. for the nine months ended September 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD

By:	/s/ Rob Phythian
Name:	Rob Phythian
Title:	Chief Executive Officer

Dated: September 8, 2023

3

Exhibit 99.1

SportsHub Games Network, Inc.

and Subsidiaries

Consolidated Financial Statements

September 30, 2022 and December 31, 2021

and For the Nine Months Ended

September 30, 2022 and 2021

SportsHub Games Networks, Inc.

Independent Accountant’s Review Report

Board of Directors and Stockholders

SportsHub Games Network, Inc. and Subsidiaries

Minneapolis, Minnesota

We have reviewed the accompanying consolidated financial statements of SportsHub Games Network, Inc. and its Subsidiaries, which comprise the consolidated balance sheet as of September 30, 2022 and the related consolidated statements of operations, other comprehensive loss, changes in stockholders’ equity, and cash flows for the nine month periods ended September 30, 2022 and 2021, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of SportsHub Games Network, Inc. and Subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Report on the December 31, 2021, Consolidated Balance Sheet

The consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, other comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein) were audited by us, and we expressed an unmodified opinion on them in our report dated October 11, 2022. We have not performed any auditing procedures since that date.

Cedar Rapids, Iowa

September 8, 2023

1

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets
Cash	$81,072	$1,228,504
Restricted cash	52,377,022	37,734,380
Receivables
Accounts receivable	10,497	30,290
Related party	35,670	93,954
Other	207,405	-
Other current assets	1,097,282	259,516
Total current assets	53,808,948	39,346,644

Equipment, net	35,495	65,433

Other assets
Intangible assets, net	967,762	1,880,820
Goodwill, net	4,640,980	4,640,980
Right of use asset - operating lease	110,656	178,193
SharpLink equity method investment	7,185,676	23,568,578
Total other assets	12,905,074	30,268,571

Total assets	$66,749,517	$69,680,648

2

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

	September 30,	December 31,
	2022	2021
	(unaudited)
Liabilities and Stockholders’ Equity
Current liabilities
Line of credit	$4,120,651	$4,120,651
Current maturities of long-term debt	394,333	495,618
Current portion of lease liability	57,293	119,873
Accounts payable	393,378	161,629
Accrued expenses	304,140	218,270
Prize liability	5,481,704	5,937,369
Customer deposits	40,028,106	31,342,573
Deferred revenue	8,106,051	914,412
Total current liabilities	58,885,656	43,310,395

Long-term liabilities
Long-term debt, net of current maturities	948,990	1,246,046
Lease liability	67,932	104,850
Deferred tax liability	42,221	3,857,088
Total long-term liabilities	1,059,143	5,207,984

Stockholders’ equity
Preferred stock $0.0001 par value, authorized 8,000,000 shares;
3,486,316 issued and outstanding	349	349
Additional paid-in capital (preferred stock)	5,644,681	5,644,681
Common Stock $0.0001 par value; authorized 14,000,000 shares; 10,272,851 issued and outstanding	1,027	1,027
Additional paid-in capital (common stock)	9,701,563	9,701,563
Retained earnings (deficit)	(8,542,902)	5,814,649
Total stockholders’ equity	6,804,718	21,162,269

Total liabilities and stockholders’ equity	$66,749,517	$69,680,648

3

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Operations

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Revenue	$3,439,557	$5,824,360

Cost of revenues	1,992,378	4,131,549

Gross profit	1,447,179	1,692,811

Operating expenses
Selling, general and administrative expenses	3,233,134	31,613,399
Depreciation and amortization	134,521	241,557
Commitment fee expense	-	23,301,206
Total operating expenses	3,367,655	55,156,162

Loss from operations	(1,920,476)	(53,463,351)

Other income (expense)
Interest income	274,626	185,315
Interest expense	(201,858)	(191,518)
Realized loss on sale of
restricted investments	-	(3,617)
Other income	33,457	28,243
Gain on loan forgiveness	-	1,399,519
Gain on deconsolidation of SharpLink	-	48,648,838
Net loss from SharpLink equity
method investment	(5,529,250)	(456,677)
Impairment of SharpLink equity
method investment	(10,853,652)	(13,150,841)
Other income, net	(16,276,677)	36,459,262

Loss	(18,197,153)	(17,004,089)

Income tax (expense) benefit	3,814,867	(3,849,227)

Net loss	(14,382,286)	(20,853,316)

Net loss attributed to non-controlling interest	-	(26,115,822)

Net income (loss) attributed to the Company	$(14,382,286)	$5,262,506

4

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Net loss	$(14,382,286)	$(20,853,316)

Other comprehensive income
Net change in unrealized gain on
restrictive investments	-	17,054

Comprehensive loss	(14,382,286)	(20,836,262)

Net loss attributed to non-controlling interest	-	(26,115,822)

Comprehensive income (loss) attributable to the Company	$(14,382,286)	$5,279,560

5

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Preferred Stock		Common Stock			Accumulated
		Additional Paid-In		Additional Paid-In	Retained Earnings	Other Comprehensive	Non-Controlling	Total Stockholders’
	Amount	Capital	Amount	Capital	(Deficit)	Loss	Interest	Equity

Balance, January 1, 2021	$349	$5,644,681	$1,027	$13,082,567	$(16,294,670)	$(17,054)	$375,189	$2,792,089

Common stock issued for business combination	-	-	-	13,272,652	-	-	8,837,380	22,110,032
SharpLink stock-based compensation expense	-	-	-	595,269	-	-	401,354	996,623
SharpLink vesting of warrant	-	-	-	1,201,607	-	-	800,070	2,001,677
SharpLink preferred stock issuance in exchange for temporary equity preferred stock	-	-	-	-	-	-	1,359,047	1,359,047
SharpLink preferred stock issuance	-	-	-	-	-	-	29,878,206	29,878,206
SharpLink conversion of preferred stock to common stock and deconsolidation	-	-	-	(18,533,993)	34,069,417	-	(15,535,424)	-
Stock option compensation	-	-	-	87,950	-	-	-	87,950
Other comprehensive income	-	-	-	-	-	17,054	-	17,054
Net income	-	-	-	-	5,262,506	-	(26,115,822)	(20,853,316)

Balance, September 30, 2021	$349	$5,644,681	$1,027	$9,706,052	$23,037,253	$-	$-	$38,389,362

Balance, January 1, 2022	$349	$5,644,681	$1,027	$9,701,563	$5,814,649	$-	$-	$21,162,269

Stock option compensation	-	-	-	-	24,735	-	-	24,735
Net loss	-	-	-	-	(14,382,286)	-	-	(14,382,286)

Balance, September 30, 2022	$349	$5,644,681	$1,027	$9,701,563	$(8,542,902)	$-	$-	$6,804,718

6

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash Flows - Operating Activities
Net loss	$(14,382,286)	$(20,853,316)
Adjustments to reconcile net loss to net
cash flows - operating activities
Depreciation and amortization	949,588	1,132,981
Lease incentive amortization and deferred rent	67,537	54,008
Stock-based compensation expense	24,735	1,084,573
Advisory expenses in exchange for SharpLink warrant	-	2,001,677
Deferred taxes	(3,814,867)	3,994,579
Commitment fee expense	-	23,301,206
Loss on sale of investments	-	20,671
Impairment of SharpLink equity method investment	10,853,652	13,150,841
Gain on deconsolidation of SharpLink	-	(48,648,283)
Net loss from equity method investment in SharpLink	5,529,250	456,677
Goodwill impairment	-	21,722,213
Gain on loan forgiveness	-	(1,399,519)
Changes in operating assets and liabilities
Receivables	(129,328)	479,470
Contract assets	-	180,064
Other current assets	(837,766)	(741,681)
Other non-current assets	-	(234,000)
Deferred revenue	7,191,639	6,230,146
Accounts payable	231,749	1,351,123
Accrued expenses	85,870	(402,702)
Contract liability		(767,780)
Prize liability	(455,665)	3,141,720
Customer deposits	8,685,533	8,909,914
Operating lease liability	(99,498)	(172,546)
Other long-term liabilities	-	(312,000)
Net cash flows - operating activities	13,900,143	13,680,036

Cash Flows - Investing Activities
Deconsolidation of cash of SharpLink	-	(7,019,776)
Capital expenditures for equipment	(6,592)	(35,192)
Cash and restricted cash acquired in MTS merger	-	1,932,000
Proceeds from maturity of restricted investments	-	727,766
Capital expenditures for internally developed software	-	(167,942)
Net cash flows - financing activities	(6,592)	(4,563,144)

7

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash Flows - Financing Activities
Payments on long-term debt	$(398,341)	$(386,593)
Proceeds from long-term debt	-	158,236
Proceeds from Paycheck Protection Program loan	-	699,519
Payments on note payable to seller	-	(95,197)
SharpLink proceeds for preferred stock issuance	-	6,000,000
Net cash flows - financing activities	(398,341)	6,375,965

Net change in cash and restricted cash	13,495,210	15,492,857

Cash and Restricted Cash
Beginning of year	38,962,884	27,540,590

End of year	$52,458,094	$43,033,447

Reconciliation of Cash and Restricted Cash
Cash	$81,072	$840,603
Restricted cash	52,377,022	42,192,844

Total cash and restricted cash	$52,458,094	$43,033,447

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$274,626	$185,315

8

SportsHub Games Network, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022 and 2021

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Supplemental Schedule of Noncash Investing and Financing Activities
Unrealized gain (loss) on available for sale securities
included in other comprehensive loss	$-	$17,054

Non-controlling interest preferred stock discount accretion	$-	$373,560

Non-controlling interest preferred stock dividend accretion	$-	$91,192

SharpLink dividends on preferred stock in ordinary shares	$-	$94,700

SharpLink preferred stock issuance in exchange for temporary equity preferred stock	$-	$1,359,047

SharpLink preferred stock issuance in exchange for commitment fee	$-	$29,878,206

SharpLink conversion of preferred stock to ordinary shares	$-	$13,758,601

Business combinations
Assets acquired, liabilities assumed, and consideration issued in acquisition
Cash and restricted cash	$-	$1,932,000
Accounts receivable	-	356,000
Prepaid expenses and other current assets	-	322,000
Equipment	-	25,000
Other long-term assets	-	261,000
Intangible assets	-	483,000
Goodwill	-	22,581,032
Accrued expenses	-	(2,129,000)
Deferred revenue	-	(914,000)
Other current liabilities	-	(495,000)
Other long-term liabilities	-	(312,000)

Stock issued	-	22,110,032

Total consideration issued in acquisition	$-	$22,110,032

9

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Business Activity

SportsHub Games Network, Inc. and Subsidiaries (the “Company”) is an online gaming business that primarily facilitates daily and seasonal peer-to-peer fantasy contests for its end users. The Company also operates a website that provides a variety of services to private fantasy league commissioners, including secure online payment options, transparent tracking and reporting of transactions, payment reminders, in-season security of league funds, and facilitation of prize payouts.

SharpLink Gaming Ltd. (formerly Mer Telemanagement Services or “MTS”) is an Israeli-based multi-national corporation. SharpLink is comprised of four operating segments: Affiliate Marketing Services – United States, Sports Gaming Client Services, Enterprise Telecom Expense Management (“TEM”) and Affiliate Marketing Services – International. On July 26, 2021, SharpLink, Inc. completed its merger with Mer Telemanagement Solutions Ltd. (the “MTS Merger”), which changed its name to SharpLink Gaming Ltd. and commenced trading on NASDAQ under the ticker symbol “SBET.” SharpLink hereinafter refers to SharpLink, Inc. for the period prior to the merger and SharpLink Gaming Ltd. for the period subsequent to the merger. As a result of the MTS Merger, SharpLink, Inc. shareholders own 86% of SharpLink, on a fully diluted and as-converted basis, and has majority of the voting shares. Additionally, immediately following the closing of the MTS Merger, legacy MTS directors and officers agreed to resign, pursuant to the merger agreement. SharpLink, Inc.’s executives became officers of SharpLink and new members were appointed to the board of directors. The MTS Merger represents a reverse acquisition in which SharpLink, Inc. is the accounting acquirer and legacy MTS is the accounting acquiree. SharpLink applied the acquisition method of accounting to the identifiable assets and liabilities of legacy MTS, which were measured at estimated fair value as of the date of the business combination.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SportsHub Games Network, Inc. and its wholly-owned subsidiaries, LeagueSafe Management, LLC, SportsHub Reserve, LLC, and Virtual Fantasy Games Acquisition, LLC.

All significant inter-company balances and transactions have been eliminated in consolidation.

Non-controlling interest represents the interest in SharpLink that is owned by other investors and their related equity raised. This averaged approximately 17% of the activity in SharpLink, Inc. based on the percentage of ownership during the nine months ended September 30, 2021. The Company allocates all of SharpLink’s stock-based compensation, preferred dividend and discount accretion to non-controlling interest. Effective August 31, 2021, the Company no longer had a controlling interest in SharpLink and deconsolidated it from the Company’s consolidated financial statements (see Note 6).

10

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business Acquisition

The Company accounts for business acquisitions under the acquisition method of accounting as required by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations. The total cost of business acquisitions is determined based on the fair value of the consideration transferred to the seller to acquire control, while the cost allocated to the underlying separately identifiable net assets acquired is based on their respective estimated fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill. Net assets not separately identifiable are subsumed into goodwill. Fair values are calculated using a variety of methodologies including the cost approach, which uses the concept of replacement as an indicator of market value, and the income approach, which utilizes discounted cash flow models. Determining the fair value of assets acquired and liabilities assumed using the valuation methodologies requires judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows and discount rates, among other items.

Common Control Merger

On November 1, 2020, the Company contributed certain assets and liabilities to a newly formed, wholly owned subsidiary, Sports Technologies, LLC (STI). Following this contribution, STI merged into ST Acquisitions, LLC, a wholly owned subsidiary of SharpLink, in a reverse triangular merger under which STI was the surviving subsidiary to SharpLink. As consideration in exchange for the merger, the Company received 4,061,141 shares of SharpLink, Inc. common stock.

Concentrations of Credit Risk

The Company maintains its cash accounts in various financial institutions, the balances of which are periodically in excess of federally insured limits.

Restricted Cash

The Company’s restricted cash balances consist of funds held for payment of prize liabilities for its various daily and seasonal peer-to-peer fantasy games, as well as private fantasy league dues from customers who utilize the services offered via the Company’s secure online payment and league dues management website. Restricted cash is segregated from operating cash in separate accounts at the Company’s SportsHub Reserve, LLC and LeagueSafe Management, LLC subsidiaries.

11

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equity Method Investment

As of August 31, 2021, the Company no longer had a controlling interest in SharpLink, Inc. and deconsolidated it from the Company’s consolidated financial statements (see Note 6) and started to account for the investment under the equity method of accounting. Under the equity method of accounting, the investment is initially recorded at cost, then the Company’s proportional share of SharpLink’s net income or loss is recorded as a component of other income (expense) with a corresponding increase or decrease to the carrying value of the investment. Distributions received from SharpLink reduce the Company’s carrying value of the investment. These investments are evaluated for impairment if events or circumstances arise that indicate that the carrying amount of such assets may not be recoverable. At September 30, 2021, the Company determined its investment was impaired and recognized an impairment loss of $13,150,841 for the nine months ended September 30, 2021. At December 31, 2021, the Company determined its investment was impaired and recognized an impairment loss of $29,381,877 for the year ended December 31, 2021. At September 30, 2022, the Company determined its investment was impaired and recognized an impairment loss of $10,853,652 for the nine months ended September 30, 2022.

Accounts Receivable and Credit Policy

Accounts receivable are recorded at their estimated net realizable value, net of an allowance for doubtful accounts. The Company’s estimate of the allowance for doubtful accounts is based upon historical experience, its evaluation of the current status of receivables, and unusual circumstances, if any. Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms. The Company does not charge interest on past due accounts. Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial conditions and generally requires no collateral. As of September 30, 2022 and December 31, 2021, there was no allowance for doubtful accounts.

The Company estimates an allowance for doubtful accounts based upon and evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the estimate of the allowance for doubtful accounts will change.

Equipment

Equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productivity capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which ranges from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset or the life of the lease.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with generally accepted accounting principles, which provides a framework for measuring fair value.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Intangible Assets

Intangible assets with a finite life consist of internally developed software, customer relationships, trade names, and acquired technology and are carried at cost less accumulated amortization. The Company amortizes the cost of identifiable intangible assets on a straight-line basis over the expected period of benefit, which ranges from three to seven years.

Costs associated with internally developed software are expensed as incurred unless they meet generally accepted accounting criteria for deferral and subsequent amortization. Software development costs incurred prior to the application development stage are expensed as incurred. For costs that are capitalized, the subsequent amortization is the straight-line method over the remaining economic life of the product, which is estimated to be 3 to 5 years.

The Company reassesses whether it has met the relevant criteria for deferral and amortization at each reporting date. The Company classifies amortization related to developed technology as cost of revenue totaling $815,067 and $891,425 for the nine months ended September 30, 2022 and 2021, respectively.

Long-Lived Assets

The Company reviews the carrying value of its long-lived assets, including equipment and finite-lived intangible assets, for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimate future cash flows expected to result from its use and eventual disposition. In cases where undiscounted cash flows are less than the carrying value of a long-lived asset group, an impairment loss is recognized equal to an amount by which the asset group’s carrying value exceeds the fair value of the assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of customer loss, obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment recognized during the nine month periods ended September 30, 2022 and 2021.

13

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

The Company records goodwill when consideration paid in an acquisition exceeds the fair value of the net tangible assets and the identified intangible assets acquired. Goodwill is not amortized, but rather is tested for impairment. The Company has determined that there are seven reporting units for the purpose of goodwill impairment tests.

The Company evaluates the carrying amount of goodwill annually or more frequently if events or circumstances indicate that the goodwill may be impaired. Factors that could trigger an impairment review include significant underperformance relative to historical or forecasted operating results, a significant decrease in the market value of an asset or significant negative industry or economic trends. The Company completes impairment reviews for its reporting units using a fair-value method based on management’s judgments and assumptions. When performing its annual impairment assessment, the Company evaluates the recoverability of goodwill assigned to each of its reporting units by comparing the estimated fair value of the respective reporting unit to the carrying value, including goodwill.

The Company had accumulated goodwill impairment of $1,644,000 as of September 30, 2022 and December 31, 2021. There is inherent uncertainty included in the assumptions used in goodwill impairment testing. A change to any of the assumptions could lead to a future impairment that could be material.

Leases

Effective January 1, 2020, the Company adopted the new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (ASC 842), using a modified retrospective approach. The adoption of ASC 842 resulted in the establishment of a right-of-use-asset and lease liability of $567,602 on January 1, 2020, and did not have any effect on accumulated deficit. The standard requires the recognition of right-of-use assets and lease liabilities for lease contracts with terms greater than 12 months.

Operating lease costs are recognized in the consolidated statements of operations as a single lease cost and finance lease costs are recognized in two components, interest expense and amortization expense. The Company has elected the package of practical expedients permitted in ASC 842. Accordingly, the Company accounted for its existing leases as either finance or operating leases under the new guidance, without reassessing (a) whether the contract contains a lease under ASC 842, (b) whether classification of the operating lease would be different in accordance with ASC 842, or (c) whether the unamortized initial direct costs before transition adjustments would have met the definition of initial direct costs in ASC 842 at lease commencement. In addition, the Company elected to utilize the practical expedient to use hindsight in determining the lease term when considering options to extend the term of leases. See Note 11 for further disclosure of the Company’s lease contracts and the impact the on the consolidated financial statements.

Prize Liability

The Company’s prize liability consists of funds to be paid to participants of the various fantasy games hosted by the Company. These prizes are paid to the participants once a fantasy game has concluded and final winners have been determined.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer Deposits

The Company holds cash on behalf of customers in wallet accounts and accounts on the LeagueSafe Management, LLC platform. Cash related to these accounts may be drawn on at any time at the request of the customer.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities, net operating losses, and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A tax position is recognized when it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority. The standard also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition.

Revenue Recognition

The Company enters into contracts for the development, hosting, operations, maintenance, and service of games and contests that are hosted by the Company and accessed through the customer’s website or other electronic media. This generally results in revenue from developing, hosting, and maintaining software for customers (cloud-hosted SaaS) or licensing revenue for the development of software.

The Company enters into implicit and explicit contracts with end users for the hosting peer to peer online fantasy game and wallet operations. This generally results in revenue from online fantasy games and wallet operations.

The Company follows a five-step model to assess each sale to a customer; identify the legally binding contract, identify the performance obligations, determine the transaction price, allocate the transaction price, and determine whether revenue will be recognized at a point in time or over time.

Revenue is recognized upon transfer of control of promised products or services (i.e., performance obligations) to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for promised goods or services. The Company’s performance obligations are satisfied either over time (net gaming revenue, subscription revenue and certain types of fee revenue) or at a point in time (for certain types of fee revenue).

Other items relating to charges collected from customers include reimbursable expenses. Charges collected from customers as part of the Company’s sales transactions are included in revenues and the associated costs are included in cost of revenues.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the relevant vesting period. The Company estimates the fair value of each stock-based award on the measurement date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate, and dividend yield.

SharpLink Redeemable Preferred Stock Issued with a Commitment Fee

SharpLink issued redeemable preferred stock with a commitment fee in 2020. The Company considers guidance within ASC 470-20, Debt (ASC 470), Distinguishing Liabilities from Equity (ASC 480), and Derivatives and Hedging (ASC 815) when accounting for a redeemable equity instrument issued with a freestanding-instruments (e.g., commitment fee), such as in the December 2020 SharpLink preferred stock issuance (First Tranche) and the second issuance upon the date the common stock of SharpLink is listed or quoted on any trading market (Going Public Transaction) (Second Tranche). In circumstances in which redeemable convertible preferred stock is issued with a commitment fee, the proceeds from the issuance of the convertible preferred stock are first allocated to the commitment fee at its full estimated fair value.

Commitment Fee

The Company accounts for the commitment fee as either equity instrument, liability, or derivative liability in accordance with ASC 480 and/or ASC 815, depending on the specific terms of the agreement. The commitment fee, which requires SharpLink to issue common shares equal to the greater of either 15% of the aggregate of the First and Second Tranche or 3% of SharpLink’s issued and outstanding capital immediately following the Second Tranche, may require SharpLink to transfer a variable number of shares outside of its control, is classified as a liability. Liability-classified instruments are recorded at their estimated fair values at each reporting period until they are exercised, terminated, reclassified, or otherwise settled. The Company recognized commitment fee expense of $23,301,206 for the nine months ended September 30, 2021. There was no commitment fee expense for the nine months ended September 30, 2022.

Paycheck Protection Program Loans

The Company followed Financial Accounting Standards Board (FASB) ASC 470 in accounting for its Paycheck Protection Program (PPP) loans. Upon forgiveness and legal release, the Company reduced the liability by the amount forgiven and recorded a gain on forgiveness.

Advertising Costs

The Company expenses the costs of advertising as incurred. Advertising expense for the nine months ended September 30, 2022 and 2021, was $102,704 and $187,760, respectively.

Accounting Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements Not Yet Adopted

Financial Instruments – Credit Losses

In June 2016, the FASB issued ASC 326, Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments (ASC 326), which replaces the existing incurred loss model with a current expected credit loss (CECL) model that requires consideration of a broader range of reasonable and supportable information to form credit loss estimates. The Company would be required to use a forward-looking CECL model for accounts receivables, guarantees, and other financial instruments. The Company will adopt ASC 326 on January 1, 2023, and the Company is still evaluating the impact on its consolidated financial statements.

Subsequent Events

Management has evaluated subsequent events through September 8, 2023, the date which the consolidated financial statements were available for issue (See Note 20).

NOTE 2 – BUSINESS COMBINATIONS

Mer Telemanagement Solutions

Description of the transaction

On July 26, 2021, MTS, New SL Acquisition Corp., a wholly owned subsidiary of MTS (“Merger Sub”) and privately held SharpLink, Inc. entered into an Agreement and Plan of Merger (the “MTS Merger Agreement”). Pursuant to the MTS Merger Agreement, Merger Sub merged with and into SharpLink, Inc., with SharpLink, Inc. surviving as a wholly owned subsidiary of legacy MTS (the “Reverse Merger” or “Merger”). Following the MTS Merger, the Company changed its name from Mer Telemanagement Solutions Ltd. to SharpLink Gaming Ltd. On a pro forma and fully-diluted basis for SharpLink, SharpLink, Inc. shareholders own approximately 86% of SharpLink, inclusive of a stock option pool of 10% of the fully-diluted outstanding share capital of SharpLink, and legacy MTS securityholders own approximately 14% of the fully-diluted outstanding capital of SharpLink.

As a result of the MTS Merger, each outstanding share of SharpLink, Inc. common stock was converted into the right to receive SharpLink Gaming Ltd. ordinary shares as calculated pursuant to the Exchange Ratio, as defined in the MTS Merger Agreement. Each outstanding share of SharpLink, Inc. Series A preferred stock was converted into the right to receive SharpLink Gaming Ltd. Series A-1 preferred stock, calculated pursuant to the Exchange Ratio. Each outstanding share of SharpLink, Inc. Series A-1 preferred stock was converted into the right to receive SharpLink Gaming Ltd. Series A-1 preferred stock, calculated pursuant to the Exchange Ratio. Each outstanding share of SharpLink, Inc. Series B preferred stock was converted into the right to receive SharpLink Gaming Ltd. Series B preferred stock, calculated pursuant to the Exchange Ratio.

In connection with a closing condition of the MTS Merger Agreement, a major shareholder of both legacy MTS and SharpLink, Inc., invested $6,000,000 in exchange for 3,692,865 shares of SharpLink Gaming Ltd. Series B preferred stock.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – BUSINESS COMBINATIONS (CONTINUED)

Mer Telemanagement Solutions (Continued)

Identification of accounting acquirer

As a result of the MTS Merger, SharpLink, Inc. shareholders own 86% of SharpLink, on a fully diluted and as-converted basis, and has majority of the voting shares. Additionally, immediately following the closing of the MTS Merger, legacy MTS directors and officers agreed to resign, pursuant to the MTS Merger Agreement. SharpLink, Inc. executives became officers of SharpLink, and new members were appointed to the board of directors. The MTS Merger represents a reverse acquisition in which SharpLink, Inc. is the accounting acquirer and legacy MTS is the accounting acquiree. SharpLink applied the acquisition method of accounting to the identifiable assets and liabilities of legacy MTS, which have been measured at estimated fair value as of the date of the business combination.

Purchase Price

The purchase price is based on the legacy MTS closing share price of $6.80 on July 26, 2021, and 2,492,162 and 670,789 of Ordinary Shares and Preferred Shares, respectively, outstanding as of July 26, 2021, as well as the fair value of 108,334 share options and warrants outstanding as of July 26, 2021. The following table represents the purchase consideration paid in the MTS Merger.

Schedule of purchase consideration
MTS issued and outstanding ordinary shares immediately prior to Merger	3,162,951
MTS share price on July 26, 2021	$6.80
MTS ordinary shares fair value	21,508,067
MTS warrants and options fair value	$601,965
Purchase consideration for accounting acquiree	$22,110,032

The fair value of the MTS warrants and options, which are further disclosed in Note 14, respectively, were determined using a Black Scholes option-pricing model with the following assumptions:

MTS Warrants - $2.642 strike price
Fair value of ordinary shares	$6.80
Exercise price	$2.64
Expected volatility	54.7%
Expected dividends	0.0%
Expected term (in years)	3.0
Risk-free rate	0.38%

Fair value per warrant	$4.49
Warrants	58,334
Fair value	$261,965

MTS Warrants - $0 strike price
Fair value of ordinary shares	$6.80
Exercise price	$0.00
Expected volatility	54.7%
Expected dividends	0.0%
Expected term (in years)	3.0
Risk-free rate	0.38%

Fair value per warrant	$6.80
Warrants	25,000
Fair value	$170,000

MTS Options - $0 strike price
Fair value of ordinary shares	$6.80
Exercise price	$0.00
Expected volatility	54.7%
Expected dividends	0.0%
Expected term (in years)	3.0
Risk-free rate	0.38%

Fair value per warrant	$6.80
Warrants	25,000
Fair value	$170,000

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – BUSINESS COMBINATIONS (CONTINUED)

Purchase Price Allocation

The MTS assets and liabilities were measured at estimated fair values at July 26, 2021, primarily using Level 3 inputs. Estimates of fair value represent management’s best estimate of assumptions about future events and uncertainties, including significant judgments related to future cash flows, discount rates, competitive trends, margin and revenue growth assumptions including royalty rates and customer attrition rates and others. Inputs used were generally obtained from historical data supplemented by current and anticipated market conditions and growth rates expected as of the acquisition date.

Mer Telemanagement Solutions (Continued)

The fair value of the assets acquired, and liabilities assumed as of July 26, 2021, were as follows:

Assets:
Cash	916,000
Restricted cash	1,016,000
Accounts receivable	356,000
Prepaid expenses and other current assets	322,000
Equipment	25,000
Other long-term assets	261,000
Intangible assets	483,000

Total Assets	$3,379,000

Liabilities:
Accrued expenses	2,129,000
Deferred revenue	914,000
Other current liabilities	495,000
Other long-term liabilities	312,000

Total liabilities	$3,850,000

Net assets acquired, excluding goodwill	$(471,000)

Goodwill	22,581,032

Purchase consideration for accounting acquiree	$22,110,032

The fair value, as determined by assumptions that market participants would use in pricing the assets, and weighted average useful life of the identifiable intangible assets are as follows:

	Fair Value	Weighted Average Useful Life (Years)
Customer relationships	$414,000	4
Developed technology	69,000	3
	$483,000

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – BUSINESS COMBINATIONS (CONTINUED)

Mer Telemanagement Solutions (Continued)

The excess of the consideration for the acquisition over the fair value of net assets acquired was recorded as goodwill and derived from the market price of the shares at the time of the MTS Merger in the go-public transaction. As of December 31, 2021, $21,722,213 of the MTS goodwill was impaired. The goodwill created in the acquisition is not expected to be deductible for tax purposes.

The allocation of purchase price is subject to finalization during a period not to exceed one year from the acquisition date. Adjustments to the preliminary allocation of purchase price may occur related to finalization of income taxes.

Transaction Costs

SharpLink’s transaction costs incurred in connection with the MTS Merger were $3,084,341 for the nine months ended September 30, 2021. These costs were primarily comprised of professional fees, recorded in transaction expenses in the consolidated statement of operations. The transaction costs are not expected to be deductible for tax purposes.

Results of the MTS Business Subsequent to the Acquisition

The MTS business had approximate revenues and net loss of $653,000 and $22,332,000, respectively, which includes the impact of purchase accounting adjustments and goodwill impairment of $21,722,213. These results are included in operations for the period from July 26, 2021 through September 30, 2021. The financial results of the MTS business have been included in the Company’s Enterprise TEM segment from the date of acquisition.

NOTE 3 – REVENUE RECOGNITION

Nature of Products and Services

Software License

The Company’s software license allows the customer to take the software on premise. Electronic transfers of software licenses are recognized upon transfer of control, which is considered to occur when it is provided to the customer, resulting in revenue being recognized after the software has been delivered. Payments are due 30 days after being invoiced.

Software-as-a-Service

Software-as-a-Service (“SaaS”) arrangements are highly integrated services of development and hosting that grant customers the right to access the software. Updates are generally made available throughout the entire term of the arrangement, which is generally the length of a league season or single event period.

Via its Sports Gaming Client Services offerings, the Company provides a stand-ready obligation that includes an online library and technical support resources in these SaaS arrangements, which constitute a single, combined performance obligation, and revenue is recognized over the term of the service. Invoicing generally reflects two milestone payment terms. Other revenues related to the Affiliate Marketing Services software the Company is developing are immaterial.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

Nature of Products and Services (Continued)

Software-as-a-Service (Continued)

The Company’s WhatIfSports product provides sports simulation software that its users pay a fee to access over a period of time. The Company provides and maintains the software throughout the duration of the season, which constitutes a single performance obligation. Revenue is recognized over the term of the service.

Net Gaming Revenue

The Company collects fees from customers for daily and season-long online fantasy sports games in advance and recognizes the related fees over the term of the online fantasy game. Users of season-long online games are allowed to purchase additional fantasy add-on packages. Based on the type of add-on, revenue is recognized at the time of purchase or over the related period of time the add-on is valid. The Company’s performance obligation under these contracts is to provide the customers with a platform to play these fantasy sports games over the course of the season. Revenue is recognized ratably over the period of the related sports season.

Fee Revenue

The Company collects various forms of fee revenue from customers during their use of LeagueSafe. The Company’s performance obligation is to provide customers with an online platform to collect entry fees, provide transparency into league transactions, encourage timely payment of entry fees, secure funds during the season, and facilitate end-of-season prize payouts. Fee revenue related to payment transactions is deferred until the end of the specific season. Other types of fee revenue are recognized on a transactional basis when users complete transactions or when an account becomes inactive under the terms of the user agreement.

Subscription Revenue

The Company collects subscriptions from customers when they sign up for access to Fantasy National Golf Club. The Company’s performance obligation under these contracts is to provide users with access to their intellectual property. The property carries data that provides users with information to make betting decisions for professional golf. Revenue is initially deferred and recognized ratably over the subscription period.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

Revenues by Category

The Company combines its revenue into four categories, as follows:

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Software-as-a-service and other	$-	$2,436,836
Net gaming revenue	1,156,716	1,335,231
Fee revenue	1,529,454	1,260,672
Subscription revenue	753,387	791,621
Total	$3,439,557	$5,824,360

Timing of Revenue Recognition

The Company has performance obligations that are satisfied over time and others that are satisfied at a point in time, as follows:

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Performance obligation satisfied:
Over time	$1,910,103	$4,563,688
At a point in time	1,529,454	1,260,672

Net sales	$3,439,557	$5,824,360

Significant Judgments

The Company’s lone license contract contains promises to transfer multiple products to the customer. Judgment is required to determine whether each product is considered to be a distinct performance obligation that should be accounted for separately under the contract. The Company allocates the transaction price to the distinct performance obligations based on relative standalone selling price (SSP) such as the prices charged to customers on a standalone basis, contractually stated prices, and other entity specific factors or by using information such as market conditions and other observable inputs. The Company estimates SSP by maximizing use of observable prices such as contractually stated prices.

Determining whether licenses are distinct performance obligations that should be accounted for separately, or not distinct and thus accounted for together, requires significant judgment. In some arrangements, such as the Company’s license arrangements, the Company has concluded that the individual licenses are distinct from each other. In others, like the Company’s SaaS arrangements, the software development and final product are not distinct from each other because they are highly integrated and therefore the Company has concluded that these promised goods are a single, combined performance obligation.

If a group of agreements are so closely related that they are, in effect, part of a single arrangement, such agreements are deemed to be one arrangement for revenue recognition purposes. The Company exercises significant judgment to evaluate the relevant facts and circumstances in determining whether the separate agreements should be accounted for separately or as, in substance, a single arrangement. The Company’s judgments about whether a group of contracts comprise a single arrangement can affect the allocation of consideration to the distinct performance obligations, which could have an effect on results of operations for the periods involved.

22

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 3 – REVENUE RECOGNITION (CONTINUED)

The Company is required to estimate the total consideration expected to be received from contracts with customers. In limited circumstances, the consideration expected to be received is fixed based on the specific terms of the contract or based on the Company’s expectations of the term of the contract.

Generally, the Company has not experienced significant returns from or refunds to customers. These estimates require significant judgment and the change in these estimates could have an effect on its results of operations during the periods involved.

Contract Balances

The timing of revenue recognition may differ from the timing of invoicing to customers and these timing differences result in contract advanced billings on the Company’s consolidated balance sheet. The Company has an enforceable right to payment upon invoicing and records deferred revenue when revenue is recognized subsequent to invoicing. The Company recognizes unbilled revenue when revenue is recognized prior to invoicing.

The Company recognizes contract assets related to direct costs incurred to fulfill the contracts. These costs are primarily labor costs associated with the development of the software. The Company defers these costs and amortizes them into cost of revenue over the period revenue is recognized. The Company had no contract assets as of September 30, 2022 and December 31, 2021.

The Company’s assets and liabilities related to its contracts with customers were as follows:

	As of	As of
	September 30,	December 31,
	2022	2021

Accounts receivable	$10,497	$30,290
Deferred revenue	8,106,051	914,412

The Company had accounts receivable balance of $373,239 as of January 1, 2020.

During the nine months ended September 30, 2022 and 2021, the Company recognized all of the revenue that was included in deferred revenue at the beginning of the period. All other activity in contract advanced billing is due to the timing of invoices in relation to the timing of revenue as described above.

Contracted but unsatisfied performance obligations were approximately $8,096,733 as of September 30, 2022, which the Company expects to recognize in revenue over the next 12 months. During the nine months ended September 30, 2022 and 2021, revenue was recognized from performance obligations satisfied in previous periods.

Payment terms and conditions vary by contract type, although terms generally include a requirement of payment within 30 days. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that its contracts generally do not include a significant financing component. The primary purpose of invoicing terms is to provide customers with simplified and predictable ways of purchasing the Company’s products and services, and not to facilitate financing arrangements.

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 4 – RESTRICTED INVESTMENTS

The Company had restricted investments that matured during the nine months ended September 30, 2021 and were not renewed. During the nine months ended September 30, 2021, restricted investments matured for total proceeds of $727,766.

NOTE 5 – SHARPLINK DECONSOLIDATION AND EQUITY METHOD INVESTMENT

During 2021, SharpLink preferred stockholders converted preferred shares to ordinary shares (see Note 14), and as a result, the Company no longer had a controlling interest in SharpLink as of August 31, 2021 and deconsolidated SharpLink from its consolidated financial statements effective as of August 31, 2021. In accordance with ASC 810, the Company recorded a gain on deconsolidation of $48,648,838 during the nine months ended September 30, 2021 in the other income (expense) section of the consolidated statements of operations. The gain on deconsolidation was calculated as follows:

Fair value of retained equity method investment	$54,341,136
Carrying amount of non-controlling interest	(375,189)
Carrying amount of net assets of SharpLink at August 31, 2021	(5,317,109)

Gain on deconsolidation of SharpLink	$48,648,838

The Company retained significant influence over the operating and financial policies of SharpLink and measured the fair value of the retained investment based on their share of the fair value of SharpLink, which is calculated using the market approached.

The following table provides summarized financial information for the Company’s ownership interest in SharpLink accounted for under the equity method for the nine months ended September 30, 2022 and 2021.

	Nine Months Ended
	September 30,	September 30,
	2022	2021
	(unaudited)	(unaudited)
Consolidated and Condensed Statement of Operations

Revenue	$4,940,264	$2,311,601
Cost of revenues	4,034,837	1,901,972

Gross profit	905,427	409,629

Operating expenses	13,390,818	31,129,930

Operating loss	(12,485,391)	(30,720,301)

Other income (expense)	(56,391)	13,156
Provision for income tax expense	(1,000)	(700)
Loss from discontinued operation, net of tax	(1,360,286)	(21,767,385)

Net loss	$(13,903,068)	$(52,475,230)

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 6 – FAIR VALUE ASSETS AND LIABILITIES

There are three general valuation techniques that may be used to measure fair value, as described below:

1.	Market approach – Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources.

2.	Cost approach – Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

3.	Income approach – Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Assets (liabilities) itemized below were measured at fair value using the market approach. The market approach was used for Level 1 assets measured on a non-recurring basis.

	Carrying	Fair Value
	Amount	Measurement
	Fair Value	(Level 1)	(Level 2)	(Level 3)

September 30, 2022
SharpLink equity method investment	$7,185,676	$7,185,676	$-	$-

	$7,185,676	$7,185,676	$-	$-

	Carrying	Fair Value
	Amount	Measurement
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2021
SharpLink equity method investment	$23,568,578	$23,568,578	$-	$-

	$23,568,578	$23,568,578	$-	$-

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 7 –EQUIPMENT

Equipment consists of the following as of September 30, 2022 and December 31, 2021:

	As of	As of
	September 30,	December 31,
	2022	2021
Leasehold improvements	$220,569	$220,569
Furniture and fixtures	39,320	39,320
Computer equipment and software	165,014	158,422
	424,903	418,311
Less accumulated depreciation	389,408	352,878
	$35,495	$65,433

Depreciation expense for the nine month periods ended September 30, 2022 and 2021, was $36,530 and $57,436, respectively.

NOTE 8 – INTANGIBLE ASSETS

Intangible assets as of September 30, 2022 and December 31, 2021 consists of the following:

		Accumulated
	Cost	Amortization	Net

Balance, September 30, 2022
Customer relationships	$632,125	$464,182	$167,943
Trade names	426,890	346,569	80,321
Software	5,640,868	4,921,370	719,498

	$6,699,883	$5,732,121	$967,762

Balance, December 31, 2021
Customer relationships	$632,125	$409,647	$222,478
Trade names	426,890	294,107	132,783
Software	5,640,868	4,115,309	1,525,559

	$6,699,883	$4,819,063	$1,880,820

26

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

As of September 30, 2022, the useful lives of intangible assets consisted of the following:

		Weighted-
		Average
	Useful Life	Remaining Useful
	(years)	Life (years)

Customer relationships	5 - 9	2.57
Trade names	3 - 7	1.88
Software	3 - 7	1.77

Amortization expense for the nine months ended September 30, 2022 and 2021, was $913,057 and $1,075,546 respectively. Estimated future amortization expense related to these intangible assets is as follows:

Periods Ending December 31
2022 (three month period)	$196,801
2023	539,132
2024	185,477
2025	46,352
Total	$967,762

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SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company owns approximately 40% of the outstanding ordinary shares of SharpLink as of September 30, 2022. The Company has historically paid direct expenses incurred by SharpLink’s subsidiary, STI, which includes salaries and related expense for the employees of STI. The Company collects cash on behalf of the STI’s revenue generating activities. The Company allocated to STI cost of revenue and selling, general, and administrative expenses totaling $211,171 and $178,334 for the nine months ended September 30, 2022, and 2021, respectively, for costs incurred by the Company that were clearly applicable to the current and future revenue producing activities of STI. Management has allocated these expenses using judgement based on the most reasonable method for the type of expense. Allocation methods were based on headcount, budgeting, salaries expense, and revenue depending on the expense.

Since the merger of STI and SharpLink on November 1, 2020, the Company has generated a receivable from STI for expenses paid on behalf of STI in excess of cash collected by the Company on behalf of STI’s revenue generating activities, which is recorded in related party receivable in the consolidated balance sheets as of September 30, 2022 and December 31, 2021. As of September 30, 2022 and December 31, 2021, STI owed the Company $35,670 and $93,954, respectively.

The Company has a banking relationship with Platinum Bank (Platinum), which is considered a related party due to a board member of Platinum also serving on the board of directors for the Company and owns common stock of the Company. As of September 30, 2022 and December 31, 2021, the Company had related party cash and restricted cash balances of $50,280,236 and $28,549,384, respectively. The Company had interest income related to these accounts totaling $271,357 and $182,380 for the nine months ended September 30, 2022 and 2021, respectively. The Company also has related party notes with Platinum as discussed in Note 11 and 12.

The Company uses Brown & Brown (Brown), formerly Hays Companies, for all of its insurance brokerage needs. Brown is considered a related party as executives in Brown and its predecessor, own common stock in the Company, a Brown employee serves on the board of directors for the Company, and another employee serves on the board of directors for both the Company and SharpLink. As a result of MTS Merger, see Note 2, all board of director members of both the Company and SharpLink, resigned from the Company’s board of directors as of July 26, 2021. The Company paid $0 and $143,708 for the nine months ending September 30, 2022 and 2021, respectively for insurance coverage brokered by Brown.

NOTE 10 – OPERATING LEASES

The Company leases certain office space under a long-term, non-cancelable operating lease agreement. The lease has an original term that expires in December 2023 with an option to extend the term for three years. The Company has included this option to extend the lease because the Company determined after considering all economic factors that the Company is reasonably certain to exercise this option to extend the lease. The agreement requires the Company to pay real estate taxes, insurance, and repairs. There was no allocation of consideration to any non-lease component as amounts were not material.

The weighted-average discount rate is based on the discount rate implicit in the lease, or if the implicit rate is not readily determinable from the lease, then the Company estimates an applicable incremental borrowing rate. The Company determined the incremental borrowing rate based on the Company’s applicable borrowing rates under its current financing agreements as of the commencement date of the standard adoption.

28

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 10 – OPERATING LEASES (CONTINUED)

Total lease expense was $40,901 and $94,841 for the nine months ended September 30, 2022 and 2021, respectively.

The following table summarizes the supplemental cash flow information for the nine months ended September 30, 2022 and 2021:

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$96,662	$91,732

The following summarizes the weighted-average remaining lease term and weighted-average discount rate:

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Weighted-average remaining lease terms
Operating leases	30 months	32 months

Weighted-average discount rate
Operating leases	5.50%	5.50%

29

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 10 – OPERATING LEASES (CONTINUED)

The future minimum lease payments under noncancellable operating leases with terms greater than one year are listed below for the years ending December 31:

Periods Ending December 31
2022 (three month period)	$21,970
2023	48,945
2024	34,320
2025	29,337

Total lease payments	134,572
Less interest	9,347
Present value of lease liability	$125,225

NOTE 11 – RELATED PARTY LINE OF CREDIT

The Company had available $4,120,651 under a variable rate (5.5% as of September 30, 2022) bank line of credit, which expired June 15, 2023. The line of credit is with a related party (see Note 9). There was $4,120,651 outstanding as of both September 30, 2022 and December 31, 2021.

30

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 12 – RELATED PARTY DEBT

The Company has the following notes payable with Platinum Bank, a related party (see Note 9).

	As of	As of
	September 30,	December 31,
	2022	2021

Note payable - Bank, $2,000,000 principal, with final advance of $158,219 on January 5, 2021. Payments are due in monthly principal and interest installments of $38,202, through maturity of December 9, 2025. Interest is fixed at 5.5% (effective rate of 5.92%). The loan is secured by assets of the Company.	$1,363,303	$1,643,479
Note payable - Bank, $750,000 principal, due on demand, and if no demand, 60 monthly installment payments of $14,240, interest charged at prime plus 1%, due August 2022. The loan was paid in full during 2022.	$-	$118,165
	1,363,303	1,761,644
Less unamortized debt issuance costs	19,980	19,980
Less current maturities of long-term debt	394,333	495,618

Long-term debt	$948,990	$1,246,046

Maturities of long-term debt are as follows:

Periods Ending December 31
2022 (three month period)	$97,277
2023	398,823
2024	421,319
2025	445,884
Total	$1,363,303

NOTE 13 – PAYCHECK PROTECTION PROGRAM

The Company applied for and obtained PPP loans administered by the U.S. Small Business Administration (SBA). Under the terms of the loans, the Company could apply for forgiveness for a portion of or all of the loans. In order to meet the conditions for forgiveness, the Company was required to maintain certain employee levels and use the proceeds on eligible expenses including payroll, benefits, rent, and utilities.

In April 2020, the Company applied for and obtained a PPP loan in the amount of $700,000, established under the Coronavirus Aid, Relief, and Economic Security (Cares) Act. The Company received forgiveness from the SBA in January 2021. Accordingly, the Company recognized a gain on extinguishment of debt of $700,000 in January 2021.

In January 2021, the Company applied for a second PPP loan in the amount of $699,519, established under the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the Economic Aid Act). All conditions for forgiveness were met during 2021, and the loan was forgiven by the SBA in August 2021. Accordingly, the Company recognized a gain on debt extinguishment of $699,519 in August 2021.

31

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 13 – PAYCHECK PROTECTION PROGRAM (CONTINUED)

The Company must retain all records relating to the loans for six years from the date of forgiveness and must permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request.

NOTE 14 – PREFERRED STOCK

In July 2018, the Company filed a Certificate of Incorporation in Delaware and authorized the issuance of 14,000,000 shares of Common Stock at a $0.0001 par value per share and 8,000,000 shares of Series A Preferred Stock at a $0.0001 par value per share.

Terms of the Preferred Stock are as follows:

Voting – Holders of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible. Holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Dividends – In the event that the Company declares dividends on shares of any other class or series of capital stock of the Company, holders of each share of Series A Preferred Stock shall receive a dividend in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, the same dividend payable on each share of such class or series determined as if all shares of such class or series had been converted into Common Stock and (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price ($1.79 per share, subject to appropriate adjustment in the event of any stock dividend, split, or recapitalization). If the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series A Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

Liquidation – Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, Series A Preferred Stock holders shall be entitled to receive out of the assets an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any accrued and unpaid dividends thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up before any distribution or payment shall be made to the holders of any Junior Securities. If upon any such liquidation, dissolution or winding up of the Company, the assets are insufficient to pay the Series A Liquidation Amount in full, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution.

32

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 14 – PREFERRED STOCK (CONTINUED)

Conversion – Each share of Series A Preferred Stock shall be convertible into shares of Common Stock as is determined by dividing the Series A Original Issue Price by the conversion price, $1.79 per share. The conversion price would be reduced if the Company issues Common Stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase Common Stock at a price lower than the conversion price.

Upon either (a) the closing of the sale of shares of Common Stock at a price of at least $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) in a public offering under the Securities Act of 1933 resulting in at least $25,000,000 of gross proceeds to the Company and subsequently the Common Stock is listed for trading on the Nasdaq, the New York Stock Exchange or another exchange or marketplace approved the Board of Directors, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Preferred Supermajority, then all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to the Certificate of Incorporation, and such shares may not be reissued by the Company.

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK

On December 23, 2020, the SharpLink, Inc. board authorized the establishment and designation of 9,000 shares of 8% convertible preferred stock (“Series A preferred stock”) at $0.01 par value. Additionally, the SharpLink, Inc. board reserved 4,150,000 shares of common stock issuable upon the conversion of the shares of Series A preferred stock. On December 23, 2020, SharpLink, Inc. entered into a securities purchase agreement with an investor to issue 2,000 shares of Series A preferred stock for $2,000,000 (“First Tranche”).

Terms of the Series A preferred stock are as follows:

Voting – Series A preferred stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series A preferred stock, SharpLink, Inc. cannot (a) alter or change adversely the powers, preferences or rights given to the Series A preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A preferred stock, or (e) enter into any agreement with respect to any of the above.

Dividends – Holders of each share of Series A preferred stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of such share of Series A preferred stock and on each conversion date in cash, or at SharpLink, Inc.’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof.

33

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

Liquidation – Upon any liquidation, dissolution or winding-up of SharpLink, Inc., whether voluntary or involuntary, Series A preferred stock holders shall be entitled to receive out of the assets an amount equal to the Stated Value of $1,000 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series A preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series A preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series A preferred stock by the conversion price, $2.1693 per share. The conversion price would be reduced if SharpLink, Inc. issues common stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series A preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series A preferred stock by the conversion price.

Second Tranche – Immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder not less than $5,000,000 of preferred stock.

Commitment Fee –Immediately following the Second Tranche, SharpLink, Inc. shall issue preferred stock equal to the greater of either 15% of the aggregate of the First and Second Tranche or 3% of the Company’s issued and outstanding capital.

Redemption – SharpLink, Inc. shall redeem all of the outstanding shares of Series A preferred stock if SharpLink, Inc. has not completed the Going Public Transaction by December 23, 2021. SharpLink, Inc. would be required to redeem at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrue at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full. SharpLink, Inc. accretes the carrying value of the Series A preferred stock to the full redemption value ratably until December 23, 2021.

On June 15, 2021, SharpLink, Inc. entered into the first amendment to the securities purchase agreement, which amended the following terms:

Second Tranche – Amended to provide that immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder Series B preferred stock for $6,000,000.

Commitment Fee – Amended to provide that immediately following the Second Tranche, SharpLink, Inc. shall issue Series A-1 preferred stock equal to 3% of the issued and outstanding capital of the Company.

34

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

On July 23, 2021, SharpLink, Inc. entered into the second amendment to the securities purchase agreement, which amended the following terms:

Second Tranche – Amended to provide that immediately prior to completing the Going Public Transaction, SharpLink, Inc. shall sell to the current Series A preferred stock shareholder 2,765,824 shares of Series B preferred stock for $6,000,000.

On July 26, 2021, SharpLink’s board authorized the establishment and designation of 525,016 shares of Series A-1 Convertible preferred stock (“Series A-1 preferred stock”) at $0.01 par value.

Terms of the Series A-1 preferred stock are as follows:

Voting – Series A-1 preferred stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series A-1 preferred stock, SharpLink cannot (a) alter or change adversely the powers, preferences or rights given to the Series A-1 preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series A-1 preferred stock, or (e) enter into any agreement with respect to any of the above.

Liquidation – Upon any liquidation, dissolution or winding-up of the SharpLink, whether voluntary or involuntary, Series A-1 preferred stock holders shall be entitled to receive out of the assets an amount equal to the Stated Value of $2.1693 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series A-1 preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series A-1 preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series A-1 preferred stock by the conversion price, $2.1693 per share. The conversion price would be reduced if the SharpLink issues common stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series A-1 preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series A-1 preferred stock by the conversion price.

Redemption – SharpLink completed the Going Public Transaction and redeemed all of the outstanding shares of Series A-1 preferred stock before July 26, 2022. The Company redeemed the shares at the aggregate stated value, plus accrued but unpaid dividends, all liquidated damages. Interest shall accrued at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount is paid in full.

35

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

On July 26, 2021, SharpLink Gaming LTD’s board authorized the establishment and designation of 2,765,824 shares of Series B convertible preferred stock (“Series B preferred stock”) at $0.01 par value.

Terms of the Series B preferred stock are as follows:

Voting – Series B preferred stock shall have no voting rights, however, without the affirmative vote of the majority of the outstanding shares of Series B preferred stock, the SharpLink cannot (a) alter or change adversely the powers, preferences or rights given to the Series B preferred stock, (b) authorize or create any class of stock ranking in priority to as to dividends, redemption or distribution of assets upon a liquidation, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series B preferred stock, or (e) enter into any agreement with respect to any of the above. Dividends – Holders of each share of Series B preferred stock shall be entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance of such share of Series B preferred stock and on each conversion date in cash, or at SharpLink Gaming LTD’s option, in duly authorized, validly issued, fully paid and non-assessable shares of common stock, or a combination thereof.

Liquidation – Upon any liquidation, dissolution or winding-up of SharpLink , whether voluntary or involuntary, Series B preferred stock holders shall be entitled to receive out of the assets an amount equal to the Stated Value of $2.1693 per share, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due (the preferred liquidation preference), for each share of Series B preferred stock before any distribution or payment shall be made to the holders of any Junior Securities.

Conversion – Each share of Series B preferred stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series B preferred stock by the conversion price, $2.1693 per share. The conversion price would be reduced if SharpLink issues common stock at a price lower than the conversion price, or issues an instrument granting the holder rights to purchase common stock at a price lower than the conversion price. Upon the closing of the Going Public Transaction all outstanding shares of Series B preferred stock shall automatically be converted into that number of shares of common stock, subject to a beneficial ownership limitation of 9.99%, determined by dividing the stated value of such share of Series B preferred stock by the conversion price.

Redemption – SharpLink completed the Going Public Transaction and redeemed all of the outstanding shares of Series B preferred stock before July 26, 2022. The Company redeemed the outstanding shares at the aggregate December 31, 2021, and 2020 stated value, plus accrued but unpaid dividends, all liquidated damages. Interest accrued at the lesser of 12% per annum or the maximum rate permitted by applicable law until the amount was paid in full.

36

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 15 – SHARPLINK CONVERTIBLE PREFERRED STOCK (CONTINUED)

On July 26, 2021, SharpLink, Inc. completed its merger with Mer Telemanagement Solutions Ltd. (“MTS”) (the “MTS Merger”) and changed its name to SharpLink and commenced trading on NASDAQ under the ticker symbol “SBET.” The MTS Merger was effectuated by a share exchange in which MTS issued shares to SharpLink, Inc. shareholders, resulting in SharpLink, Inc. shareholders owning approximately 86% of the capital stock of SharpLink, on a fully-diluted, as-converted basis. The exchange ratio used to determine the number of shares issued to SharpLink, Inc. shareholders was 1.3352, which was calculated pursuant to the terms of the MTS Merger Agreement.

At SharpLink’s Extraordinary General Meeting of Shareholders held on July 21, 2021, SharpLink’s shareholders approved an Amended and Restated Articles of Association, which was effective upon consummation of the MTS Merger. The Amended and Restated Articles of Association increased the registered share capital to 92,900,000 ordinary shares, 800,000 shares of Series A preferred stock, 2,600,000 shares of Series A-1 preferred stock and 3,700,000 shares of Series B preferred stock, each at a par value of $0.02, reflecting the reverse stock split at a ratio of 1-to-2, which became effective on July 26, 2021 immediately prior to the effectiveness of the MTS Transaction.

The terms of the Series A preferred stock, Series A-1 preferred stock and Series B preferred stock authorized by SharpLink are consistent with the terms of the SharpLink, Inc. Series A preferred stock, Series A-1 preferred stock and Series B preferred stock.

The SharpLink’s equity structure was adjusted for all periods presented in the consolidated statements of shareholders’ equity using the exchange ratio established in the MTS Merger Agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition. Ordinary share par value and additional paid-in capital was adjusted for all periods presented in the consolidated statements of shareholders’ equity to reflect the new par value of ordinary shares after the 1-to-2 reverse stock split.

The MTS Merger represented a Going Public Transaction. Immediately prior to the MTS Merger, the outstanding shares of the SharpLink, Inc. Series A preferred stock were exchanged for 1,230,956 shares of Series A-1 preferred stock in the Company. Additionally, the holder of the Series A preferred stock received 700,989 shares of Series A-1 preferred stock in the Company to settle the commitment fee and 3,692,862 shares of Series B preferred stock in the Company in exchange for $6,000,000 to settle the second tranche commitment.

Subsequent to the MTS Merger, the holder of the Series A-1 preferred stock and Series B preferred stock converted 1,931,945 and 3,568,055 shares, respectively, to ordinary shares of SharpLink, each at a 1:1 ratio. Due to the conversion of SharpLink’s preferred stock to ordinary shares, the Company no longer had a controlling interest in SharpLink as of August 31, 2021 (see Note 5).

37

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 16– SHARPLINK WARRANTS

Warrant – Advisory Services

On February 1, 2021, SharpLink, Inc. issued a common stock purchase warrant (“warrant”) in exchange for advisory services, which gave the holder the right to purchase up to 636,867 shares of SharpLink, Inc.’s common stock.

The terms of the warrant are as follows:

Voting and Dividends – This warrant does not entitle the holder to any voting rights, dividends or other rights as a shareholder of SharpLink, Inc. prior to the exercise of the warrant.

Exercisability and Termination Dates – The warrant will vest and become exercisable by the holder immediately prior to the Going Public Transaction. If the Going Public Transaction does not occur by August 1, 2022, the warrant will terminate and shall no longer be exercisable by the holder. In the instance that a Going Public Transaction is consummated prior to the initial termination date, the warrant shall be vested, fully exercisable and the termination date shall be extended 5 years from the exercisability date.

Exercise Price – The exercise price per share of common stock under this warrant shall be $0.01.

The warrant is in the scope of ASC 718, Compensation – Stock Compensation, as a share-based payment issued to nonemployees in exchange for services. Compensation costs for a nonemployee share-based payment award with a performance condition, such as the Going Public Transaction, is recognized when the performance condition becomes probable of occurrence, which in SharpLink, Inc.’s case is when the Going Public Transaction is completed. On July 26, 2021, SharpLink, Inc. completed the MTS Merger. The warrant vested and became fully exercisable into 850,330 ordinary shares in the Company immediately prior to the MTS Merger.

The warrant’s grant date fair value of $2,001,677 was recognized upon the completion of the Going Public Transaction using a Black Scholes option-pricing model with the following assumptions:

Fair value of ordinary shares on grant date	$2.36
Exercise price	$0.01
Expected volatility	58.2%
Expected dividends	0.0%
Expected term (in years)	5.00
Risk-free rate	0.42%

38

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 16 – SHARPLINK WARRANTS (CONTINUED)

SharpLink, Inc.’s underlying stock was not publicly traded on the issuance date of the warrant but its fair value was estimated using a straight-line calculation, with the benefit of hindsight, between the fair values determined as of December 31, 2020, and July 26, 2021, of $0.63 per share and $6.80 per share, respectively. SharpLink, Inc.’s underlying stock fair value was determined on December 31, 2020, using recent equity financings and on July 26, 2021, using SharpLink’s publicly traded share price. SharpLink determined that the straight-line calculation provides the most reasonable basis for the valuation of the warrant issued on February 1, 2021, because the SharpLink did not identify any single event that occurred during this interim period that would have caused a material change in value.

The SharpLink estimates the volatility of its underlying stock by using an average of the calculated historical volatility of a group of comparable publicly traded stock. The expected dividend yield is calculated using historical dividend amounts and the stock price at the warrant issuance date. The risk-free rate is based on the United States Treasury yield curve in effect at the time of the grant. The expected term is estimated based on contractual terms.

Warrants – MTS

Prior to the MTS Merger, the MTS shareholders approved the issuance of a warrant to the former MTS CEO to acquire 58,334 ordinary shares, at an exercise price of $2.642, which vested and became immediately exercisable upon the consummation of the MTS Merger. The warrant was granted on July 21, 2021, and expires three years after the grant date. The grant date fair value was recognized as an expense upon vesting, which occurred immediately prior to the MTS Merger. The compensation expense related to this warrant was recognized in the MTS financial results immediately prior to the merger and thus is not included in the SharpLink consolidated statement of operations. This warrant does not entitle the holder to any voting rights, dividends or other rights as a shareholder of SharpLink prior to the exercise of the warrant.

Prior to the MTS Merger, the MTS shareholders approved the issuance of a warrant to the former MTS CEO to acquire 25,000 ordinary shares, with a $0 exercise price, which vested and became immediately exercisable upon the consummation of the MTS Merger. The warrant was granted on July 21, 2021, and expires three years after the grant date. The grant date fair value was recognized as an expense upon vesting, which occurred immediately prior to the MTS Merger. The compensation expense related to this warrant was recognized in the MTS financial results immediately prior to the merger and thus is not included in the SharpLink consolidated statement of operations. This warrant does not entitle the holder to any voting rights, dividends or other rights as a shareholder of SharpLink prior to the exercise of the warrant.

39

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 17 – INCOME TAXES

Deferred tax assets and liabilities as of September 30, 2022 and December 31, 2021, consist of the following:

	As of	As of
	September 30,	December 31,
	2022	2021
Deferred tax assets
Net operating losses	$1,061,002	$752,714
Equipment	224	-
Goodwill	17,643	91,342
Intangible assets	271,811	99,144
Lease liability	27,550	49,439
Research and development tax credits	65,168	82,446
Nonqualified stock compensation	32,714	27,273
Deferred rent	574	5,739
Charitable contributions	1,631	-
Deferred tax assets	1,478,317	1,108,097

Deferred tax liabilities
Right-of-use asset	24,918	44,941
Equipment	-	510
SharpLink investment	1,495,620	4,919,734
Deferred tax liabilities	1,520,538	4,965,185

Net deferred tax liability	$(42,221)	$(3,857,088)

As of September 30, 2022 and December 31, 2021, the Company has a federal tax net operating loss carryforward of $4,783,697 and $3,419,339, respectively, which will be available to offset future taxable income indefinitely. As of September 30, 2022 and December 31, 2021, the Company has net operating loss carryforwards in states totaling $670,973. The state net operating loss carryforwards will begin to expire in 2034 through 2037 and are available to offset future taxable income or reduce taxes payable. The Company has a research and development tax credit of $65,168 and $82,446 as of September 30, 2022 and December 31, 2021, respectively, that will be available to offset future tax liabilities. Research and development tax credits will begin to expire in 2028 through 2030.

The Company’s ability to utilize a portion of its net operating loss carryforwards to offset future taxable income may be subject to certain limitations under Section 382 of the Internal Revenue Code due to changes in the equity ownership of the Company. The Company has determined that all net operating losses are fully available as of September 30, 2022. In addition, future changes in ownership as defined in Section 382 of the Internal Revenue Code could put limitations on the availability of the net operating loss carryforwards.

40

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 17 – INCOME TAXES (CONTINUED)

Income tax expense (benefit) charged to income for the nine months ended September 30, 2022 and 2021 consists of the following:

	For Nine Months Ended
	September 30,	September 30,
	2022	2021

Current income tax expense	$-	$-
Deferred tax expense (benefit)	(3,814,867)	3,849,227
	$(3,814,867)	$3,849,227

A reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate is as follows:

	For Nine Months Ended
	September 30,	September 30,
	2022	2021

Income tax benefit at federal statutory rate	$(3,649,704)	$3,575,195
State and local income taxes net of federal tax benefit	(173,795)	171,103
PPP loan forgiveness income	-	(147,000)
Initial recognition of SharpLink equity method investment	-	986,953
Other	8,632	187,215
Change in valuation allowance	-	(924,239)

Income tax expense (benefit)	$(3,814,867)	$3,849,227

The Company files income tax returns in the U.S. federal jurisdiction, Minnesota, and various other states. The Company is not subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2018. It is difficult to predict the final timing and resolution of any particular uncertain tax position. Based on the Company’s assessment of many factors, including past experience and complex judgements about future events, there are no uncertain tax positions, and the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits as additional income tax expense. During the nine months ended September 30, 2022 and 2021, the Company did not recognize material income tax expense related to interest and penalties.

41

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 18 – STOCK OPTION PLANS

The Company has approved and adopted the 2018 stock option plan, which permits the grant of stock options to its employees, directors and consultants for up to 572,155 shares of common stock. For the nine months ended September 30, 2022, the Company had 527,678 options outstanding and 67,785 options were granted. For the nine months ended September 30, 2021, the Company 465,043 options outstanding and 220,933 options were granted.

NOTE 19 – LIQUIDITY

For the nine months ended September 30, 2022, the Company incurred a net loss of approximately $14,400,000, which includes an equity method net loss of SharpLink of approximately $5,530,000, and SharpLink equity method investment impairment charge of approximately $10,855,000. The Company is projecting negative cash flow for calendar years 2022 and 2023. As discussed in Note 20, the Company consummated an Agreement and Plan of Merger with SharpLink and SHGN Acquisition Corp that the Company expects to benefit from new revenue opportunities and overhead cost savings. The Company has also negotiated a new contract with its current merchant processor that is estimated to save approximately $150,000 on annual basis and is currently in cost saving negotiations on other contracts with current vendors. In addition, the Company’s investment in SharpLink could be liquidated to provide capital for operations.

NOTE 20 – SUBSEQUENT EVENTS

Merger with SharpLink

On December 22, 2022, the Company consummated a merger transaction with SHGN Acquisition Corp., (“Acquirer” or the “Merger Subsidiary”), a Delaware corporation and wholly owned subsidiary of SharpLink, in which Acquirer, acquired all of the outstanding capital stock of the Company via an Agreement and Plan of Merger, dated as of September 6, 2022 (“Merger Agreement”). In accordance with the terms of an equity purchase agreement between the Acquirer, the Acquiree and an individual acting as the SportsHub stockholders’ representative (“the Stockholder Representative”):

SharpLink issued an aggregate of 4,319,263 ordinary shares to the equity holders of SportsHub, on a fully diluted basis. An additional aggregate of 405,862 ordinary shares are being held in escrow for SportsHub shareholders who have yet to provide the applicable documentation required in connection with the SportsHub Merger, as well as shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the Stockholder Representative in performing his duties pursuant to the Merger Agreement.

SportsHub has merged with and into the Merger Subsidiary, with the Merger Subsidiary remaining as the surviving corporation and wholly owned subsidiary of SharpLink.

SportsHub, which owned 8,893,803 ordinary shares of SharpLink prior to the merger, distributed those shares to SportsHub’s stockholders immediately prior to the consummation of the Merger. These shares were not part of the purchase consideration.

SharpLink assumed $5,387,850 of SportsHub’s debt as purchase consideration.

42

SportsHub Games Network, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 20 – SUBSEQUENT EVENTS (CONTINUED)

After the merger, SHGN Acquisition Corp. (“New Borrower”) entered the following agreements with the Lender to assume the loans of the Company (“Existing Borrower”).

On February 13, 2023, the New Borrower as successor by merger to Existing Borrower, LeagueSafe Management, LLC, a Minnesota limited liability company (“LeagueSafe”), Virtual Fantasy Games Acquisition, LLC, a Minnesota limited liability company (“Virtual Fantasy,” and together with LeagueSafe, collectively, the “Guarantors”) entered into a consent, assumption and second amendment agreement with the Lender. LeagueSafe and Virtual Fantasy were the Existing Borrower’s subsidiaries, and as a result of the merger, became the New Borrower’s subsidiaries.

On February 13, 2023, the New Borrower also executed an amended and restated term promissory note payable to the Lender in the principal amount of $1,267,199, which amended and restated the term promissory note dated as of June 9, 2020, executed by the Existing Borrower and payable to the Lender in the original principal amount of $2,000,000.

On February 13, 2023, the New Borrower, LeagueSafe and Virtual Fantasy (together with LeagueSafe, the “Pledgors”) entered into a consent, assumption and third amendment agreement with the Lender.

On February 13, 2023, the New Borrower also executed an amended and restated revolving promissory note payable to the Lender in the principal amount of $5,000,000, which amended and restated the term promissory note dated as of June 9, 2020, executed by the Existing Borrower and payable to the Lender in the original principal amount of $5,000,000. This agreement expires on June 15, 2025 and incurs interest at the greater of 4% or prime rate plus fifty basis points.

Sale of MTS

In June 2022, SharpLink’s Board of Directors approved management to enter into negotiations to sell MTS. SharpLink completed the sale of MTS on December 31, 2022.

43

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended, and should be read in conjunction with the accompanying notes. The unaudited pro forma combined financial information is presented to provide relevant information necessary for an understanding of SharpLink Gaming Ltd. (“SharpLink” or the “Company”) upon consummation of the proposed acquisition of SportsHub Games Network, Inc. (“SportsHub”) (the “SportsHub Acquisition”), as further explained below.

SportsHub Acquisition

Following the unanimous approval of the SharpLink Special Committee (“Special Committee”), Audit Committee (“Audit Committee”) and the SharpLink Board of Directors (“SharpLink Board”), SharpLink, SHGN Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SharpLink (“Merger Subsidiary”), SportsHub Games Network, Inc., a Delaware corporation, (“SportsHub”) and Christian Peterson, an individual acting as the SportsHub stockholders’ representative (“Stockholders’ Representative”) entered into an Agreement and Plan of Merger, dated September 6, 2022 (the “Merger Agreement”). On November 2, 2022, the First Amendment to the Merger Agreement (the “Merger Agreement Amendment”) was entered into by the parties providing for potential adjustments to the share consideration issuable to Common Stockholders of SportsHub depending on the market price of SharpLink’s Ordinary Shares at Closing, as quoted on the Nasdaq Capital Market.

On December 22, 2022, SharpLink, through its wholly owned subsidiary, SHGN Acquisition Corp (“Acquirer” or the “Merger Subsidiary”) acquired all of the outstanding capital stock of SportsHub. In accordance with the terms of the Equity Purchase Agreement between the Acquirer, the Acquiree and an individual acting as the SportsHub stockholders’ representative (the “Stockholder Representative”):

●	SharpLink issued an aggregate of 4,319,263 ordinary shares to the equity holders of SportsHub, on a fully diluted basis. An additional aggregate of 405,862 ordinary shares are being held in escrow for SportsHub shareholders who have yet to provide the applicable documentation required in connection with the SportsHub Merger, as well as shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the Stockholder Representative in performing his duties pursuant to the Merger Agreement.

●	SportsHub has merged with and into the Merger Subsidiary, with the Merger Subsidiary remaining as the surviving corporation and wholly owned subsidiary of SharpLink.

●	SportsHub, which owned 8,893,803 ordinary shares of SharpLink prior to the merger, distributed those shares to SportsHub’s stockholders immediately prior to the consummation of the Merger. These shares were not part of the purchase consideration.

●	SharpLink assumed $5,387,850 of SportsHub’s debt as purchase consideration.

Identification of Accounting Acquirer

The transaction was accomplished through a direct acquisition, whereby SHGN Acquisition Corp effectively acquired all of the outstanding capital stock of SportsHub, as a result of which SHGN Acquisition Corp obtained control over SportsHub. Therefore, SHGN Acquisition Corp has been determined to be the acquirer in the transaction, and SportsHub the acquiree.

Determining the Acquisition Date

The Acquirer obtained control of Acquiree following the exchange of consideration on December 22, 2022. Thus, the closing date of December 22, 2022 was the acquisition date.

Purchase Price

The purchase price is based on SharpLink’s closing share price of $0.29 on December 22, 2022 and 4,725,125 of Ordinary Shares as well as the fair value of Seller’s term loan of $1,267,199 and line of credit of $4,120,651. The following table represents the purchase consideration paid in the SportsHub Acquisition:

Description	Amount
Fair Value of Equity Consideration	$1,370,287
Fair Value of Seller Platinum Line of Credit and Loan	5,387,850
Total Purchase Price	$6,758,137

FourCubed Management LLC Acquisition

On December 31, 2021, the Company acquired FourCubed Management, LLC (“FourCubed”) (“FourCubed Acquisition”). As such, the unaudited pro forma combined financial information reflects the results of operations for the year ended December 31, 2021 for FourCubed, adjusted for purchase price allocation. No adjustments related to the FourCubed Acquisition have been applied to the unaudited pro forma combined balance sheet as of September 30, 2022 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2022, as FourCubed Acquisition is already reflected in the Company’s historical consolidated balance sheet as of September 30, 2022 and the Company’s historical consolidated statement of operations for the nine months ended September 30, 2022. Further information regarding the basis of presentation is provided in Note 1 to this unaudited pro forma combined financial information.

The unaudited pro forma combined financial information related to the FourCubed Acquisition has been prepared by the Company using the acquisition method of accounting in accordance with U.S. GAAP. The Company has been treated as the acquirer for accounting purposes and accounts for the FourCubed Acquisition as a business combination in accordance with ASC 805. The valuations of the assets and liabilities have been measured at estimated fair value as of the date of the business combination and purchase price adjustments have been applied.

Mer Telemanagement Solutions Ltd. Discontinued Operations

On July 26, 2021, Mer Telemanagement Solutions Ltd. (“MTS”) and SharpLink merged (“MTS Acquisition”). Following the MTS Acquisition, MTS changed its name to SharpLink.

In June 2022, the Company’s Board of Directors approved management to enter into negotiations to sell the MTS business. The Company negotiated a Share and Asset Purchase that was consummated on December 31, 2022. of the Company, therefore, presented the related MTS balances and activity within discontinued operations in the statement of operations and balance sheet for the nine months ended and as of September 30, 2022. To further reflect this expectation, the statement of operations for the year ended December 31, 2021 has also been adjusted herein to reflect the presentation of MTS’s activity within discontinued operations. No adjustments related to the reclassification of MTS to discontinued operations have been applied to the unaudited pro forma combined balance sheet as of September 30, 2022 and unaudited pro forma combined statement of operations for the nine months ended September 30, 2022, as MTS is already reflected as discontinued operations in the Company’s historical consolidated balance sheet as of September 30, 2022 and the Company’s historical consolidated statement of operations for the nine months ended September 30, 2022.

Unaudited Pro Forma Information

The unaudited pro forma combined financial information related to the Transactions has been prepared by the Company using the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The Company has been treated as the acquirer for accounting purposes and accounts for the Transactions as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the following financial statements:

●	SharpLink

○	Interim unaudited consolidated financial statements and related notes as of and for the nine months ended September 30, 2022; and

○	Audited consolidated financial statements and related notes for the year ended December 31, 2021, included elsewhere in this filing.

●	SportsHub

○	Interim unaudited consolidated financial statements and related notes of SportsHub as of and for the nine months ended September 30, 2022; and

○	Audited consolidated financial statements and related notes for the year ended December 31, 2021, included elsewhere in this filing.

The unaudited pro forma combined statements of income give effect to the SportsHub Acquisition, MTS Discontinued Operations and FourCubed Acquisition (collectively, the “Transactions”) as if they had occurred on January 1, 2021. The FourCubed Acquisition occurred on December 31, 2021; therefore, the results of FourCubed are already included in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022. MTS is reflected as a discontinued operation in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022. The MTS results from operations reclassified to discontinued operations for the year ended December 31, 2021 were derived from the SharpLink audited consolidated statement of operations for the year ended December 31, 2021. The FourCubed results from operations for the year ended December 31, 2021 are derived from the unaudited consolidated statement of operations of FourCubed Management, LLC as of and for the year ended December 31, 2021. The SportsHub results from operations as of and or the year ended December 31, 2021 are derived from audited consolidated financial statement of operations of SportsHub for the year ended December 31, 2021. The unaudited pro forma combined balance sheet gives effect to the SportsHub Acquisition as if it had occurred on September 30, 2022 and is derived from interim unaudited consolidated financial statements as of September 30, 2022. Further information regarding the basis of presentation is provided in Note 1 to this unaudited pro forma combined financial information.

The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. The unaudited pro forma combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the Company.

The unaudited pro forma combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the Company may achieve as a result of the Transactions or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

(in thousands)

	SharpLink Historical	SportsHub Historical	SportsHub Presentation Adjustments		SportsHub PPA Adjustments		SportsHub Subtotal	Pro Forma Transaction Adjustments		Pro Forma Combined
ASSETS

Current assets
Cash and cash equivalents	2,997	81	-		-		81			3,078
Restricted cash	-	52,377	-		(2,837)	(B)	49,540			49,540
Accounts receivable	571	254	-		-		254	(33)	(C)	792
Prepaid expenses and other current assets	334	1,088	-		-		1,088			1,422
Contract asset	330	-	-		-		-			330
Current assets held for disposal	1,668	-	-		-		-			1,668
Total current assets	5,900	53,800	-		(2,837)		50,963	(33)		56,830

Equipment, net	54	35	-		(23)	(B)	12			66
Investment	200	7,186	-		(7,186)	(B)	-			200
Right-of-use asset - operating lease	144	111	-		(15)	(B)	96			240
Intangible assets, net	1,634	968	-		1,422	(B)	2,390			4,024
Goodwill	1,996	4,641	-		328	(B)	4,969			6,965
Non-current assets held for disposal	288	-	-		-		-			288
Total assets	10,216	66,741	-		(8,311)		58,430	(33)		68,613

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accrued expenses	918	304	395	(A)	-		699	244	(D)	1,861
Accounts payable	-	395	(395	)(A)	-		-			-
Contract liabilities	294	-	-		-		-			294
Due to Affiliate	33	-	-		-		-	(33)	(C)	-
Due to Seller	243	-	-		-		-			243
Customer deposits	-	40,028	-		(7,313)	(B)	32,715			32,715
Prize liability	-	5,482	-		-		5,482			5,482
Deferred revenue	-	8,097	-		-		8,097			8,097
Lines of credit	-	4,121	-		-		4,121			4,121
Current portion of long-term debt	606	394	-		-		394			1,000
Current portion of lease liability	31	57	-		-		57			88
Current liabilities held for disposal	2,767	-	-		-		-			2,767
Total current liabilities	4,892	58,878	-		(7,313)		51,565	211		56,668

Deferred tax liability	7	42	-		(42)	(B)	-			7
Debt	2,226	949	-		(952)	(B)	(3)			2,223
Lease liability	113	68	-		-		68			181
Non-current liabilities held for disposal	335	-	-		-		-			335
Total liabilities	7,573	59,937	-		(8,307)		51,630	211		59,414

Shareholders’ equity
Ordinary Shares	448	1	-		(1)	(B)	-			448
Series A-1 Preferred Stock	1	-	-		-		-			1
Series B Preferred Stock	2	-	-		-		-			2
Treasury stock	(29)	-	-		-		-			(29)
Additional paid-in capital	74,456	-	-		6,800	(B)	6,800			81,256
Additional paid-in capital (common stock)	-	9,702	-		(9,702)	(B)	-			-
Additional paid-in capital (preferred stock)	-	5,645	-		(5,645)	(B)	-			-
Accumulated deficit	(72,235)	(8,544)	-		8,544	(B)	-	(244)	(D)	(72,479)
Total shareholders’ equity attributable to post-combination co	2,643	6,804	-		(4)		6,800	(244)		9,199
Total liabilities and shareholders’ equity	10,216	66,741	-		(8,311)		58,430	(33)		68,613

 Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2022

(In thousands)

	SharpLink Historical	SportsHub Historical	SportsHub Presentation Adjustments		SportsHub PPA Adjustments		SportsHub Transaction Adjustments		SportsHub Subtotal	Pro Forma Combined

Revenue	4,940	3,439	-						3,439	8,379

Cost of revenues	4,034	1,992	-		(776)	(BB)			1,216	5,250
Gross profit	906	1,447	-		776		-		2,223	3,129

Selling, general, and adminstrative expenses	8,664	3,234	134	(AA)	206	(BB)			3,574	12,238
Goodwill and intangible asset impairment expenses	4,726	-	-						-	4,726
Depreciation and amortization expense	-	134	(134)	(AA)					-	-
Total operating expenses	13,390	3,368	-		206		-		3,574	16,964

Loss from Operations	(12,484)	(1,921)	-		571		-		(1,351)	(13,835)

Other income (expense):
Interest income	30	275	-						275	305
Other income	-	33	-						33	33
Other expense	-	-	-						-	-
Interest expense	(87)	(202)							(202)	(289)
Net loss from SharpLink equity method investment	-	(5,529)					5,529	(CC)	-	-
Impairment of SharpLink equity method investment	-	(10,854)	-				10,854	(CC)	-	-
Total other income (expense)	(57)	(16,277)	-		-		16,383		106	49

Net loss before provision for income taxes	(12,541)	(18,198)	-		571		16,383		(1,245)	(13,786)
Provision for income tax expenses	(1)	3,815	-		-		(3,815)	(DD)	-	(1)
Net loss from continuing operations	(12,542)	(14,383)	-		571		12,568		(1,245)	(13,787)

Basic and diluted weighted average shares outstanding	23,614,579									28,339,704
Basic and diluted net loss from continuing operations per share	(0.53)									(0.49)

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands)

	Year Ended December 31, 2021	Period of July 27 to December 31, 2021	Year Ended December 31, 2021					Year Ended December 31, 2021
	SharpLink Historical	MTS - Discontinued Operations Adjustments	FourCubed Historical	FourCubed PPA Adjustments		FourCubed Subtotal	Pre-SportsHub Acquisition Subtotal	SportsHub Historical	SportsHub Presentation Adjustments		SportsHub PPA Adjustments		SportsHub Transaction Adjustments		SportsHub Subtotal	Pro Forma Adjustments		Pro Forma Combined

Revenue	4,152	(1,517)	5,504			5,504	8,139	8,024	-				(2,437)	(HH)	5,587	-		13,726

Cost of revenues	3,869	(935)	3,695			3,695	6,629	4,963	-		(1,093)	(GG)	(2,110)	(HH)	1,760	-		8,389
Gross profit	283	(582)	1,809	-		1,809	1,510	3,061	-		1,093		(327)		3,827	-		5,337

Selling, general and administrative expenses	6,459	(1,012)	1,255	806	(EE)	2,061	7,508	11,223	338	(FF)	275	(GG)	(7,332)	(HH)	4,504	-		12,012
Transaction expenses	4,451	-	-			-	4,451	-	-				244	(II)	244	-		4,695
Commitment fee expense	23,301	-	-			-	23,301	23,301	-				(23,301)	(HH)	-	(23,301)	(JJ)	-
Goodwill impairment expense	21,722	(21,722)	-			-	-	21,722	-				(21,722)	(HH)	-	-		-
Depreciation and amortization expense	-	-	-			-	-	338	(338)	(FF)					-	-		-
Total operating expenses	55,933	(22,734)	1,255	806		2,061	35,260	56,584	-		275		(52,111)		4,748	(23,301)		16,707

Loss from operations	(55,650)	22,152	554	(806)		(252)	(33,750)	(53,523)	-		818		51,784		(921)	23,301		(11,370)

Other income (expense):
Interest income	29	1	-			-	30	(2)	-				(10)	(HH)	(12)	-		18
Realized loss on sale of restricted investments	-	-	-			-	-	(4)	-						(4)	-		(4)
Gain on loan forgiveness	-	-	-			-	-	1,400	-						1,400	-		1,400
Gain on deconsolidation of SharpLink	-	-	-			-	-	48,649	-				(48,649)	(HH)	-	-		-
Net loss from SharpLink equity method investment	-	-	-			-	-	(1,391)	-				1,391	(HH)	-	-		-
Impairment of SharpLink equity method investment	-	-	-			-	-	(29,382)	-				29,382	(HH)	-	-		-
Other income	-	-	-			-	-	35	-				(6)	(HH)	29	-		29
Other expenses	-	-	-			-	-	-	-						-	-		-
Total other income	29	1	-	-		-	30	19,305	-		-		(17,892)		1,413	-		1,443

Net loss before provision for income taxes	(55,621)	22,153	554	(806)		(252)	(33,720)	(34,218)	-		818		33,892		492	23,301		(9,927)
Provision for income tax expenses	(6)	4	-			-	(2)	(3,858)	-				3,858	(KK)	-	-		(2)
Net loss from continuing operations	(55,627)	22,157	554	(806)		(252)	(33,722)	(38,076)	-		818		37,750		492	23,301		(9,929)
Net loss attributable to noncontrolling interest	-	-	-			-	-	(26,116)	-				26,116	(HH)	-	-		-
Net loss from continuing operations attributable to the Company	(55,627)	22,157	554	(806)		(252)	(33,722)	(11,960)	-		818		11,634		492	23,301		(9,929)

Basic and diluted weighted average shares outstanding	14,300,311																	19,631,550
Basic and diluted net loss from continuing operations per share	(3.94)																	(0.55)

Notes to Unaudited Pro Forma Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act, as amended, and is presented to provide relevant information necessary for an understanding of the Company upon consummation of the Transactions.

The unaudited pro forma combined financial information and related notes are based upon the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022, and year ended December 31, 2021; SportsHub’s financial statements as of and for the nine months ended September 30, 2022, and year ended December 31, 2021; and FourCubed’s financial statements for year ended December 31, 2021, adjusted to give effect to the Transactions.

The unaudited pro forma combined statements of income give effect to the Transactions as if they had occurred on January 1, 2021. The unaudited pro forma combined balance sheet gives effect to the SportsHub Acquisition as if it had occurred on September 30, 2022. No adjustments related to the FourCubed Acquisition have been applied to the unaudited pro forma combined balance sheet as of September 30, 2022 and unaudited pro forma combined statements of income for the nine months ended September 30, 2022, as FourCubed Acquisition is already reflected in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2022. The assets and liabilities of the MTS business are separately reported as assets and liabilities held for disposal for the nine months ended September 30, 2022 (unaudited). MTS operations for the year ended December 31, 2021 were previously reported as continuing operations, but have been adjusted to reflect the current treatment as discontinued operations. Thus, the results of operations of MTS for all periods are separately reported as discontinued operations.

The unaudited pro forma combined financial information related to the Transactions have been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes, and thus accounts for the Transactions as a business combination in accordance with ASC 805. The valuations of the assets and liabilities of FourCubed have been measured at estimated fair value as of the date of the business combination and purchase price adjustments have been applied. The valuations of the assets acquired and liabilities assumed for SportsHub Acquisition, and therefore the purchase price allocations, are considered preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information.

SharpLink and SportsHub are related parties, and an adjustment was applied to the balance sheet as of September 30, 2022 to remove activity that would be considered intercompany activity and eliminated upon consolidation. This activity represented accounts receivable for SportsHub and accounts payable for SharpLink in the amount of $33,000 as of September 30, 2022.

SharpLink was a majority-owned subsidiary of SportsHub from January 1, 2021 to August 31, 2021. During this period SharpLink’s results from operations were included in SportsHub’s consolidated statement of operations. On August 31, 2021, SportsHub no longer had a controlling interest in SharpLink and deconsolidated it from SportsHub’s consolidated statement of operations. As of August 31, 2021, SportsHub began accounting for SharpLink as an equity method investment. Pro forma adjustments were recorded to eliminate net loss from and impairment of SportsHub’s equity method investment in SharpLink. Pro forma adjustments were recorded to eliminate SharpLink historical financial information previously consolidated in SportsHub’s financial information for the year ended December 31, 2021.

The accounting policies followed in preparing the unaudited pro forma combined financial information are those used by the Company as set forth in the audited historical financial statements. The unaudited pro forma combined financial information reflects any material adjustments known at this time to conform SportsHub’ historical financial information to the Company’s significant accounting policies based on the Company’s initial review and understanding of SportsHub’ summary of significant accounting policies from the date of the acquisition. The Company has included certain reclassification adjustments for consistency in the financial statement presentation. See Note 3 and 4 for more information.

The unaudited pro forma combined financial information does not give effect to any income tax benefit associated with the pro forma adjustments as such pro forma adjustments result in the generation of additional net operating losses offset by a full valuation allowance recorded on such net operating losses as it is more likely than not that the net operating losses will not be utilized.

The Company’s management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Transactions, and that the pro forma adjustments in the unaudited pro forma combined financial information give appropriate effect to the assumptions.

Note 2. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

The following adjustments have been reflected in the unaudited pro forma combined balance sheet:

A.	Reflects the following adjustments to conform SportsHub’s presentation to the Company’s presentation, including:

a.	Reclassifying Accounts payable to be included within Accrued expenses.

B.	SharpLink acquired 100% of SportsHub. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 reflects the purchase price allocation adjustments to record SportsHub’s assets and liabilities at estimated fair value based on the consideration conveyed of $6.7 million, as detailed below. The purchase price was allocated among the identified assets to be acquired, based on an independent valuation analysis, which were income-based method and relief from royalty method. All valuation procedures related to existing assets as no new assets were identified as a result of procedures performed. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by SportsHub. This was considered appropriate based on the determination that the SportsHub Acquisition would be accounted for as a business acquisition under ASC 805. Estimates of fair value represent management’s best estimate of assumptions about future events and uncertainties, including significant judgments related to future cash flows, discount rates, competitive trends, margin and revenue growth assumptions, including royalty rates and customer attrition rates and others. Inputs used were generally obtained from historical data supplemented by current and anticipated market conditions and growth rates expected as of the acquisition date.. The following table sets forth the components of identifiable intangible assets acquired and the methodologies used in the valuation as of the date of acquisition.

Schedule of fair value of assets acquired and liabilities assumed   as of December 22, 2022:

Assets:
Cash	$38,255,266
Restricted cash	10,604,004
Accounts receivable	186,712
Prepaid expenses and other current assets	1,916,932
Equipment	11,953
Other long-term assets	95,793
Intangible assets	2,390,000
Total Assets	$53,460,660

Liabilities:
Accrued expenses	$284,345
Deferred tax liabilities	48,775
Deferred revenue	3,574,285
Other current liabilities	47,657,117
Other long-term liabilities	106,705
Total liabilities	$51,671,227

Net assets acquired, excluding goodwill	$1,789,433

Goodwill	4,968,703

Purchase consideration for accounting acquiree	$6,758,137

The excess of consideration for the acquisition over the fair value of net assets acquired was recorded as goodwill and derived from the market price of the shares at the time of the SportsHub Acquisition. The goodwill created in the acquisition is not expected to be deductible for tax purposes.

The fair value, as determined by assumptions that market participants would use in pricing the assets, and weighted average useful life of the identifiable intangible assets are as follows:

		Weighted Average
	Fair Value	Useful Life (Years)
Customer relationships	$1,550,000	5
Trade names	640,000	6
Acquired technology	200,000	5
	$2,390,000

C.	Represents the elimination of intercompany activities between SharpLink and SportsHub.

D.	Represents transaction costs of $244,000, which will be fully expensed based on the conclusion that the transaction would be accounted for as an acquisition under ASC 805. One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the SportsHub Acquisition are reflected in the unaudited pro forma condensed combined balance sheet as a direct impact to accumulated deficit.

Note 3. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months ended September 30, 2022

The following adjustments have been reflected in the unaudited pro forma combined statements of income:

AA.	Reflects the following adjustments to conform SportsHub’s presentation to the Company’s presentation, including:

a.	Reclassifying amortization and depreciation expense to be included within selling, general, and administrative expenses.

BB.	Reflects the pro forma adjustment to record the amortization expense associated with intangibles recorded via adjustment (B), less previously recorded amortization expense. Amortization expense previously recorded in the historical SportsHub’s consolidated statement of operations for the nine months ended September 30, 2022 was $806,000 in Cost of Revenues and $107,000 in Depreciation and Amortization Expense (reclassified to Selling, General and Administrative Expenses in adjustment (AA)). Amortization expense as if the SportsHub Acquisition occurred on January 1, 2021 in the unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2022 is $30,000 in Cost of Revenues and $313,000 in Selling, General and Administrative Expenses. The pro forma adjustment to reflect the change in amortization expense is a reduction of $776,000 in Cost of Revenues and an increase of $206,000 in Selling, General and Administrative Expenses.

CC.	Reflects the elimination of net loss from and impairment of SportsHub’s equity method investment in SharpLink.

DD.	Reflects the elimination of income tax benefits from SportsHub’s investment in SharpLink. Income tax benefits of $3,501,000 were recorded due to the net loss and impairment of SportsHub’s equity method investment in SharpLink, thus were removed as pro forma adjustments. Further, the remaining SportsHub income tax benefit of $314,000 is eliminated as it relates to deferred income taxes, which would have a full valuation allowance when assuming the SportsHub Acquisition occurred on January 1, 2021 and SportsHub was under the ownership of SharpLink for the nine months ended September 30, 2022.

Note 4. Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2021

EE.	Reflects the pro forma adjustment to record the amortization expense associated with intangibles acquired from the FourCubed transaction on December 31, 2021. No amortization was previously recorded in the FourCubed consolidated statement of operations. Amortization expense as if the FourCubed Acquisition occurred on January 1, 2021 in the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2021 is $806,000 in Selling, General and Administrative Expenses.

FF.	Reflects the following adjustments to conform SportsHub’s presentation to the Company’s presentation, including:

a.	Reclassifying Amortization and depreciation expense to be included within Selling, general, and administrative expenses.

GG.	Reflects the pro forma adjustment to record the amortization expense associated with intangibles recorded via adjustment (B). Amortization expense previously recorded in the historical SportsHub’s consolidated statement of operations for the year ended December 31, 2021 was $1,133,000 in Cost of Revenues and $142,000 in Depreciation and Amortization Expense (reclassified to Selling, General and Administrative Expenses in adjustment (EE)). Amortization expense as if the SportsHub Acquisition occurred on January 1, 2021 in the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2021 is $40,000 in Cost of Revenues and $417,000 in Selling, General and Administrative Expenses. The pro forma adjustment to reflect the change in amortization expense is a reduction of $1,093,000 in Cost of Revenues and an increase of $275,000 in Selling, General and Administrative Expenses.

HH.	Reflects the elimination of duplicative activity in SportsHub’s statement of operations related to SharpLink’s activity for the year ended December 31, 2021. SharpLink was a majority-owned subsidiary of SportsHub from January 1, 2021 to August 31, 2021. During this period SharpLink’s results from operations were included in SportsHub’s consolidated statement of operations. On August 31, 2021, SportsHub no longer had a controlling interest in SharpLink and deconsolidated it from SportsHub’s consolidated statement of operations. As of August 31, 2021, SportsHub began accounting for SharpLink as an equity method investment. Pro forma adjustments were recorded to eliminate net loss from and impairment of SportsHub’s equity method investment in SharpLink. Pro forma adjustments were recorded to eliminate SharpLink historical financial information previously consolidated in SportsHub’s financial information for the year ended December 31, 2021.

II.	Represents SportsHub’s estimated transaction costs expected to be expensed as incurred prior to, or concurrent with, the closing of the SportsHub Acquisition, as noted at adjustment (D) see Note 2.

JJ.	The Commitment Fee Expense was removed as a pro forma adjustment from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 to reflect as if the MTS Acquisition occurred on January 1, 2021. The Commitment Fee was settled upon the Company becoming a public entity, which was completed in conjunction with the MTS Acquisition.

KK.	Reflects the elimination of income tax expenses from SportsHub’s investment in SharpLink. Income tax expenses of $3,933,000 were recorded due to the gain on deconsolidation of SharpLink, net of losses and impairment of SportsHub’s equity method investment in SharpLink. The tax effects related to this activity were removed as pro forma adjustments. Further, the remaining SportsHub income tax benefit of $75,000 is eliminated as it relates to deferred income taxes, which would have a full valuation allowance when assuming the SportsHub Acquisition occurred on January 1, 2021 and SportsHub was under the ownership of SharpLink for the year ended December 31, 2021.

Note 5. Pro Forma Loss per Share

Pro forma basic loss per share for the nine months ended September 30, 2022 and the year ended December 31, 2021 is computed by dividing pro forma net loss attributable to SharpLink by the weighted average number of Class A common stock shares outstanding for the period. Pro forma weighted-average shares outstanding were calculated as if the Transactions occurred on January 1, 2021. Ordinary shares of 4,725,125 and 606,114 were issued as consideration in the SportsHub Acquisition and FourCubed Acquisition, respectively. These ordinary share were assumed to be outstanding as of January 1, 2021 for the computation of pro forma weighted-average shares outstanding. The 606,114 ordinary shares issued in the FourCubed Acquisition were already included in the historical weighted-average shares outstanding for the nine months ended September 30, 2022, thus were not added to compute pro forma weighted-average shares outstanding for the nine months ended September 30, 2022. Since the Company had net losses for all the periods, basic and diluted loss per share are the same, and additional potential ordinary shares have been excluded, as their effect would be anti-dilutive. The following table sets forth a computation of pro forma loss per share:

Loss Per Share

(In thousands, except share and per share data)	Nine Months Ended Sept 30, 2022	Year Ended December 31, 2021

Historical:
Loss from continuing operations per share	$(12,542)	$(55,627)
Less: discount accretion on series A preferred stock	-	(374)
Less: dividends accrued on series A preferred stock	-	(91)
Less: dividends accrued on series B preferred stock	(8)	(316)
Net loss from continuing operations available to ordinary shareholders	(12,550)	(56,408)

Basic and diluted weighted-average shares outstanding	23,614,579	14,300,311

Basic and diluted net loss from continuing operations per share	$(0.53)	$(3.94)

Pro Forma:
Loss from continuing operations per share	$(13,787)	$(9,929)
Less: discount accretion on series A preferred stock	-	(374)
Less: dividends accrued on series A preferred stock	-	(91)
Less: dividends accrued on series B preferred stock	(8)	(316)
Net loss from continuing operations available to ordinary shareholders	(13,795)	(10,710)

Historical basic and diluted weighted-average shares outstanding	23,614,579	14,300,311
Ordinary shares issued in SportsHub Acquisition	4,725,125	4,725,125
Ordinary shares issued in FourCubed Acquisition	-	606,114
Pro forma basic and diluted weighted-average shares outstanding	28,339,704	19,631,550

Basic and diluted net loss from continuing operations per share	$(0.49)	$(0.55)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SHARPLINK GAMING LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHARPLINK GAMING LTD.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

Dear Shareholder,

You are cordially invited to attend an extraordinary general meeting (the “Meeting”) of the shareholders of SharpLink Gaming Ltd., an Israeli corporation (“SharpLink” or the “Company”), to be held on October 17, 2023, beginning at 11:00 a.m. Central Time, at the corporate headquarters of the Company located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401.

The enclosed Notice of Extraordinary General Meeting of Shareholders and the accompanying proxy statement (“Proxy Statement”) included within the following pages, describe in detail the matters to be acted upon at the Meeting.

Only shareholders who held shares at the close of business on September 28, 2023, are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

The Company’s Board of Directors recommends a vote “FOR” each of the proposals set forth in the notice.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure action by a quorum and to avoid the expense of additional solicitation in connection with the vote on each proposal. Accordingly, after reading the enclosed Notice of Extraordinary General Meeting of Shareholders and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card by means of the envelope provided, or otherwise vote by telephone or over the Internet in accordance with the instructions given in the Proxy Statement and on the proxy card.

Very truly yours,

/s/ Joseph Housman
Joseph Housman
Chairman of the Board

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

to be held on October 17, 2023

YOUR VOTE IS VERY IMPORTANT

TO THE SHAREHOLDERS OF SHARPLINK GAMING LTD.:

An Extraordinary General Meeting of the Shareholders (the “Meeting”) of SharpLink Gaming, Ltd., an Israeli corporation (“SharpLink” or the “Company”), will be held on October 17, 2023 at 11:00 a.m. Central Time at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401.

At the Meeting, SharpLink’s shareholders will be asked to vote on the following proposals (the “Proposals”):

●	Proposal No. 1 – to adopt an amendment to the Company’s amended and restated articles of association (the “Articles”) to increase the authorized share capital of the Company from 9,290,000 Ordinary Shares, nominal value NIS 0.60 per share, to 100,000,000 Ordinary Shares, nominal value NIS 0.60 per share and to approve a corresponding amendment to the Company’s Memorandum of Association;

●	Proposal No. 2 – to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above; and

●	To transact any other business that may be properly brought before the Meeting or any continuation, adjournment or postponement thereof.

Proposal No. 1 is being presented for approval at the Meeting because it is necessary for the Company to implement the plan submitted to the Nasdaq Capital Market (“Nasdaq”) to regain compliance with Nasdaq’s minimum total stockholders’ equity of $2.5 million (the “Rule”) required for the continued listing of the Company’s Ordinary Shares on Nasdaq.

We currently are unaware of any other matters that may be raised at the Meeting. Should any other matters be properly raised at the Meeting, the persons designated as proxies shall vote according to their own judgement on those matters.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this notice. The SharpLink Board of Directors has fixed the close of business on September 28, 2023 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this Meeting and at any adjournment or postponement thereof. Accordingly, only SharpLink shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Meeting. It is anticipated that on or about September 29, 2023, the Company shall commence mailing to all shareholders of record, as of the Record Date, this proxy notice, Proxy Statement and related proxy card.

As of September 25, 2023, there were 2,833,734 outstanding Ordinary Shares. Pursuant to the terms of Article 7.2.4 of our Articles, holders of our Preferred A-1 Shares are also entitled to vote on all matters submitted to a vote of our Ordinary Shares (on an as-converted basis, but with respect to any shareholder only up to the number of votes equal to the number of Ordinary Shares into which the Preferred A-1 shares would be convertible in accordance with the Beneficial Ownership Limitation, which is defined in our Articles as an aggregate of 9.99% of the number of our Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of the voting convertible securities beneficially held by the applicable shareholder). For more information, see “Principal Shareholders of SharpLink” below.

The Board of Directors of SharpLink has unanimously resolved to recommend that the shareholders of SharpLink vote “FOR” the Proposals included on the agenda of the Meeting.

The approval of the Proposal 1 set forth above requires the affirmative vote of holders of at least 75% of the Company’s Ordinary Shares (on an as-converted basis, subject to the Beneficial Ownership Limitation) voted in person or by proxy at the Meeting on the Proposal presented for passage. The approval of the Proposal 2 set forth above requires the affirmative vote of holders of at least 50% of the Company’s Ordinary Shares (on an as-converted basis, subject to the Beneficial Ownership Limitation) voted in person or by proxy at the Meeting on the Proposal presented for passage. Eligible shareholders may present proper proposals for inclusion in the Meeting by submitting their proposals to SharpLink no later than September 29, 2023. To the extent that there are any additional agenda items that the SharpLink Board of Directors determines to add as a result of any such submission, SharpLink will publish an updated agenda and proxy card with respect to the meeting, no later than October 6, 2023, which will be filed with the SEC on form DEFA 14A, and will be made available to the public on the SEC’s website at www.sec.gov.

You can vote by (i) mailing in your proxy, (ii) attending the meeting in person, (iii) telephone or (iv) the Internet. If voting by mail, the proxy must be received by our transfer agent at least 48 hours prior to the appointed time of the Meeting or at our registered office in Minneapolis, Minnesota, USA at least four hours prior to the appointed time of the Meeting to be validly included in the tally of shares voted at the Meeting. If you attend the Meeting, you may vote in person. Detailed proxy voting instructions are provided both in the Proxy Statement and on the enclosed proxy card.

Joint holders of Ordinary Shares should note that, pursuant to Article 28.6 of SharpLink’s Articles, the right to vote at the Meeting will be conferred exclusively upon the senior owner among the joint owners attending the Meeting, in person or by proxy, and for this purpose, seniority will be determined by the order in which the names appear in our register of shareholders.

Date: September 26, 2023	By Order of the Board of Directors,

/s/ Joseph Housman
Joseph Housman
Chairman of the Board SharpLink Gaming Ltd.

SHARPLINK GAMING LTD.

PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of SharpLink Gaming Ltd. (“SharpLink,” “we,” or the “Company”) to be voted at the Extraordinary General Meeting of Shareholders (the “Meeting”) and at any adjournment or postponement thereof, pursuant to the accompanying Notice of Extraordinary General Meeting of Shareholders of SharpLink. The Meeting will be held at 11:00 a.m. Central Time on October 17, 2023 at SharpLink’s corporate headquarters located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401, and thereafter as it may be adjourned or postponed from time to time.

The agenda of the Meeting is to:

●	consider and vote on Proposal No. 1, to adopt an amendment to the Company’s amended and restated articles of association (the “Articles”), to increase the authorized share capital of the Company from 9,290,000 Ordinary Shares, nominal value NIS 0.60 per share, to 100,000,000 Ordinary Shares, nominal value NIS 0.60 per share and to approve a corresponding amendment to the Company’s Memorandum of Association;

●	consider and vote on Proposal No. 2, to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above; and

●	transact any other business that may be properly brought before the Meeting or any continuation, adjournment or postponement thereof.

SharpLink’s Board of Directors unanimously resolved to recommend that you vote FOR each of the foregoing proposals, which are more fully described below.

Proposal No. 1 is being presented for approval at the Meeting because they are necessary for the Company to implement the plan submitted to the Nasdaq Capital Market (“Nasdaq”) to regain compliance with Nasdaq’s minimum total stockholders’ equity of $2.5 million (the “Rule”) required for the continued listing of the Company’s Ordinary Shares on Nasdaq.

We are not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote on such matters in accordance with the judgement of the SharpLink Board of Directors.

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE EXTRAORDINARY GENERAL MEETING, SharpLink ASKs YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 17, 2023.

ABOUT THIS PROXY STATEMENT

No one has been authorized to provide you with information that is different from that contained in this Proxy Statement. This Proxy Statement is dated September 26, 2023. The information contained in this Proxy Statement is accurate only as of that date, unless the information specifically indicates that another date applies.

GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

As a shareholder, you are invited to participate in the Meeting and are requested to vote on the proposal described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●	The Notice of Extraordinary General Meeting of Shareholders;

●	The Proxy Statement; and

●	the proxy card and voting instructions for the Meeting.

How can I access the proxy materials over the Internet?

The Proxy Statement and the proxy card will contain instructions on how to:

●	access and view our proxy materials for the Meeting over the Internet; and

●	how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form. If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

Voting Information

What items of business will be voted on at the Meeting?

The item of business scheduled to be voted on at the Meeting is:

●	Proposal 1: to adopt an amendment to the Company’s Articles to increase the authorized share capital of the Company from 9,290,000 Ordinary Shares, nominal value NIS 0.60 per share, to 100,000,000 Ordinary Shares, nominal value NIS 0.60 per share and to approve a corresponding amendment to the Company’s Memorandum of Association;

●	Proposal 2: to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above; and

●	To transact any other business that may be properly brought before the Meeting or any continuation, adjournment or postponement thereof.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” Proposal 1, to increase the number of authorized Ordinary Shares from 9,290,000 to 100,000,000. The purpose of the increase to the Company’s authorized Ordinary Shares is to provide SharpLink with the flexibility to conduct future issuances of Ordinary Shares in connection with capital raises, funding the Company’s business operations, potential future acquisitions and strengthening its cash position. The Company will seek to do a capital raise which will be necessary as part of the plan submitted to the Nasdaq Capital Market (“Nasdaq”) to regain compliance with Nasdaq’s minimum total stockholders’ equity of $2.5 million required for the continued listing of the Company’s Ordinary Shares on Nasdaq.
●	“FOR” Proposal 2, to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above.

What is the relationship between this proxy statement and the proxy statement contained in the proxy statement/prospectus included in the Registration Statement on n Form S-4 filed by the Company on June 15, 2023 (file number: 333-272655-01), as amended (the “Form S-4”)?

This proxy statement and the proxy statement included in the Form S-4 are separate and serve two distinct purposes. The primary purpose of proxy statement in the S-4 is to solicit the approval of the Company’s shareholders on a domestication merger, so the Company could re-domesticate from Israel to the State of Delaware. We expect the meeting with respect to the proxy statement included in the S-4 to be held after this Meeting.

The purpose of this proxy statement is to seek the approval of the Company’s shareholders on the increase of the Company’s authorized Ordinary Shares so the Company could regain compliance with Nasdaq’s minimum total stockholders’ equity of $2.5 million required for continued listing of the Company’s Ordinary Shares on Nasdaq.

What is the difference between being a “record holder” and holding shares in “street name?”

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker or other nominee on a person’s behalf.

Am I entitled to vote if my shares are held in “street name?”

If your shares are held by a bank, a brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank, brokerage firm or other nominee, or the record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, and the broker, bank or other nominee is not entitled to exercise its voting discretion on the matter, the shares will be treated as “broker non-votes.” See “How will broker non-votes be treated” below. You are also invited to attend the Meeting in accordance with the procedure set forth below under “How do I vote”.

How do I vote?

SharpLink shareholders may vote in any of the manners below:

●	Voting in Person. If your shares are registered directly in your name with the SharpLink transfer agent (i.e., you are a “record holder”), you may attend and vote in person at the Meeting. If you are a beneficial owner of shares registered in the name of your broker, bank, trustee or nominee (i.e., your shares are held in “street name”), you are invited to attend the Meeting; however, to vote in person at the Meeting as a beneficial owner, you must first obtain a “legal proxy” from your broker, bank, trustee or nominee authorizing you to do so.

●	Voting by Mail. You may submit your proxy by mail by completing, signing and mailing the enclosed proxy card in the enclosed, postage-paid envelope, or, for shares held in street name, by following the voting instructions provided by your broker, bank, trustee or nominee.

●	Voting by Phone or the Internet. You may authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card.

If voting by virtue of a “legal proxy” or by mail, the proxy must be received by SharpLink’s proxy service provider Broadridge at least 48 hours prior to the appointed time of the Meeting or at SharpLink’s registered office in Minneapolis, Minnesota at least four (4) hours prior to the appointed time of the Meeting to be validly included in the tally of Ordinary Shares voted at the Meeting.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. According to SharpLink’s Articles, the quorum required for an extraordinary general meeting of shareholders consists of two or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 33 1/3 percent of the voting rights in SharpLink. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned for one week to the same day, time and place. If a quorum is not present at the reconvened meeting within half an hour from the time appointed for holding the meeting, any two shareholders present in person or by proxy shall be a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Proxies where the broker has not received instructions on how to vote on at least one of the Proposals will not count towards the quorum. However, if a proxy is returned with a vote on at least one Proposal from the broker, even if the broker has not received instructions on how to vote with respect to the other Proposals, the proxy shall count toward the quorum. See “If I am a beneficial owner and have not submitted instructions to my bank, broker or other nominee, what impact does that have on the Proposals?” below. Abstentions will also be counted towards the quorum requirement.

Who can attend the Meeting?

All SharpLink shareholders of record as of the close of business on the record date, September 28, 2023, may attend the Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Ordinary Share that you own as of the record date of the Meeting.

Can I change my vote after I submit my proxy?

If you are a record holder as of the record date, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

●	by signing and delivering another proxy with a later date;

●	by providing us a written notice of such revocation at least one hour prior to or at the Meeting; or
●	by voting in person at the Meeting so long as you provide us a written notice of the revocation at least one hour before your proxy is voted or before you vote in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the Meeting and voting in person.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes and abstentions.

What is the voting requirement to approve the proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: to approve and adopt an amendment to the Articles to increase the authorized share capital of the Company from 9,290,000 Ordinary Shares to 100,000,000 Ordinary Shares and to approve a corresponding amendment to the Company’s Memorandum of Association	Affirmative vote of at least 75% of shares present and entitled to vote in person or by proxy	No

Proposal 2: adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above	Affirmative vote of at least 50% of shares present and entitled to vote in person or by proxy	No

What if I do not specify how my shares are to be voted?

If you are a record holder and submit a signed proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of SharpLink’s Board of Directors.

If you are a beneficial owner of shares held in street name and do not instruct your broker, bank or other nominee how to vote, the broker may exercise its voting discretion with regard to your shares only on “routine” proposals and not on “non-routine” proposals. However, each Proposal set forth in this Proxy Statement is a “non-routine” proposal, and as a result, if beneficial owners do not provide voting instructions as to how their shares should be voted on each Proposal, the banks, brokers, or other nominees are not permitted to exercise discretionary voting and therefore will not vote on either of the Proposals and the shares will not be counted towards the quorum.

If I am a beneficial owner and have not submitted instructions to my bank, broker or other nominee, what impact does that have on the Proposals?

If you fail to provide instructions, your bank, broker or other nominee will not vote on the Proposals. In a situation where all of the proposals are non-routine, as is the case in this Proxy Statement, the failure to provide instructions to the broker will result in your shares not being present at the Meeting and not being voted on the Proposals or counted as part of the quorum. In some cases, this could result in there not being enough shares present to constitute a quorum to hold the Meeting.

What is abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum purposes but will have no effect on the vote on the Proposal.

Will any other business be conducted at the Meeting?

As of the date of this proxy statement, SharpLink knows of no other business that will be presented at the Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment, subject to the rules applicable to broker discretionary voting.

In accordance with the Israeli Companies Law 5759-1999, and regulations promulgated thereunder (the “Israeli Companies Law”), any shareholder of SharpLink holding at least one percent of the outstanding voting rights of SharpLink for the meeting may submit to SharpLink a proposed additional agenda item for the meeting, to SharpLink’s offices, which are located at 333 Washington Ave. N, Suite 104, Minneapolis, Minneapolis 55401, by no later than September 29, 2023. To the extent that there are any additional agenda items that the SharpLink Board of Directors determines to add as a result of any such submission, SharpLink will publish an updated agenda and proxy card with respect to the meeting, no later than October 6, 2023, which will be furnished to the SEC, on Form DEFA 14A, and will be made available to the public on the SEC’s website at www.sec.gov.

Who is paying for this proxy solicitation?

SharpLink will bear the cost of soliciting proxies. In addition to these proxy materials, SharpLink’s directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. SharpLink may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who can help answer my questions?

If you are a SharpLink shareholder and would like additional copies, without charge, of this proxy statement, or if you have questions about the Proposals, including the procedures for voting your shares, you should contact SharpLink at the following address:

SharpLink Gaming Ltd.

333 Washington Ave. N, Suite 104

Minneapolis, Minnesota 55401

Attention: Chief Financial Officer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 25, 2023 regarding the beneficial ownership by our management and all shareholders known to us to own beneficially more than 5% of our Ordinary Shares:

Name (1)	Number of Ordinary Shares Beneficially Owned(2)	Percentage of Outstanding Ordinary Shares(3)
Principal Shareholders
Alpha Capital Anstalt (“Alpha”)(4) (5)	283,081	9.99%

Executive Officers
Rob Phythian, CEO(6)	77,586	2.7%
Chris Nicholas, COO(7)	142,620	5.0%
Robert DeLucia, CFO(8)	6,945	*
David Abbott, CTO(9)	7,638	*
Non-Employee Directors
Paul Abdo(10)	116,290	4.1%
Joe Housman(11)	26,443	*
Tom Doering	—	—
Scott Pollei	—	—
Adrienne Anderson	—	—
All directors and executive officers as a group	377,522	13.3%

* Indicates less than 1%.

1	Unless otherwise indicated, such individual’s address is C/O SharpLink Gaming Ltd., 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401.

2	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

3	Percentages are calculated based on 2,833,734 Ordinary Shares issued and outstanding as of September 25, 2023, less 90 Ordinary Shares held as treasury stock. This represents a total number of 2,833,644.

4	Beneficial ownership reflects the maximum number of Ordinary Shares that may be acquired by Alpha subject to the Beneficial Ownership Limitation. Pursuant to the Company’s records, Alpha owns of record (i) 101,406 Ordinary Shares, (ii) 12,481 Preferred B Shares, (iii) regular warrant to purchase 266,667 Ordinary Shares at an exercise price of $0.60 per share, (iv) the Debenture convertible to up to 1,391,798 Ordinary Shares (consisting of 1,053,337 Conversion Shares to be issued at $4.0704 per share (the “Conversion Price”), and 338,461 interest shares which may be issued at $3.90 per share, the closing price of our Ordinary Shares as of April 20, 2023, assuming all permissible interest and principal payments are made in Ordinary Shares and the Debenture is held until maturity), and (v) warrant to purchase up to 880,000 Ordinary Shares at an exercise price of $4.0704 per share..

5	Alpha’s address is Altenbach 8, 9490 Vaduz, Principality of Liechtenstein.

6	Includes 972 Ordinary Shares issuable upon exercise of options within 60 days.

7	Includes 1,667 Ordinary Shares issuable upon exercise of options within 60 days.

8	Includes 1,112 Ordinary Shares issuable upon exercise of options within 60 days.

9	Includes 1,389 Ordinary Shares issuable upon exercise of options within 60 days.

10	Includes 74 Ordinary Shares issuable upon exercise of options within 60 days, and 82,793 Ordinary Shares indirectly owned by Mr. Abdo through Abdo Investments II, Inc., a Minnesota corporation. Mr. Abdo is a director of Abdo Investments II, Inc.

11	Includes 74 Ordinary Shares issuable upon exercise of options within 60 days.

PROPOSAL NO. 1

INCREASE THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

On September 26, 2023, the Board of Directors unanimously recommended that the Company’s shareholders approve an amendment to Article 2.4 of our amended and restated Articles of Association to increase our authorized share capital from 9,290,000 Ordinary Shares, NIS 0.60 par value (the “Ordinary Shares”), to 100,000,000 Ordinary Shares, NIS 0.60 par value; and approve a corresponding amendment to the Company’s Memorandum of Association.

The Board has determined that these amendments are in the best interests of the Company and our shareholders.

Purpose for the Proposal to Increase the Authorized Share Capital

On May 23, 2023, the Company received a notice from the Nasdaq Listing Qualifications Department stating that the Company is no longer in compliance with the equity standard for continued listing on Nasdaq. Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requires listed companies to maintain stockholders’ equity of at least $2,500,000 under the equity standard. Because the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 reported stockholders’ equity of $1,489,034, and as of May 22, 2023 the Company did not meet the alternative standards for market value of listed securities or net income from continuing operations, the Company no longer complied with the Rule.

Nasdaq provided the Company with 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance with the Rule. Our Board of Directors contemplated various solutions and actions to increase our stockholders’ equity. The Company timely submitted its plan and relevant materials to Nasdaq (the “Nasdaq Submission”) and requested an extension through November 20, 2023 to evidence compliance with the Rule. The Nasdaq Submission included, among other things an equity raise with net offering proceeds between $6 million and $8 million, that the Company believes, if consummated, will enable the Company to regain compliance.

On August 3, 2023, the Company received a determination letter (the “Nasdaq Letter”) from Nasdaq advising it that Nasdaq determined to grant the Company an extension to regain compliance with the Rule on or before November 20, 2023. The terms of the extension require that on or before November 20, 2023, the Company must take the actions set forth in the Nasdaq Submission to evidence compliance with the Rule. The Company’s ability to conduct a public offering, as stated in the Nasdaq Submission, requires that we increase the authorized shares so that we have sufficient shares to issue in such a public offering.

Even if the Company meets the conditions of the Nasdaq Letter by November 20, 2023, if the Company fails to evidence compliance upon filing its periodic report for the year ended December 31, 2023, with the SEC, the Company may receive a written notification from Staff that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel. The Nasdaq Letter had no immediate effect on the listing of the Company’s Ordinary Shares, and the Ordinary Shares continue to trade uninterrupted under the symbol “SBET” pending the Company’s compliance with the terms of the Nasdaq Letter.

Increase in Authorized but Unissued Ordinary Shares

Under the Israeli Companies Law, a company may not issue shares in excess of its registered share capital. The Company wishes to have a sufficient reserve of authorized but unissued Ordinary Shares available to issue shares in the public offering contemplated in the Nasdaq Submission, for future offerings of its Ordinary Shares to raise capital to fund its business operations and strengthen its cash position. Increasing the authorized shares to allow for future public offerings as contemplated in the Nasdaq Submission, is a critical step in the Company’s ability to regain compliance with Nasdaq’s minimum total stockholders’ equity of $2.5 million required for continued listing. If the Company does not get approval to increase the authorized shares, the Company may not be able to meet the conditions of the Nasdaq Letter by November 20, 2023, and its Ordinary Shares may be subject to delisting.

Our Board believes that it is in the best interests of the Company to increase of number of authorized Ordinary Shares in order to give us greater flexibility in considering and planning for our business needs, and in raising capital to aid us in regaining compliance with the Rule.

Our Board may issue additional Ordinary Shares only if the action is permissible under Israeli law and the rules of Nasdaq, on which our Ordinary Shares are listed.

Our authorized capital currently consists of 9,290,000 ordinary shares, NIS 0.60 par value and 710,000 preferred shares, NIS 0.60 par value, of which 80,000 Preferred Shares are designated as Series A Preferred Shares, 260,000 Preferred Shares are designated as Series A-1 Preferred Shares, and 370,000 Preferred Shares are designated as Series B Preferred Shares.

As of September 25, 2023, of the 9,290,000 Ordinary Shares that are currently included in our authorized capital, 2,833,734 Ordinary Shares are outstanding and 2,722,981 are reserved for issuance. The 2,722,981 Ordinary Shares that we have reserved for issuance are comprised of (1) 450,644 Ordinary Shares issuable upon exercise of outstanding stock options; (2) 1,146,667 Ordinary Shares issuable upon the exercise of warrants; and (3) 1,125,670 Ordinary Shares issuable upon the conversion of the Debenture and outstanding Preferred Shares. Therefore, the Company currently has 3,733,285 Ordinary Shares available for issuance, which will not be sufficient to cover the Company’s needs.

The additional Ordinary Shares created by the increase in our registered share capital and number of authorized Ordinary Shares will be available for issuance by the Board for various corporate purposes, including but not limited to, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions. In order to meet Nasdaq’s continued listing requirements, we anticipate that we will need to complete an equity offering prior to November 20, 2023. In addition, the increase is also necessary to ensure the availability of a sufficient number of authorized Ordinary Shares for possible future conversion of convertible financial instruments into Ordinary Shares or restructuring of Company debt. Moreover, having sufficient additional authorized Ordinary Shares available for future use will allow the Company to issue additional Ordinary Shares without the expense and delay of arranging another extraordinary meeting of shareholders.

Possible Effects of the Amendment and Additional Anti-Takeover Consideration

If the amendment to the Articles to increase the authorized shares is approved, the additional authorized Ordinary Shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law or in compliance with Nasdaq Listing Rules.

The additional authorized Ordinary Shares would have the same rights and privileges as the Ordinary Shares currently issued and outstanding. Holders of our Ordinary Shares have no preemptive rights.

The issuance of additional Ordinary Shares may, among other things, have a dilutive effect on earnings per share and on shareholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Ordinary Shares, or the perception that these sales might occur, could adversely affect the prevailing market price of our Ordinary Shares or limit our ability to raise additional capital.

Although this proposal to increase the authorized number of Ordinary Shares has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their Ordinary Shares over then current market prices. The Company would be able to use the additional Ordinary Shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell Ordinary Shares in a private transaction to purchasers who would oppose a takeover or favor the current Board.

In addition, certain provisions of the Israeli Companies Law or our Articles may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. Those provisions include: (i) limiting the ability of our shareholders to convene general meetings of the Company; (ii) controlling procedures for the conduct of shareholder and Board meetings, including quorum and voting requirements; and (iii) the election and removal of directors. It may also, in some circumstances, together with the other provisions of our Articles and Israeli law, deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company, some of which could be deemed by certain shareholders to be in their best interests and which could affect the price some investors are willing to pay for our Ordinary Shares.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to amend the Articles to increase the number of Ordinary Shares authorized from 9,290,000 to 100,000,000 and to authorize a corresponding amendment to the Company’s Memorandum of Association.”

Vote Required

This Proposal No. 1 requires the affirmative vote of the holders of at least 75% of the outstanding Ordinary Shares represented at the Meeting, in person or by proxy, and voting thereon. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of Proposal No. 1.

PROPOSAL NO. 2

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the Board to submit a proposal at the Meeting to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the Proposal No. 1. The purpose of the adjournment proposal would be to provide more time for the Company’s shareholders to vote on each of the Proposal No. 1.

What Happens If Shareholders Do Not Approve This Proposal?

If an adjournment proposal is presented at the Meeting and such proposal is not approved by its shareholders, the Meeting may not be adjourned to a later date in the event, based on the tabulated votes, there are not sufficient votes when the Meeting is convened to approve the Proposal No. 1. In such event, Proposal No. 1 would not be approved.

Proposed Resolution

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, be confirmed, ratified and approved in all respects.”

Required Vote

Approval of the proposal to adjourn the Meeting, requires the affirmative vote of the majority of the Ordinary Shares as of the record date represented in person or by proxy at the Meeting. Adoption of the Adjournment Proposal is not conditioned upon the adoption of the other Proposal.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of Proposal No. 2.

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of the Meeting and knows of no matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

By Order of the Board of Directors

/s/ Chris Nicholas
Corporate Secretary

Dated: September 26, 2023

SHARPLINK GAMING LTD.
333 WASHINGTON AVE N
MINNEAPOLIS, MINNESOTA 55401

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23644-S73780

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SHARPLINK GAMING LTD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Note: Please sign exactly as your name or names appear(s) on this Proxy. If two or more persons are joint owners of a share, this instrument must be executed by the person who is registered first in the Company's Register of Members. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V23645-S73780

SHARPLINK GAMING LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert DeLucia, Chief Financial Officer of the undersigned, and Rob Phythian, Chief Executive Officer of the undersigned, or either of them, for and in the name(s) of the undersigned, with full power of substitution and revocation to vote any and all ordinary shares, par value NIS 0.60 per share, of SharpLink Gaming Ltd. (the "Company"), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Extraordinary General Meeting of Shareholders of the Company to be held on October 17, 2023 at 11:00 a.m. Central time at the Company's headquarters located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 USA, and at any adjournment(s) or postponement(s) thereof, and hereby revoking any prior proxies to vote said shares, upon the following items of business and related resolutions as more fully described in the notice of and proxy statement for such Extraordinary General Meeting of Shareholders (receipt of which is hereby acknowledged).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

FOR THE FULL TEXT OF EACH RESOLUTION SEE THE RELEVANT ITEM IN THE PROXY STATEMENT.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF SHARPLINK GAMING LTD.

October 17, 2023

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Continued and to be signed on the reverse side)